                                        SCHEDULE 14A

                                       (RULE 14A-101)

                          INFORMATION REQUIRED IN PROXY STATEMENT

                                  SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                           EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[X]   Preliminary Proxy Statement [   ] Confidential, For Use of the Commission Only (As
      Permitted by Rule 14a-6(e)(2))

[   ] Definitive Proxy Statement

[   ] Definitive Additional Materials

[   ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                  TETON PETROLEUM COMPANY

                      (Name of Registrant as Specified In Its Charter)

          (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]   No fee required

[X] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

      (2)   Aggregate number of securities to which transaction applies:

      (3)   Per unit price or other underlying value of transaction computed pursuant to
      Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)   Proposed maximum aggregate value of transaction: $15.0 million

      (5)   Total fee paid: $1,900.50

[   ] Fee paid previously with preliminary materials.

[   ] Check box if any part of the fee is offset as provided by Exchange Act Rule
      0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.
      Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)   Amount Previously Paid:

      (2)   Form, Schedule or Registration Statement No.:

      (3)   Filing Party:

      (4)   Date Filed:

[Preliminary Copy]
                                  TETON PETROLEUM COMPANY
                                 1600 Broadway, Suite 2400
                                Denver, Colorado 80202-4921

                          NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  TO BE HELD JULY __, 2004

TO THE STOCKHOLDERS OF TETON PETROLEUM COMPANY:

You are  cordially  invited to attend the annual  meeting of  stockholders  (the
"Annual  Meeting") of Teton  Petroleum  Company to be held at The Pinnacle Club, located at 555 17th St., Suite 3700,  Denver,  CO 80202 on July __, 2004 at 9:30
AM  (local  time).  At the  Annual  Meeting,  you  will be  asked to vote on the following:

1.   To elect five  Directors to the Company's  Board,  to hold office until his successor  is elected and  qualified  or until his earlier  resignation  or removal (Proposal No. 1);

2.   To  consider  and act upon a proposal to ratify the  Board's  selection  of
     Ehrhardt Keefe Steiner & Hottman PC as the Company's  independent  auditors for the fiscal year ending December 31, 2004 (Proposal No. 2);

3.   To  approve  the sale of the  Company's  indirect  equity  interest  in the
     Siberian-Texan  Joint Stock Company Goloil  ("Goloil"),  which  constitutes substantially all of the Company's assets within the meaning of Section 271 of the Delaware  General  Corporation  Law, to the Open-Joint Stock Oil and
     Gas Company RussNeft ("RussNeft"),  the owner of the remaining interests in
     Goloil;  all as set forth in the Share  Sale and  Purchase  Contract  dated
     April 20, 2004,  between Goltech Petroleum LLC, our wholly owned subsidiary and 35.30% owner of Goloil, and RussNeft. (Proposal No. 3);

4.   To approve the issuance of common stock or securities  convertible  into or exercisable  for  common  stock  (which  may be  issuable,  exercisable  or convertible  below the then current market value of the common stock) which could result in an increase in outstanding shares of common stock of 20% or more (Proposal No. 4);

5.   To approve the 2004 Non-Employee  Stock Compensation Plan (Proposal No. 5);
     and

6.   To  transact  such other  business as may  properly  come before the Annual
     Meeting and any adjournment or postponement thereof.

BECAUSE  OF  THE  SIGNIFICANCE  OF  THESE  PROPOSALS  TO  THE  COMPANY  AND  ITS
STOCKHOLDERS,  IT IS VITAL THAT EVERY STOCKHOLDER VOTES AT THE ANNUAL MEETING IN
PERSON OR BY PROXY.

The foregoing  items of business are more fully described in the Proxy Statement that is attached and made a part of this Notice.

The Board has fixed the close of business on June__, 2004 as the Record Date for determining  the  stockholders  entitled  to notice of and to vote at the Annual
Meeting and any adjournment or postponement thereof.

All stockholders  are cordially  invited to attend the Annual Meeting in person.
Your vote is important  regardless  of the number of shares you own.  Whether or not you plan to attend the meeting, please take the time to vote in one of these ways:

o    By mail - fill in,  sign and date the  enclosed  proxy  card and  return it promptly in the enclosed postage-paid envelope.
o    By telephone - call the  toll-free  telephone  number on your proxy card to vote by phone.
o    Via  Internet - visit the website  noted on your proxy card to vote via the
     Internet.

You may attend the meeting and vote in person even if you have previously  voted by proxy in one of the three  ways  listed  above.  Your proxy is  revocable  in accordance with the procedures set forth in the Proxy Statement.

The Annual Report to stockholders  for the Company's  fiscal year ended December
31,  2003 has been  mailed  with or prior to this  Proxy  Statement.  This Proxy
Statement and the enclosed proxy are expected to be mailed to stockholders on or about June 15, 2004.

                                          By Order of the Board of Directors,

                                          H. Howard Cooper
                                          Chairman

                                         IMPORTANT

WHETHER  OR NOT YOU PLAN TO ATTEND  THE  MEETING,  PLEASE  SIGN AND  RETURN  THE
ENCLOSED  PROXY CARD AS PROMPTLY AS  POSSIBLE  IN THE  ENCLOSED  POSTAGE-PREPAID
ENVELOPE. IF A QUORUM IS NOT REACHED, THE COMPANY WILL HAVE THE ADDED EXPENSE OF
RE-ISSUING THESE PROXY MATERIALS.  IF YOU ATTEND THE MEETING AND SO DESIRE,  YOU
MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. THANK YOU FOR ACTING PROMPTLY.

                                     TABLE OF CONTENTS
                                     -----------------

GENERAL INFORMATION
SUMMARY TERM SHEET
SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS
QUESTIONS AND ANSWERS
WHO CAN HELP ANSWER YOUR QUESTIONS?
CORPORATE GOVERNANCE
ELECTION OF DIRECTORS
DIRECTOR COMPENSATION
BOARD COMMITTEES
INFORMATION ABOUT STOCK OWNERSHIP
COMPENSATION COMMITTEE REPORT
EXECUTIVE COMPENSATION TABLES
AUDIT COMMITTEE REPORT
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
SALE OF GOLOIL
ISSUANCE OF SECURITIES
APPROVAL OF THE 2004 NON EMPLOYEE COMPENSATION PLAN
ADDITIONAL INFORMATION

APPENDIX A  FINANCIAL SECTION
   APPENDIX A-1 Unaudited Interim Consolidated Financial Statements for the
      Quarter Ended March 31, 2004
   APPENDIX A-2 Audited Annual Consolidated Financial Statements
   APPENDIX A-3 Unaudited Pro Forma Condensed Financial Information
APPENDIX B  2004 NON-EMPLOYEE STOCK COMPENSATION PLAN
APPENDIX C  AUDIT COMMITTEE CHARTER
APPENDIX D  COMPENSATION COMMITTEE CHARTER
APPENDIX E  CODE OF BUSINESS CONDUCT AND ETHICS
APPENDIX F  GOVERNANCE & NOMINATING COMMITTEE CHARTER

IMPORTANT: Please SIGN, DATE, and RETURN the enclosed proxy or submit your proxy by telephone or the Internet  immediately  whether or not you plan to attend the
Annual Meeting.  A return  envelope,  which requires no postage if mailed in the
United States, is enclosed for your convenience.

[PRELIMINARY COPY]
                                  TETON PETROLEUM COMPANY
                                 1600 Broadway, Suite 2400
                                Denver, Colorado 80202-4921

                                      PROXY STATEMENT

                                    GENERAL INFORMATION

This Proxy  Statement is furnished in connection  with the  solicitation  by the
Board  of  Directors  (the  "Board")  of Teton  Petroleum  Company,  a  Delaware
corporation (the  "Company"),  of proxies in the enclosed form for use in voting at the Annual Meeting of Stockholders  (the "Annual  Meeting") to be held at The
Pinnacle Club,  located at 555 17th St., Suite 3700, Denver, CO 80202 on July _,
2004 at 9:30 AM (local time), and any adjournment or postponement thereof.

                                     SUMMARY TERM SHEET

This  section  contains a summary of the  material  features  of the sale of the
Company's  indirect  equity  interest in the  Siberian-Texan  Closed Joint Stock
Company  Goloil.  This  summary may not contain all of the  information  that is important  to you to  understand  the sale fully.  This  summary  includes  page references in  parentheses  to direct you to more complete  descriptions  of the topics presented in this summary.

o    On April 20, 2004,  Goltech Petroleum LLC ("Goltech"),  a company organized under the laws of Texas,  our wholly owned  subsidiary  and 35.30% owner of
     Siberian-Texan  Closed Joint Stock  Company  Goloil  ("Goloil"),  a company organized  under the laws of the Russian  Federation,  entered into a Share
     Purchase  and Sale  Contract  with  Open  Joint-Stock  Oil and Gas  Company
     RussNeft  ("RussNeft"),  a company  organized under the laws of the Russian
     Federation,  the owner of the remaining interest in Goloil. Under the terms of the Share  Purchase  and Sale  Contract,  Goltech has agreed to sell our
     35.30%  indirect  equity  interest  in Goloil to  RussNeft.  The  Company's interest in Goloil  constitutes  substantially all of our assets within the meaning of Section 271 of the Delaware General  Corporation Law. Completion
     of the Goloil sale is subject to  stockholder  approval  and other  closing conditions.  (See p. __) The sale is being made for the  reasons  set forth under "Sale of Goloil Proposal No. 3" below.

o    The purchase price for our 35.30% interest in Goloil is $8,960,229 in cash.
     In  connection  with the Goloil  sale,  the  Company  also  entered  into a separate  agreement with Goloil for the repayment of all of the outstanding advances owed to the Company by Goloil (the "loan repayment agreement"). At the date of the loan  repayment  agreement,  the Company  advances  totaled
     $6,039,771 (including interest at 8% through March 31, 2004) ($3,569,051 of the principal and $131,452 of the accrued interest of which had been repaid as of April 2,  2004).  The  remainder  will be paid at the  closing of the
     Goloil  sale.  Accordingly,  the gross  proceeds of the Goloil sale and the loan repayment to the Company will be $15,000,000. (See p. __)

o    The  closing of the Goloil sale will take place  shortly  after the last of the closing conditions is satisfied. (See p. __)

o    We have not sought or received an independent report,  opinion or appraisal regarding the fairness of the  transaction.  The Board  believes,  however, that the consideration  offered for our interest in Goloil is fair and that the transaction is in the best interests of our stockholders. (See p. __)

o    No proceeds from the Goloil sale will be distributed to stockholders.  (See
     p. __)

o    Immediately following the Goloil sale, our principal asset will be the cash from the sale. We are currently  seeking to acquire  interests in other oil and gas properties  primarily focused on Russia and the former Commonwealth
     of   Independent   States  (the  "CIS   states").   We  may  also  consider
     opportunities  outside our primary  geographic  focus. We have from time to time engaged in preliminary negotiations regarding possible acquisitions in
     Russia. However, no agreements have been reached except for one transaction
     (described  herein)  which is not likely to occur due to the  exercise of a right of first purchase by an existing partner. (See p.__)

o    There are numerous risks associated with the Goloil sale.  Stockholders are urged to read and carefully  consider the risk factors  associated with the
     Goloil sale. (See p. __)

o    The Board  unanimously  recommends that  stockholders  vote in favor of the proposal to approve the Goloil sale. (See p. __)

o    Approval of the Goloil sale requires the affirmative  vote of a majority of the outstanding shares of our common stock. (See p. __)

                         SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

This Proxy Statement contains statements that plan for or anticipate the future.
In this prospectus,  forward-looking  statements are generally identified by the words "anticipate,"  "plan," "believe," "expect,"  "estimate," and the like. The forward-looking  statements  are made pursuant to safe harbor  provisions of the
Private  Securities   Litigation  Reform  Act  of  1995.  These  forward-looking statements include, but are not limited to, statements regarding the following:

o    * general economic conditions;
o    completion of the sale of Goloil;
o    our plans to acquire additional oil and gas properties
o    uncertainty  created by  differences  of  interpretation  of the  contracts between us and our Russian partner RussNeft;
o    our ability to fund our share of capital expenditures in Goloil;
o    Goloil's ability to service its loan repayments to Goltech and Teton;
o    our ability to raise additional capital, obtain debt financing, or generate sufficient  revenues  to make  acquisitions  and  fund  our  operating  and development plan;
o    our success in completing development and exploration activities;
o    political stability in Russia;
o    changes in Russian law, currency regulations, and taxation;
o    our present company structure;
o    our accumulated deficit; and
o    other factors discussed elsewhere in this Proxy Statement.

Although we believe that any  forward-looking  statements  we make in this Proxy
Statement are  reasonable,  because  forward-looking  statements  involve future risks and  uncertainties,  there are factors that could cause actual  results to differ  materially  from those expressed or implied.  For example,  a few of the uncertainties  that could  affect the  accuracy of  forward-looking  statements, besides the specific factors identified under "Risk Factors" below, include:

o    our ability to close the Goloil sale on a timely basis;
o    our ability to complete acquisitions of additional oil and gas properties;
o    our ability to obtain financing to complete any such acquisitions;
o    * changes in general economic and business conditions affecting the Company and the oil industry;
o    * developments  that might make our oil products less competitive in nearby markets; and
o    * changes in our business strategies.

In  light  of the  significant  uncertainties  inherent  in the  forward-looking statements  made in this Proxy  Statement,  the  inclusion  of this  information should not be regarded as a  representation  by us or any other  person that our objectives and plans will be achieved.

We are not undertaking any  responsibility  to release publicly any revisions to these  forward-looking  statements to take into account events or  circumstances that occur  after the date of this  Proxy  Statement.  Additionally,  we are not
undertaking  any   responsibility  to  update  you  on  the  occurrence  of  any unanticipated  events  which may cause  actual  results  to  differ  from  those expressed or implied by the forward-looking  statements  contained in this Proxy
Statement.  You are cautioned not to place undue  reliance on these  statements, which speak only as of the date of this Proxy Statement.

                                   QUESTIONS AND ANSWERS

Q:   WHY IS THE COMPANY PROPOSING TO SELL SUBSTANTIALLY ALL OF ITS ASSETS?

     A:   The Board is recommending the Goloil sale at this time because:

     o    Our  minority  position in Goloil  does not allow us to  maximize  our return on this  investment,  since  RussNeft as majority  owner (after including  reversionary  interests) can control the decision making at
          Goloil;

     o    RussNeft  has  since  October  1, 2003  caused  Goloil to sell its oil production  at a fixed  price  which  does not  allow the  Company  to maximize the value of its investment in Goloil (whereas previously, we had received a higher price for our oil);

     o    The Company  would need to seek  external  financing to fund  Goloil's accelerated capital expenditure program;

     o    Legal remedies for minority  stockholders in Russia are  significantly more limited than in the United States;

     o    Because of its majority  position,  RussNeft is the most logical buyer for Goloil;

     o    The sale  provides  us with an  opportunity  to dispose of Goloil at a significant gain currently estimated at approximately $12.6 million;

     o    We  plan  to use the  proceeds  of the  Goloil  sale  to  acquire  oil properties  where we will have more control than we do with respect to
          Goloil;

     o    We  believe  there  are  currently  oil  properties  on the  market at reasonably attractive prices; and

     o    For the other reasons set forth under "Sale of Goloil  Proposal No. 3"
          - No Opinion of Financial Advisor" - Fairness of the Goloil Sale.

Q:   HOW MAY STOCKHOLDERS BENEFIT FROM THE GOLOIL SALE?

     A:   Stockholders  should  benefit  from the Goloil sale because we will be able to sell Goloil at a significant  gain and have the opportunity to use the proceeds of the Goloil sale to acquire  interests in other oil projects with greater  potential for future growth,  which may enhance the value of our Company.

Q:   WHO IS THE PURCHASER?

     A:   The purchaser will be RussNeft.  RussNeft is the owner through its two subsidiaries, McGrady Assets Limited ("McGrady") and Limited Liability
          Company InvestPetrol ("InvestPetrol") of the remaining 64.70% interest in  Goloil.  RussNeft  is a  company  organized  under the laws of the
          Russian Federation and is a large independent oil producer in Russia.

Q:   WHAT IS THE PURCHASE PRICE FOR THE ASSETS OF OUR COMPANY?

     A:   The purchase price for our 35.30%  interest in Goloil is $8,960,229 in cash.  In  connection  with the Goloil sale,  the Company also entered into  an  agreement  with  Goloil  for  the  repayment  of  all of the outstanding  advances  owed to the  Company by Goloil.  At the date of this agreement,  the Company  advances  totaled  $6,039,771  including interest at 8%  ($3,569,051  of the  principal and $131,452 of accrued interest of which had been  repaid as of April 2, 2004).  Accordingly, the gross  proceeds of the Goloil sale and the loan  repayment  to the
          Company will be $15,000,000.

Q:   WILL ANY OF THE PROCEEDS OF THE GOLOIL SALE BE DISTRIBUTED TO STOCKHOLDERS?

     A:   No,  the  proceeds  of the  Goloil  sale  will not be  distributed  to stockholders.  We will use the proceeds of the Goloil sale,  after the payment of transaction  expenses,  to pursue possible  acquisitions of interests in other oil and gas properties  primarily focused on Russia and the former CIS states.

Q:   WHAT WILL HAPPEN IF THE GOLOIL SALE IS APPROVED?

     A:   If the  Goloil  sale is  approved,  we will  complete  the sale of our assets subject to satisfaction of the closing  conditions set forth in the Share Purchase and Sale Contract.  After the closing, we intend to use the sale  proceeds to seek to acquire  interests  in other oil and gas properties  primarily focused on Russia and the former CIS states.
          We may also consider other  opportunities  outside our primary area of geographic  focus.  Our  stockholders  will not  directly  receive any consideration  from the Goloil sale,  and your stock will  continue to have the same rights as it did before the sale.

Q:   WHAT WILL HAPPEN IF THE GOLOIL SALE IS NOT APPROVED?

     A:   Even if the Goloil sale is not  approved,  the  Company  plans to seek other possible acquisitions in the oil industry,  primarily focused on
          Russia and the former CIS states.  However,  if the Goloil sale is not completed,  the Company may  encounter  significant  future  losses in
          Goloil. In addition,  the Company would have to contribute significant additional  capital to Goloil at a time when Goloil's revenues are not sufficient  to cover  capital  costs due to the  fixed  price at which
          Goloil is selling its oil.

Q:   WHAT HAS HAPPENED WITH THE PROPOSED SAMSON TRANSACTION?

     A:   On April 5, 2004, the Company  announced that it had signed a purchase and sale agreement to acquire a majority (52%) interest in a producing field in Russia.  This  transaction  was  announced on May 13, 2004 to involve a proposed  purchase of a majority  interest  in  Samson/Vitol
          (Cyprus) Limited ("SVC") which owns 100% of ZAO Pechoraneftgas ("PNG")
          which in turn owns a  producing  field in  Russia.  A deposit of $3.85 million  was  paid  by the  Company  to the  proposed  seller,  Samson
          International Resources ("Samson"). The closing of the acquisition was subject to several  conditions,  including  a right of first  purchase held by Samson's  partner,  Vitol Holding B.V.  ("Vitol"),  to acquire
          Samson's  interest  in the  field on the  same  terms  offered  by the
          Company.  Vitol  elected to  exercise  this  right in early May.  As a result,  Samson  refunded the Company's  deposit,  though the contract between Samson and the Company  technically  remains in effect. In the event that Vitol does not purchase Samson's 52% interest,  the Company
          and  Samson  could   determine   to  proceed  with  the   contemplated
          transaction  subject to the  satisfactory  completion of the Company's due diligence and satisfaction of all other conditions.  However,  the
          Company  believes in light of the exercise of the first purchase right by Vitol and the public  announcement  by  Valkyries  Petroleum of its purchase of 50% of the project from Vitol,  that this  transaction  is unlikely to occur.

Q:   DO I HAVE APPRAISAL RIGHTS IN CONNECTION WITH THE GOLOIL SALE?

     A:   No.  Under  Delaware  law,  you  will  not have  appraisal  rights  in connection with the Goloil sale.

Q:   WHAT VOTE IS REQUIRED TO APPROVE THE GOLOIL SALE?

     A:   Approval of the Goloil sale will  require  the  affirmative  vote of a majority of the  outstanding  shares of our Common  Stock.  Only votes that are cast in favor of the Goloil sale will be counted  towards the
          majority   needed  to  obtain  approval  of  the  Goloil  sale.  If  a stockholder  does not vote on this proposal,  the failure to vote will have the same effect as a vote against the proposal.  Therefore, it is important that you vote on this matter.

Q:   WHAT VOTE IS REQUIRED TO APPROVE THE PROPOSALS OTHER THAN THE GOLOIL SALE?

     A:   The  affirmative  vote of the holders of a plurality  of the shares of the Company  cast at the Annual  Meeting is required  for  Election of
          Directors - Proposal No. 1. The  affirmative  vote of the holders of a
          majority  of  the  outstanding   shares  of  the  Company  present  or
          represented by proxy and entitled to vote on the matter is required to consider  and act upon a proposal to ratify the Board's  selection  of
          Ehrhardt Keefe Steiner & Hottman PC as the  Corporation's  independent auditors for the fiscal year ending  December 31, 2004  (Proposal  No.
          2). The  affirmative  vote of a  majority  of votes cast at the Annual
          Meeting in person or by proxy is required  to approve the  issuance of
          the  Company's   Common  Stock  or  securities   convertible  into  or
          exercisable  for Common  Stock  which  could  result in an increase in outstanding  shares of our Common Stock of 20% or more  (Proposal  No.
          4). The  affirmative  vote of a  majority  of votes cast at the Annual
          Meeting  in  person  or by  proxy  is  required  to  approve  the 2004
          Non-Employee Stock Compensation Plan - Proposal No. 5.

Q:   HOW DO I VOTE?

          If you complete and properly sign the accompanying proxy and return it to the  Company,  it will be  voted  as you  direct.  Unless  contrary instructions  are given,  shares will be voted in accordance  with the
          Board's recommendations on each of the enumerated proposals and in the proxy holders' discretion with regard to any other matters that may be properly  presented  at the meeting  and all  matters  incident to the conduct of the meeting. If you are a registered stockholder and attend the  meeting,  you may deliver  your  completed  proxy card in person.
          "Street name"  stockholders  who wish to vote at the meeting will need to obtain a proxy form from the  institution  that holds their shares.
          All votes will be tabulated by the inspector of election appointed for the meeting,  who will  separately  tabulate  affirmative and negative votes,  abstentions and executed  proxies returned by a broker holding shares of the Company's  Common Stock in "street name" which  indicate that the broker does not have  discretionary  authority  as to certain shares to vote on one or more matters ("broker non-votes").

Q:   CAN I VOTE BY TELEPHONE OR ELECTRONICALLY?

          If you are a registered  stockholder  (that is, if you hold your stock in certificate  form),  you may vote by telephone,  or  electronically through the Internet, by following the instructions included with your proxy card.  If your shares are held in "street  name,"  please  check your proxy card or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically. Please follow the voting  instructions  on the enclosed proxy card. The deadline for voting by telephone or  electronically  is 5:00 p.m. (Eastern Standard
          Time) on _____ __, 2004.

Q:   CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

          A proxy may be revoked by giving the Secretary of the Company  written notice of  revocation  at any time  before  the  voting of the  shares represented  by the proxy.  A stockholder  who attends the meeting may revoke a proxy at the meeting.  Attendance at the meeting will not, by itself, revoke a proxy.

Q:   WHO IS ENTITLED TO VOTE AT THE MEETING?

          Only holders of record of the  Company's  Common  Stock and  preferred stock, $.001 par value per share, on June __, 2004 will be entitled to vote at the Meeting.  At the close of business on the Record Date, the
          Company had issued and  outstanding  _____  shares of Common Stock and
          _____  shares of  preferred  stock.  Stockholders  of the  Company are entitled to one vote for each share held. Such shares may not be voted cumulatively.

Q:   WHO CAN ATTEND THE MEETING?

          Only  stockholders  as of the Record  Date,  or their  duly  appointed proxies,  may attend the meeting,  and each may be  accompanied by one guest. Seating, however, is limited.  Admission to the meeting will be on a first-come,  first-served  basis.  Registration  will begin at __
          a.m.. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

          For  registered  stockholders,  the  bottom  portion of the proxy card enclosed with the Proxy  Statement is their Annual  Meeting  admission ticket.  Please note that if you hold your shares in "street name" you will need to bring a copy of a  brokerage  statement  reflecting  your stock ownership as of the Record Date and check in at the registration desk at the meeting.

Q:   WHY IS THE COMPANY SOLICITING PROXIES?

          Because many of our stockholders  are unable to personally  attend the
          Annual  Meeting,  the Board  solicits the enclosed  proxy so that each stockholder is given an  opportunity to vote.  This proxy enables each stockholder  to vote on all matters which are scheduled to come before the  meeting.  When  the  proxy is  returned  properly  executed,  the stockholder's  shares  will be voted  according  to the  stockholder's directions. Stockholders are urged to specify their choices by marking the appropriate boxes on the enclosed proxy card.

          The  Company  will  bear the  entire  cost of  preparing,  assembling, printing  and mailing the proxy  materials  furnished  by the Board to stockholders.  Copies  of the proxy  materials  will be  furnished  to brokerage  houses,  fiduciaries  and custodians to be forwarded to the beneficial owners of the Common Stock. In addition to the solicitation of proxies by use of the mail,  some of the  officers,  Directors  and regular employees of the Company may (without additional compensation)
          solicit proxies by telephone or personal interview, the costs of which the Company will bear.

          This Proxy Statement and the accompanying  form of proxy is being sent or given to stockholders on or about June__, 2004.

Q:   WHAT CONSTITUTES A QUORUM?

          In accordance with the Company's bylaws,  the presence of one third of the shares entitled to vote,  whether present in person or represented by proxy, will constitute a quorum at the meeting. Abstentions will be treated as shares that are  present  and  entitled to vote but against any  proposal  submitted to  stockholders.  Broker  non-votes  will be considered  present but not entitled to vote on any proposal submitted to stockholders.

                            WHO CAN HELP ANSWER YOUR QUESTIONS?

You may seek answers to your questions by calling or emailing:

                      Ms. Gillian Kane
                      Vice President, Investor Relations
                      Tel.  (970) 870-1417
                      gkane@tetonpetroleum.com
                      ------------------------

Or by writing or calling the Company at its principal executive offices:

                      Teton Petroleum Company
                      1600 Broadway, Suite 2400
                      Denver, Colorado  80202-4921
                      Tel.  (303) 542-1878
                      Fax.  (303) 542-1817

                                    CORPORATE GOVERNANCE

Board of Directors

The Board  oversees  our  business  affairs  and  monitors  the  performance  of management.  In accordance with our corporate governance  principles,  the Board does not involve itself in day-to-day operations.  The Directors keep themselves informed  through  discussions  with the  Chief  Executive  Officer,  other  key executives and by reading the reports and other  materials that we send them and by  participating  in Board and committee  meetings.  Our Directors  hold office until their  successors have been elected and duly qualified unless the director resigns or by reason of death or other cause is unable to serve in the  capacity of  director.  Biographical  information  about our  Directors  is  provided  in
"Election of Directors - Proposal No. 1" on page __.

Director Independence

The Board has determined  that all of the Directors and nominees who would serve after  July __,  2004 are  independent  except  for Mr.  Cooper,  the  Company's
Chairman and Founder and Mr.  Arleth,  President,  Chief  Executive  Officer and
Secretary of the Company.  The Board's  determinations of independence were made in accordance with Section 121A of the American Stock Exchange  ("AMEX") Company
Guide.  The Company was a small business issuer within the meaning of Rule 12b-2 of the  Securities  Exchange Act of 1934,  as amended  (the "1934 Act")  through
December 31, 2003. On that date the Company ceased to be a small business issuer because its public  float  exceeded  $25  million at the end of two  consecutive years.  As a result,  the Company ceased  reporting as a small  business  issuer commencing with the Form 10-Q filed for the quarter ended March 31, 2004.  Small business  issuers are not required to have a majority of  independent  directors until their first annual meeting of stockholders after July 1, 2005. However, as a result of its ceasing to be eligible to report as a small business issuer, the
Company is now required to have a majority of independent  directors  within the meaning of Section 121A of the AMEX Company  Guide.  The Directors the Board has
determined to be independent are Messrs. Woodcock, Connor and Conroy.

Board Meetings and Attendance

During 2003,  the Board held five meetings.  Except for one director,  who could not attend one meeting, all other Directors attended 100% of the meetings of the
Board and committees on which he served. The Board also approved certain actions by unanimous written consent.

Annual Meeting Attendance

It is the Company's policy that Directors should make every effort to attend the annual meeting of stockholders. In 2003, a blizzard in Denver prevented physical attendance by Messrs.  Connor, Conroy and Woodcock.  The Directors who could not attend in person, instead participated by telephone.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our
Directors,  officers and employees,  including our principal  executive officer, principal  financial  officer and principal  accounting  officer.  A copy of the
Company's Code of Business  Conduct and Ethics is included as Appendix E to this
Proxy Statement.

Nomination of Directors

As  provided  in the  Governance  and  Nominating  Committee's  charter  and our
Company's  corporate  governance  principles,   the  Governance  and  Nominating
Committee  is  responsible  for  identifying  individuals  qualified  to  become
Directors.  The Governance and Nominating  Committee seeks to identify  director candidates  based on input  provided by a number of sources,  including  (1) the
Governance and Nominating  Committee members,  (2) our other Directors,  (3) our stockholders, (4) our Chief Executive Officer or Chairman, and (5) third parties such as  professional  search firms.  In  evaluating  potential  candidates  for director, the Governance and Nominating Committee considers the entirety of each candidate's credentials.

Qualifications for consideration as a director nominee may vary according to the particular  areas of  expertise  being  sought as a  complement  to the existing composition of the Board.  However,  at a minimum,  candidates for director must possess:

o    high personal and professional ethics and integrity;

o    the ability to exercise sound judgment;

o    the ability to make independent analytical inquiries;

o    a  willingness  and  ability  to  devote  adequate  time and  resources  to diligently perform Board and committee duties; and

o    the appropriate and relevant business experience and acumen.

In addition to these  minimum  qualifications,  the  Governance  and  Nominating
Committee  also takes  into  account  when  considering  whether  to  nominate a potential director candidate the following factors:

o    whether the person possesses  specific  industry  expertise and familiarity with general issues affecting our business;

o    whether the person's nomination and election would enable the Board to have a member that qualifies as an "audit  committee  financial  expert" as such term is defined by the Securities and Exchange Commission (the "SEC");

o    whether the person would  qualify as an  "independent"  director  under the rules of the SEC and AMEX listing standards;

o    the  importance of continuity of the existing  composition  of the Board to provide long term stability and experienced oversight; and

o    the  importance  of  diversified  Board  membership,  in  terms of both the individuals involved and their various experiences and areas of expertise.

The  Governance  and  Nominating  Committee  will consider  director  candidates recommended  by  stockholders  provided  such  recommendations  are submitted in accordance  with the  procedures  set forth  below.  In order to provide  for an orderly and informed review and selection process for director  candidates,  the
Board has determined that stockholders who wish to recommend director candidates for  consideration  by the Governance and Nominating  Committee must comply with the following:

o    the  recommendation  must  be  made  in  writing  to the  attention  of the
     Company's Corporate Secretary, Karl F. Arleth;

o    the  recommendation  must include the  candidate's  name, home and business
     contact  information,   detailed   biographical  data  and  qualifications,
     information  regarding  any  relationships  between the  candidate  and the
     Company  within  the last  three  years and  evidence  of the  recommending person's ownership of the Company's Common Stock;

o    the  recommendation  shall also contain a statement  from the  recommending
     stockholder   in  support  of  the  candidate;   professional   references,
     particularly  within the  context of those  relevant  to Board  membership, including  issues of character,  judgment,  diversity,  age,  independence, expertise,  corporate experience, length of service, other commitments; and
     personal references; and

o    a statement from the stockholder nominee indicating that such nominee wants to serve on the Board and could be considered  independent  under SEC rules and AMEX listing standards, as in effect at that time.

All candidates submitted by stockholders will be evaluated by the Governance and
Nominating  Committee  according to the criteria discussed above and in the same manner as all other director candidates.

Complaints Regarding Accounting Matters

The Audit  Committee has established  procedures for (i) the receipt,  retention and treatment of complaints regarding accounting,  internal accounting controls, or auditing matters ("accounting matters"), and (ii) the confidential, anonymous submission  by  employees  of the  Company of  concerns  regarding  questionable accounting or auditing matters.

Communications with Directors

The Board has approved  procedures for  stockholders to send  communications  to individual Directors or the non-employee Directors as a group.

Written  correspondence should be addressed to the director or Directors in care of Ms. Gillian Kane at the address given under "Who Can Answer Your  Questions?"
on page __.  All  correspondence  will be  forwarded  directly  to the  intended recipient.

You may also contact  individual  employee  Directors  by calling the  Company's principal executive offices at (303) 542-1878.

                                   ELECTION OF DIRECTORS

                                       PROPOSAL NO. 1

The Board  proposes the election of the current  Directors of the Company for an additional  term of one year. The following is  information  about each nominee, including biographical data for at least the last five years. Should one or more of these  nominees  become  unavailable  to accept  nomination  or election as a director,  the individuals named as proxies on the enclosed proxy card will vote the shares that they  represent  for the  election of such other  persons as the
Board may recommend, unless the Board reduces the number of Directors.

The Board  adheres to  corporate  governance  principles  designed to assure the continued  vitality of the Board and  excellence in the execution of its duties.
The Board is responsible  for supervision of the overall affairs of the Company.
Following the Annual Meeting, the Board will consist of five Directors. The term of each director continues until the next annual meeting or until successors are elected. The nominees for director are:

                    Principal Occupation for the Past Five Years and
      Name                       Current Directorships                    Age

H. Howard Cooper H.  Howard  Cooper has been our  chairman  and founder
                 since 1996.  Mr. Cooper was our president and CEO from   48
                 1996  until  May  2003.  Mr. Cooper  founded  American
                 Tyumen in November  1996.  He served as a director and
                 president  of  American  Tyumen  until the merger with
                 the  Company.  Since  the  merger,  he has held  these
                 same  positions  with the Company.  In 1994,  he was a
                 principal  with Central  Asian  Petroleum,  an oil and
                 gas   company   with   its   primary   operations   in
                 Kazakhstan,  located  in Denver,  Colorado.  From 1992
                 to 1994 Mr.  Cooper  served  with  AIG,  an  insurance
                 group.

Karl F. Arleth   Karl F.  Arleth  has  been  our  president  and  Chief
                 Executive  Officer and Corporate  Secretary  since May   55
                 2003 and a  director  since  2002.  From 2002 to 2003,
                 Mr.  Arleth  was the  Chief  Operating  Officer  and a
                 Board member of Sefton  Resources,  Inc.  Between 1999
                 and 2001,  he served as  Chairman  and CEO of Eurogas,
                 Inc.  Ending in 1999,  Mr.  Arleth spent 21 years with
                 Amoco   and   BP-Amoco.   In  1998  he   chaired   the
                 Shareholder  Board  of  the  Azerbaijan  International
                 Operating   Company   (AIOC)  for  BP-Amoco  in  Baku,
                 Azerbaijan.   Concurrently,   in  1998,  he  was  also
                 President  of Amoco  Caspian  Sea  Petroleum  Ltd.  in
                 Azerbaijan.   In  1997,   he  served  as  Director  of
                 Strategic  Planning for Amoco  Corporations  Worldwide
                 Exploration  and  Production  Sector in Chicago.  From
                 1992 to 1996 Mr.  Arleth was President of Amoco Poland
                 Ltd. in Warsaw, Poland.

Thomas F. Conroy Thomas F. Conroy was our Chief  Financial  Officer and
                 Corporate  Secretary  from  March  2002  until  May 1,   66
                 2003,  and a director  since  2002.  Since  2002,  Mr.
                 Conroy    has    been   a    principal    member    of
                 Mann-Conroy-Eisenberg  & Assoc.  LLC, a life insurance
                 and  reinsurance  consulting  firm and since 2001, has
                 been a managing  principal  of  Strategic  Reinsurance
                 Consultants  International  LLC,  a  life  reinsurance
                 consulting  and brokerage  firm.  Ending in 2001,  Mr.
                 Conroy,  spent 27 years  with ING and its  predecessor
                 organizations,  serving in various financial positions
                 and leading  two of its  strategic  business  units as
                 President.   As  President  of  ING  Reinsurance,   he
                 established ING's international  presence,  setting up
                 facilities in The  Netherlands,  Bermuda,  Ireland and
                 Japan.  He also served as an Officer and Board  Member
                 of Security Life of Denver  Insurance  Company and its
                 subsidiaries.   Mr.  Conroy  is  a  certified   public
                 accountant.

James J.         James J. Woodcock has been a director since 2002 and
Woodcock         Chairman of the Company's Compensation Committee.        65
                 Since 1981, Mr. Woodcock has been the owner and CEO
                 of Hy-Bon Engineering Company, based in Midland,
                 Texas. Hy-Bon is an engineering firm and manufacturer
                 of vapor recovery, gas boosters, and casing pressure
                 reduction systems for the oil industry.  From 1997 to
                 2002, Mr. Woodcock was the chairman of Transrepublic
                 Resources, a private oil and gas exploration firm
                 located in Midland Texas.  Since 1996, Mr. Woodcock
                 has been a board member of Renovar Energy, a private
                 waste to energy firm located in Midland Texas and was
                 its Chairman of the Board until 2003.
John T. Connor,  John T.  Connor,  Jr. has been a  director  since 2003
Jr.              and  chairs the  Board's  audit  committee.  He is the   63
                 Founder and Portfolio  Manager of the Third Millennium
                 Russia Fund, a US based  mutual fund  specializing  in
                 the  equities of Russian  public  companies,  which he
                 founded  in  1998.  Mr.  Connor  is a  member  of  the
                 Council  on Foreign  Relations  and the  American  Law
                 Institute.  He is a  director  of  Port.ru.,  Inc.,  a
                 Delaware  corporation,   which  operates  the  leading
                 internet  portal  in  Russia,  mail.ru.  and is also a
                 member of the board of directors  of  Swissfone  Ltd.,
                 based in  Washington,  D.C., an Irish company which is
                 a telecom wholesaler.

All officers  hold office until the first  meeting of the Board after the annual meeting of  stockholders  next  following his election or until his successor is elected  and  qualified.  A  director  or officer  may also  resign at any time.
Messrs.  Connor,  Conroy and Woodcock  have been  determined  by the Board to be independent  Directors  within the meaning of Section  121A of the AMEX  Company
Guide. While Mr. Conroy currently qualifies as independent under that provision, commencing  December 1, 2004, it is possible he will no longer  qualify due to a more  restrictive  independence  requirement  which takes  effect that day which disqualifies Directors with an employee relationship within the last three years rather than within the last year as under the current rules.

Approval of this proposal  requires the  affirmative  vote of a plurality of the shares of the Company cast at the Annual Meeting.

          THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF ALL THE ABOVE NOMINEES.

                                   DIRECTOR COMPENSATION

Independent  Directors are compensated as follows:  $6,000 cash for each quarter served,  plus $2,500 in stock for each Board  meeting  attended,  plus $1,000 in stock for each  teleconference  call in which  the  director  participates  to a maximum annual total of $35,000. The number of shares received for participating in Board meetings and  teleconferences  is determined by the closing share price at the end of each quarter during which the meeting or teleconference occurred.

In  addition to these fees,  Directors  are  reimbursed  for  reasonable  travel expenses,  are eligible to participate  in the Company's  stock option plan, and are covered by the Company's directors and officers insurance.

The outside Directors  received no compensation  during the first nine months of
2003.  For the  fourth  quarter  of 2003,  they  received  $8,500 in the form of
Company stock based on the closing price of $4.98 on December 31, 2003.

                                      BOARD COMMITTEES

The Board has  standing  Audit,  Compensation,  and  Governance  and  Nominating
committees.  Each committee has a written charter.  The charters are included as appendices to this Proxy  Statement.  Information  concerning the membership and function of each committee is as follows:

                      Board Committee Membership
                      --------------------------
                                                      Governance and
                          Audit       Compensation      Nominating
Name                    Committee       Committee        Committee
----                    ---------       ---------        ---------
Mr. Cooper
Mr. Arleth
Mr. Woodcock                X               X(2)             X
Mr. Conroy(1)               X               X                X(2)
Mr. Connor                  X(2)

      ---------------------
      (1)   Mr. Conroy was appointed to the Audit Committee, the Compensation Committee and
         the Governance and Nominating Committee on May 11, 2004.
      (2)   Chairman.

Audit Committee

The Audit Committee is responsible for determining the adequacy of the Company's internal accounting and financial  controls,  reviewing the results of the audit of the Company performed by the independent public accountants, and recommending the  selection of  independent  public  accountants.  The functions of the Audit
Committee  and its  activities  during 2003 are  described  in more detail under
"Report of the Audit Committee" on page __ as well as in the Committee's charter included  as  Appendix E to this  Proxy  Statement.  During the year,  the Board examined the  composition of the Audit Committee in light of the adoption by the
AMEX of new  listing  standards  governing  audit  committees.  Based  upon this examination,  the Board has  determined  that each of the  members  of the Audit
Committee is unrelated,  is an outside member with no other current  affiliation with the Company,  and is independent as defined by AMEX listing standards.  The
Board has  determined  that Mr.  John  Connor is an "audit  committee  financial expert" as that term is defined by the SEC and AMEX, and is  "independent"  from the  Company's  management  as that  term is  defined  in  Item  7(d)(3)(iv)  of
Regulation 14A promulgated  under the 1934 Act. During 2003, the Audit Committee held three meetings by teleconference.

During the year,  the Board examined the  composition of the Audit  Committee in light  of  the  adoption  by  AMEX  of new  listing  standards  governing  audit committees.  Based  upon this  examination,  the Board has  determined  that Mr.
Connor and Mr. Woodcock are unrelated, are outside members with no other current affiliation  with the Company,  and are  independent  as defined by AMEX listing standards.  Mr. Conroy was appointed to the Audit  Committee in June 2004 as the third member of the Committee pursuant to the Board's determination that he does not have a material  relationship with the Company that would interfere with the exercise of his independent  judgment.  However, but for the exception described below,  Mr. Conroy would be deemed not independent for Audit Committee  purposes under AMEX listing standards because he served as chief financial officer of the
Company from March 2002 until May 2003.  However,  pursuant to  exceptional  and limited circumstances,  which are described below, the Board has determined that it is in the best  interests of the Company and its  stockholders  if Mr. Conroy temporarily serves as the third member of the Committee.

A small  business  issuer  is  required  to have only two  members  on its audit committee.  The  Company  ceased to be  eligible  to report as a small  business issuer in early 2004 and began  reporting as a regular  issuer when it filed its quarterly  report  for the period  ended  March 31,  2004.  As  described  under
"Director  Independence"  on page __, the  Company  was  therefore  required  to appoint a third  member to the Audit  Committee.  As neither Mr.  Cooper nor Mr.
Arleth,  by virtue of their service as current executive  officers,  qualify for membership on the Audit Committee under AMEX listing standards, the Company must appoint an additional Board member.  The Company believes it will take some time to identify a suitable candidate.  As a result, the Board has determined that it is in the best interests of the Company and its  shareholders  for Mr. Conroy to serve on the Audit  Committee  while the  Company  conducts  the  search  for an appropriate,  qualified  new Board  member and until a suitable  replacement  is found. Under an applicable  exception in the AMEX listing standards,  Mr. Conroy became eligible for temporary  service on the Audit Committee in May 2004 as (i)
he satisfies the independence  requirements of Rule 10A-3 under the 1934 Act and
(ii) he is not a current  officer or employee or an immediate  family  member of such officer or employee.  A director  appointed to the Audit Committee pursuant to this exception may not serve for in excess of two  consecutive  years and may not  chair  the  Audit  Committee.  In  making  such  determination,  the  Board considered the fact that Mr. Conroy is experienced in financial matters and is a
certified  public  accountant.   The  Board  intends  to  appoint  Mr.  Conroy's
replacement by the first quarter of 2005.

Compensation Committee

The Compensation  Committee determines matters pertaining to the compensation of certain  executive  officers of the Company and  administers the Company's stock option and incentive compensation.  During 2003, the Compensation Committee held three meetings by teleconference.  The Committee's report starts on page __. The
Committee's charter is included as Appendix D to this Proxy Statement.

Governance and Nominating Committee

The Board has established a Governance and Nominating  Committee for purposes of nominating  Directors and for all other purposes  outlined in the Governance and
Nominating  Committee  charter,  including  nominees  submitted  to the Board by stockholders.  The  Board  has  determined  that  each  of  the  members  of the
Governance and Nominating  Committee is unrelated,  is an outside member with no other  affiliation with the Company,  and is independent as defined by AMEX. The
Committee's charter is included as Appendix F to this Proxy Statement.

                             INFORMATION ABOUT STOCK OWNERSHIP

The following tables set forth certain information as of May __, 2004, available to the  Company  with  respect  to the shares of the  Company  (i) held by those persons known to the Company to be beneficial  owners (as  determined  under the rules of the SEC) of more than 5% of the Common Stock then  outstanding and (ii)
held by each of the  Directors,  each of the  executive  officers  named  in the
Summary Compensation Table below, and by all of the Directors and such executive officers as a group.  The  business  address  for all  Directors  and  executive officers is c/o Teton  Petroleum  Company,  1600 Broadway,  Suite 2400,  Denver,
Colorado 80202.

                                    5% BENEFICIAL OWNERS

                                                Common Stock
                                                Beneficially   Percent of
   Name and Address of Beneficial Owner             Owned         Class
   ------------------------------------             -----         -----
   H. Howard Cooper (1)                          1,607,481         15.2%
   Karl F. Arleth (2)                              984,106          9.8%
   James J. Woodcock (3)                           747,358          7.6%
   John T. Connor (4)                              544,093          5.7%

(1)  Includes (i) 145,857 shares of Common Stock, (ii) 458,335 shares underlying warrants  exercisable  between $3.24 and $12.00, and (iii) 1,003,289 shares underlying options exercisable between $3.48 and $3.60 per share.

(2)  Includes (i) 75,772 shares of Common Stock,  (ii) 197,995 shares underlying warrants  exercisable  between $3.24 and $6.00,  and (iii)  710,339  shares underlying options exercisable between $3.48 and $3.60 per share.

(3)  Includes (i) 102,948 shares of Common Stock, (ii) 234,262 shares underlying warrants  exercisable  between $3.24 and $6.00,  and (iii)  410,148  shares underlying options exercisable between $3.48 and $3.60 per share.

(4)  Includes (i) 185,539 shares of Common Stock owned indirectly,  (ii) 183,554 shares  underlying  warrants  exercisable  between  $3.24 and  $6.00  owned indirectly, and (iii) 175,000 shares underlying options exercisable between
     $3.60 and $3.71 per share.

                                   DIRECTORS AND OFFICERS

                                                Common Stock
                                                Beneficially   Percent of
   Name and Address of Beneficial Owner             Owned         Class
   ------------------------------------             -----         -----
   H. Howard Cooper (1)                          1,607,481         15.2%
   Karl F. Arleth (2)                              984,106          9.8%
   James J. Woodcock (3)                           747,358          7.6%
   John T. Connor (4)                              544,093          5.7%
   Igor Effimoff (5)                               467,058          4.9%
   John J. Mahar (6)                                83,334          1.0%
   Thomas F. Conroy (7)                            159,950          1.7%
   Ilia A. Gurevich (8)                             66,668          0.7%
   Directors and Executive Officers as a Group   4,660,048        46.52%

(1)  Includes (i) 145,857 shares of Common Stock, (ii) 458,335 shares underlying warrants  exercisable  between $3.24 and $12.00, and (iii) 1,003,289 shares underlying options exercisable between $3.48 and $3.60 per share.

(2)  Includes (i) 75,772 shares of Common Stock,  (ii) 197,995 shares underlying warrants  exercisable  between $3.24 and $6.00,  and (iii)  710,339  shares underlying options exercisable between $3.48 and $3.60 per share.

(3)  Includes (i) 102,948 shares of Common Stock, (ii) 234,262 shares underlying warrants  exercisable  between $3.24 and $6.00,  and (iii)  410,148  shares underlying options exercisable between $3.48 and $3.60 per share.

(4)  Includes (i) 185,539 shares of Common Stock owned indirectly,  (ii) 183,554 shares  underlying  warrants  exercisable  between  $3.24 and  $6.00  owned indirectly, and (iii) 175,000 shares underlying options exercisable between
     $3.60 and $3.71 per share.

(5)  Includes  (i) 2,057 shares of Common  Stock (ii) 35,186  shares  underlying
     warrants   exercisable  at  $3.71  per  share,  and  (iii)  429,815  shares underlying options exercisable between $3.48 and $3.60 per share.

(6)  Includes 83,334 shares underlying options exercisable at $3.48 per share.

(7)  Includes (i) 17,957  shares of Common Stock (ii) 38,335  shares  underlying warrants  exercisable  between $3.24 and $6.00,  and (iii)  103,658  shares underlying options exercisable between $3.48 and $3.60 per share.

(8)  Includes  (i) 6,898 shares of Common  Stock (ii) 12,314  shares  underlying warrants  exercisable  between  $3.24 and $6.00,  and (iii)  47,456  shares underlying options exercisable between $3.48 and $3.60 per share.

The Company  has  furnished  the  following  report  concerning  the  philosophy underlying the Company's compensation of executive officers.

                               COMPENSATION COMMITTEE REPORT

The Report of the Compensation  Committee (the  "Compensation  Report") does not constitute soliciting material and should not be deemed filed or incorporated by reference  into any other Company filing under the Securities Act of 1933 or the
1934 Act,  except to the  extent  the  Company  specifically  incorporates  this
Compensation Report by reference therein.

The Company's executive compensation program is designed to attract,  retain and motivate  executive officers capable of leading the Company to meet its business objectives,  to align the  interests of executive  management  with those of the stockholders,  and to provide  incentives  and  reward  both short and long term performance  based on the  success of the  Company in  meeting  its  development
milestones  and  business  objectives.   The  Compensation  Committee  places  a
particular emphasis on variable, performance based components, such as the bonus potential and stock option awards, the value of which could increase or decrease to reflect changes in corporate and individual performance.

Components of Compensation

Each  executive  officer's  compensation  package is generally  comprised of the following elements:  (1) a base salary which is established at levels considered appropriate  for the  duties  and scope of  responsibilities  of each  officer's position; (2) a performance-based annual bonus; and (3) periodic grants of stock options to strengthen the mutuality of interests between the executive  officers and  the  Company's  stockholders.  Executive  officers  are  also  eligible  to participate in compensation  and employee  benefits  generally  available to all employees of the Company.

The Compensation Committee believes that this approach best serves the interests of the  Company  and its  stockholders.  It  enables  the  Company  to meet  the requirements of the highly competitive environment in which the Company operates while  ensuring that executive  officers are  compensated in a way that advances both the short and long-term  interests of  stockholders.  Under this  approach, compensation  for these officers  involves a high  proportion of pay that is "at risk",  namely, the annual bonus and stock options. The variable annual bonus is also based, in significant part, on Company performance.  Stock options relate a
significant   portion  of  long  term  remuneration   directly  to  stock  price
appreciation realized by all of the Company's stockholders.

Base Salary

Base salaries for executive officers are set at levels believed by the Committee to be sufficient to attract and retain qualified executive officers based on the stage of development of the Company,  the salary levels in effect for comparable positions  in similarly  situated  companies  within  relevant  industries,  and internal comparability considerations. Base salaries for the Company's executive officers  other  than the Chief  Executive  Officer,  as well as changes in such salaries, are based upon recommendations by the Chief Executive Officer,  taking into  account  such  factors as  competitive  industry  salaries,  a  subjective assessment of the nature of the position and the  contribution and experience of the officer and the length of the officer's  service.  All such  recommendations are subject to approval or disapproval  by the  Compensation  Committee.  [Other than provisions provided for in employment agreements], changes in base salaries of  executives  are based on an evaluation  of the personal  performance  of the executive,  prevailing market practices, and the performance of the Company as a whole. In determining base salaries,  the Committee not only considers the short term performance of the Company,  but also the success of the executive officers in developing and executing the Company's strategic plans, developing management employees and exercising leadership in the development of the Company.

Cash-Based Incentive Bonus

The  Committee  believes  that a portion  of the  total  cash  compensation  for executive  officers  should be based on the  Company's  success in  meeting  its short-term  performance  objectives and contributions by the executive  officers that enable the Company to meet its long-term objectives, and has structured the executive compensation program to reflect this philosophy. This approach creates a  direct  incentive  for  executive  officers  to  achieve  desired  short-term corporate goals that also further the long-term  objectives of the Company,  and places a significant  portion of each executive officer's annual compensation at risk.

Stock Options

The Compensation Committee believes that equity participation is a key component of the Company's executive  compensation  program.  Stock options are awarded by the Committee to executive officers  primarily based on potential  contributions to the Company's growth and development and marketplace practices.  These awards are  designed  to retain  executive  officers  and to  motivate  them to enhance stockholder value by aligning the financial interests of executive officers with those  of  stockholders.  Stock  options  provide  an  effective  incentive  for management  to create  stockholder  value  over the long term  because  the full benefits of the option grants cannot be realized  unless an  appreciation in the price of the Company's Common Stock occurs over a number of years.

Variable Bonus

The Committee may award annual or interim  special  bonuses in the form of cash, stock  options,  or restricted  stock to executive  management and employees for achieving  certain  milestones,  progress  made in the staff and  organizational
development  of  the  Company,   and  advances  in  the  market  acceptance  and
commercialization of the Company's technology.

CEO Compensation

With the framework  described  above,  the Committee  determines  the salary and bonus of the Chief Executive  Officer based on his leadership,  the execution of business plans,  and strategic  results.  The complexity of the business and his experience are also key factors. The Committee has used the following metrics to determine the CEO's compensation:  the complexity of the Company's international operations,  the experience that the CEO brings to the Company and its business, the CEO's ability to continuously  improve the Company's results,  and the CEO's ability to evaluate and execute on acquisitions  that will enable the Company to grow its  asset  base in the  near  term.  The  Committee  does not use  narrow, quantitative  measures or formulas in determining  the CEO's  compensation.  The
Committee  meets  annually to  establish  operational  and  financial  goals and objectives  for the CEO and  throughout  the year  regularly  meets in executive sessions and with the CEO to review  performance  against  those  objectives.  A final meeting of the Compensation  Committee as well as with the entire Board is held each year during the  Board's  December  meeting to measure  results of the prior year as well as to set results and establish  compensation  benchmarks for the subsequent year.

Thomas F. Conroy
James J. Woodcock

Information about the Executive Officers

The Chairman and the Chief Executive  Officer are elected annually by our Board.
The remaining  executive  officers are approved by the  executive  committee and hold office until their successors are elected and duly qualified.

The current executive officers of the Company are as follows:

Name             Age    Position
-----            ---    --------
H. Howard Cooper   48   Executive Chairman of the Board of
                        Directors and Founder
Karl F. Arleth     55   Chief Executive Officer, President,
                        Secretary, and Director
Igor Effimoff      58   Executive Vice President and Chief
                        Operating Officer
John Mahar         50   Executive Vice President of Finance
Patrick A. Quinn   50   Chief Financial Officer
Ilia Gurevich      40   Senior Controller - Russia
Gordon Phair       43   Controller - U.S.

H. Howard  Cooper has been our chairman and founder  since 1996.  Mr. Cooper was our president  and CEO from 1996 until May 2003.  Mr.  Cooper  founded  American
Tyumen in  November  1996.  He served as a director  and  president  of American
Tyumen  until the merger with the Company.  Since the merger,  he has held these same positions with the Company.  In 1994, he was a principal with Central Asian
Petroleum,  an oil and gas company with its primary  operations  in  Kazakhstan, located in Denver,  Colorado.  From 1992 to 1994 Mr.  Cooper served with AIG, an insurance group.

Karl F. Arleth has been our president and Chief Executive  Officer and Corporate
Secretary  since May 2003 and our director  since 2002.  From 2002 to 2003,  Mr.
Arleth was the Chief Operating  Officer and a Board member of Sefton  Resources,
Inc. Between 1999 and 2001, he served as Chairman and Chief Executive Officer of
Eurogas, Inc. Ending in 1999, Mr. Arleth spent 21 years with Amoco and BP-Amoco.
In 1998  he  chaired  the  Shareholder  Board  of the  Azerbaijan  International
Operating Company (AIOC) for BP-Amoco in Baku, Azerbaijan. Concurrently in 1998,
he was also  President of Amoco Caspian Sea  Petroleum  Ltd. in  Azerbaijan.  In
1997,  he  served as  Director  of  Strategic  Planning  for Amoco  Corporations
Worldwide  Exploration and Production  Sector in Chicago.  From 1992 to 1996 Mr.
Arleth was President of Amoco Poland Ltd. in Warsaw, Poland.

Igor Effimoff has been our Executive Vice President and Chief Operating  Officer
since  2002.  Between  1996 and  2001,  he was  President  of  Pennzoil  Caspian
Corporation,  managing the Company's  interests in the Caspian  Region.  Between
1994 and  1996 he was the  Chief  Executive  Officer  of  Larmag  Energy,  NV, a
privately held Dutch oil and gas  production  company with its primary assets in the Caspian Sea.

John Mahar has been our  Executive  Vice  President  of  Finance  since 2004 and served as our interim  Chief  Financial  Officer from April 2003 until  February
2004. Since 1991, he has been a Managing Director of Gladstone Capital,  LLC, an oil-and-gas  financial  advisory firm based in New York he  co-founded.  Between
1983 and 1991, Mr. Mahar was first Vice President at Schroder Capital Management
International,  Inc.  where he was  responsible  for the  firm's  domestic  U.S.
investment operations.

Patrick A. Quinn,  CPA, CVA has been our Chief Financial  Officer since February
2004,  a position he occupies on a part-time  basis.  Since 1986,  Mr. Quinn has been the CEO of Quinn & Associates, P.C. (Q&A). Q&A provides accounting, tax and auditing  services  primarily  to the  oil and gas  industry.  Q&A has  provided accounting  and tax services to the Company since its  inception.  Mr. Quinn has extensive  experience in international oil and gas operations  including serving as the  Controller of Hamilton Oil  Corporation,  which was the first company to produce oil in the U.K. sector of the North Sea.

Ilia  Gurevich  has been our Senior  Controller  for Russia  since 2003,  having previously held the position of Controller  since 2002. . Between 1998 and 2002, he was a  financial  analyst  for  TeleInvest,  an  investment  firm in  Denver,
Colorado. From 1997 to 1998, he was a Research Analyst for the firm of MIG-2000, in Los Angeles.  From 1993 to 1997, he was Vice President,  Finance,  for an oil
joint venture affiliated with Sidanco.

Gordon Phair has been our U.S.  Controller since November 2003. Between 1999 and
November 2003, Mr. Phair was an independent  contractor providing accounting and financial  services  primarily to mining companies.  From 1998 to 1999 Mr. Phair was the director of accounting for Caleel-Hayden,  a cosmetics distributor.  Mr.
Phair is a certified public accountant.

                               EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The  following  table  provides  information  about the total  compensation  for services  in all  capacities  to the  Company  or its  subsidiary  for the Chief
Executive Officer and the other most highly  compensated  executive  officers of the Company whose total annual salary and bonus exceeded $100,000 (collectively, the "named executive officers"). See the Compensation Committee Report beginning on p. __ for an explanation of our compensation philosophy.

                                                                               Long Term
                                                                Awards        Compensation
                                                             Other Annual     (Securities
                                                             Compensation      Underlying
      Name and Positions      Year  Salary($)   Bonus($)         ($)            Options)
=========================================================================================

H. Howard Cooper              2003  160,000        -               -            603,289
                              2002  160,000     50,000             -               -
                              2001  210,000        -               -               -
-----------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------

Karl F. Arleth(1)             2003  85,000         -               -            410,338
                              2002     -           -               -               -
                              2001     -           -               -               -
-----------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------

Igor Effimoff                 2003  108,000        -               -             89,815
                              2002     -           -               -               -
                              2001     -           -               -               -

(1)  Reflects  compensation as Chief Executive  Officer for the period beginning
     May 1, 2003 through the end of 2003.

Options/SARs Grants During Last Fiscal Year

The  following  table  provides  information  related to options  granted to our
Directors and named executive officers during the fiscal year ended December 31,
2003.

                 Number of     % of Total
                 Securities      Options       Exercise
                 Underlying      Granted        Price
                  Options       in Fiscal        Per     Expiration
      Name        Granted        2003(1)        Share       Date
      ----        -------        -------        -----    -----------

H. Howard Cooper  603,289        38.2%          $3.48    04/08/13

Karl F. Arleth    410,338        26.0%          $3.48    04/08/13

James         J.  210,148        13.3%          $3.48    04/08/13
Woodcock

John T.  Connor,  100,000         6.3%          $3.71    08/03/13
Jr.

Igor Effimoff      89,815         5.7%          $3.48    04/08/13

John J. Mahar      83,333         5.3%          $3.48    04/08/13

Thomas F. Conroy   28,658         1.8%          $3.48    04/08/13

(1)  The exercise  price of the stock options was based on the fair market value of the stock on the day of the grant.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Value

No options were exercised in the last fiscal year.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the 1934 Act requires that the Company's  Directors and certain of its  officers  file  reports of  ownership  and changes of  ownership  of the
Company  common  stock  with the SEC and  AMEX.  Based  solely on copies of such reports  provided to the Company,  the Company  believes  that all Directors and officers filed on a timely basis all such reports  required of them with respect to stock  ownership  and changes in  ownership  during 2003 except that Mr. John
Mahar  and Mr.  John  Connor  were  late in filing  Form 3s  reporting  becoming respectively,  an executive officer and a director and Messrs.  Arleth,  Conroy,
Cooper, and Woodcock were late in reporting the grant of stock options under the
2003 Employee Stock Option Plan.

Executive Employment Agreements

The Company and Mr. Cooper, our Chairman,  entered into an employment agreement, effective May 1, 2002. The employment  agreement is for a three-year term. After the third year, the agreement is automatically renewed from year to year, unless it is  terminated  as provided  below.  Mr.  Cooper's  initial  salary under the agreement  is  $13,333  per month,  which was  increased  to  $16,667  per month beginning in January 2004. In the Board's discretion,  he may receive additional bonus compensation.  Mr. Cooper's employment is terminated  immediately upon his death or  permanent  disability.  The Company may also  terminate  Mr.  Cooper's employment  immediately for cause,  as defined in the agreement.  Mr. Cooper may terminate  his  employment  immediately  for  good  reason,  as  defined  in the agreement.  Additionally,  either the Company or Mr.  Cooper may  terminate  Mr.
Cooper's  employment  upon 60 days  prior  written  notice  to the  other.  Upon termination of Mr. Cooper's  employment without cause by the Company or for good reason by Mr. Cooper, Mr. Cooper is entitled to severance pay. The severance pay is equal to Mr. Cooper's salary for the preceding 24 months.  Such severance may be paid in monthly installments over 24 months from the date of termination. The
Company may  discontinue  the  severance  payments if Mr.  Cooper  violates  the confidentiality, noncompetition, or nonsolicitation provisions of his employment agreement.

Ms. Anya Cooper,  secretary,  signed an employment agreement with the Company on
May 1, 2002. The agreement is for a three-year term, whereby Ms. Cooper's salary is $6,500 per month. Under the terms of the agreement, Ms. Cooper is entitled to
12 months of severance pay, payable in monthly  installments over 12 months from the date of termination.  The Company may discontinue the severance  payments if
Ms. Cooper violates the confidentiality  provision of her employment  agreement.
Ms. Cooper is the wife of Mr. Cooper, the Chairman and Founder of the Company.

Mr.  Arleth,  President  and  Chief  Executive  Officer,  signed  an  employment agreement  on May 1, 2003.  The  agreement  is for a  three-year  term,  with an initial  salary of $10,000  per month that was  increased  to $15,000  per month beginning  in January  2004.  Under the terms of the  agreement,  Mr.  Arleth is entitled  to 24 months  severance  pay in the event of a change of  position  or control of the Company.

                                   AUDIT COMMITTEE REPORT

The  following  Report of the Audit  Committee  (the  "Audit  Report")  does not constitute soliciting material and should not be deemed filed or incorporated by reference  into any other Company filing under the Securities Act of 1933 or the
Securities  Exchange Act of 1934, except to the extent the Company  specifically incorporates this Audit Report by reference therein.

Role of the Audit Committee

The Audit Committee's primary responsibilities fall into three broad categories:

First, the Committee is charged with monitoring the preparation of quarterly and annual financial reports by the Company's management, including discussions with management  and the  Company's  outside  auditors  about draft annual  financial statements and key accounting and reporting matters;

Second,  the Committee is responsible  for matters  concerning the  relationship between  the  Company and its outside  auditors,  including  recommending  their appointment or removal;  reviewing the scope of their audit services and related fees,  as  well  as any  other  services  being  provided  to the  Company;  and determining  whether the outside auditors are independent  (based in part on the annual letter provided to the Company  pursuant to Independence  Standards Board
Standard No. 1); and

Third, the Committee  reviews financial  reporting,  policies,  procedures,  and internal controls of the Company.

The  Committee  has  implemented  procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to  each of the  matters  assigned  to it  under  the  Committee's  charter.  In overseeing the preparation of the Company's financial statements,  the Committee met with management and the Company's outside auditors,  including meetings with the Company's outside auditors without management present, to review and discuss all  financial  statements  prior to their  issuance and to discuss  significant
accounting   issues.   Management  advised  the  Committee  that  all  financial
statements  were  prepared in  accordance  with  generally  accepted  accounting principles,  and the Committee discussed the statements with both management and the outside  auditors.  The  Committee's  review  included  discussion  with the outside  auditors of matters  required to be discussed  pursuant to Statement on
Auditing  Standards  No. 61  (Communication  With Audit  Committees)  as well as matters previously  disclosed in Item 8-A of the Company's Annual Report on Form
10-KSB.

With respect to the  Company's  outside  auditors,  the  Committee,  among other things,  discussed with Ehrhardt Keefe Steiner & Hottman PC matters  relating to its independence, including the disclosures made to the Committee as required by the Independence  Standards Board Standard No. 1 (Independence  Discussions with
Audit Committees).

Audit and Non-Audit Fees

Aggregate  fees for  professional  services  rendered to the Company by Ehrhardt
Keefe Steiner & Hottman PC as of or for the two fiscal years ended  December 31,
2003 and 2002 are set forth below:

                             2003            2002
                             ----            ----
Audit Fees              $ 141,917       $ 142,296
Audit-Related              51,047          33,778
Fees
Tax Fees                    6,500          12,805
                            -----          ------
Total                   $ 199,464       $ 188,879

Audit Fees. Aggregate fees for professional  services rendered by Ehrhardt Keefe
Steiner & Hottman PC in connection with its audit of our consolidated  financial statements  included in Forms 10-KSB and the quarterly  reviews of our financial statements included in Forms 10-QSB for the fiscal years 2003 and 2002.

Audit-Related  Fees. These were primarily related to SB-2 and SB-2/A filings for the registration of our stock, assistance with the AMEX application process, and reviews  and  discussions  regarding  accounting  treatment  of debt and  equity transactions.

Tax Fees. These were related to tax compliance and related tax services.

Ehrhardt Keefe Steiner & Hottman PC rendered no  professional  services to us in connection with the design and implementation of financial  information  systems in fiscal year 2003 or 2002.

Recommendations  of  the  Audit  Committee.  In  reliance  on  the  reviews  and discussions  referred to above, the Committee  recommended to the Board that the
Board approve the inclusion of the Company's audited financial statements in the
Company's  Annual  Report on Form 10-KSB for the fiscal year ended  December 31,
2003, for filing with the SEC.

John T. Connor, Jr.
James J. Woodcock

                                  STOCK PERFORMANCE GRAPH

The following  performance  graph reflects the share price  performance of Teton
Petroleum Company since its shares commenced trading in the United States on the
OTC  Bulletin  Board in  November  2001.  (Teton  shares have been traded on the
American Stock  Exchange since May 2003).  The total return of Teton's shares is compared to 1) the Russell  2000(R)Index,  an index measuring the performance of
2000 companies with small market  capitalizations,  and to 2) a peer group of 26 companies with SIC code 1311 (Crude Oil and Natural Gas  Producers)  with market capitalizations of less than $100 million. All cumulative returns are calculated on a fiscal year basis ending on December 31 of each year and have been weighted by market capitalization.

The Companies included in the peer group are:

Abraxas Pete Corp         Equity Oil Co            Parallel Pete Corp Del

Arena Resources Inc       Exploration Co           Primeenergy Corp

Beta Oil & Gas Inc        Georesources Inc         Pyr Energy Corp

Blue Dolphin Energy Co    Gmx Res Inc              Quest Resource Corp

Castle Energy Corp        Gulfwest Energy Inc New  Tengasco Inc

Chaparral Res Inc         Isramco Inc              Toreador Res Corp

Contango Oil & Gas Co     Kestrel Energy Inc       Tri Vy Corp

Daugherty Res Inc         Magellan Pete Corp       Vaalco Energy Inc

Double Eagle Pete Co      Mexco Energy Corp

                              AVAILABLE INFORMATION

The Company is subject to the  informational  requirements  of the Exchange Act,
and  in  accordance  therewith  files  reports,  proxy  statements,   and  other
information with the SEC. Such reports,  proxy statements and other  information may be inspected  without  charge at the principal  office of the SEC, 450 Fifth
Street,  N.W.,  Washington,  D.C. 20549,  and at the regional offices of the SEC located at 233  Broadway,  New York,  New York 10279 and 175 W.  Jackson  Blvd.,
Suite 900, Chicago, Illinois 60604, and copies of all or any part thereof may be obtained at  prescribed  rates from the SEC's Public  Reference  Section at such addresses.  Also,  the SEC  maintains  a World Wide Web site on the  Internet at
http://www.sec.gov  that contains reports,  proxy and information statements and other information  regarding  registrants that file electronically with the SEC.
Such reports, proxy and information statements and other information also can be inspected at the office of the American  Stock  Exchange,  Inc. 86 Trinity Place
New York.

The Company's  Annual Report to Stockholders  for the fiscal year ended December
31, 2003 (which is not part of the Company's  proxy  soliciting  materials)  has been mailed to the Company's  stockholders with or prior to this proxy sttement.
A copy of the Company's Annual Report on Form 10-K,  without  exhibits,  will be furnished without charge to stockhoders upon request to:

Ms. Gillian Kane
Vice President, Investor Relations
Tel. (970) 870-1417
Teton Petroleum Company
1600 Broadway, Suite 2400
Denver, Colorado 80202-4921

                    RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

                                       PROPOSAL NO. 2

Ehrhardt  Keefe  Steiner & Hottman  PC has served as the  Company's  independent auditors  since December 1999 and has been appointed by the Board to continue as the Company's independent auditors for the fiscal year ending December 31, 2004.
In the event that  ratification of this selection of auditors is not approved by a majority of the shares of Common Stock voting at the Annual  Meeting in person or by proxy, the Board will reconsider its selection of auditors. Ehrhardt Keefe
Steiner & Hottman PC has no interest, financial or otherwise, in the Company.

A  representative  of  Ehrhardt  Keefe  Steiner & Hottman PC is  expected  to be present at the Annual Meeting.  The auditors will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The proxy holders intend to vote the shares represented by proxies to ratify the
Board's  selection  of  Ehrhardt  Keefe  Steiner & Hottman  PC as the  Company's
independent auditors for the fiscal year ending December 31, 2004.

Policy  on Audit  Committee  Pre-Approval  of Audit  and  Permissible  Non-Audit
Services of Independent Auditors

The Audit Committee  pre-approves all audit and non-audit  services  provided by the  independent  auditors prior to the engagement of the  independent  auditors with  respect to such  services.  The Chairman of the Audit  Committee  has been delegated the authority by the Committee to pre-approve  interim services by the independent  auditors other than the annual audit.  The Chairman must report all such pre-approvals to the entire Audit Committee at the next Committee meeting.

Approval of this proposal  requires the affirmative  vote of the majority of the shares  present in person or  represented  by proxy and  entitled to vote at the
Annual Meeting.

THE BOARD  RECOMMENDS A VOTE FOR  RATIFICATION  OF THE  APPOINTMENT  OF EHRHARDT
KEEFE STEINER & HOTTMAN PC AS THE COMPANY'S  INDEPENDENT AUDITORS FOR THE FISCAL
YEAR ENDING DECEMBER 31, 2004.

                                       SALE OF GOLOIL

                                       PROPOSAL NO. 3

TO APPROVE THE SALE OF THE COMPANY'S  INDIRECT EQUITY INTEREST IN GOLOIL,  WHICH
CONSTITUTES  THE SALE OF  SUBSTANTIALLY  ALL OF THE COMPANY'S  ASSETS Within the
meaning of SECTION 271 OF Delaware  General  Corporation  law, TO RUSSNEFT,  THE
OWNER OF THE REMAINING  INTERESTS IN GOLOIL;  ALL AS SET FORTH IN THE SHARE SALE
AND PURCHASE  CONTRACT DATED APRIL 20, 2004,  BETWEEN GOLTECH PETROLEUM LLC, OUR
WHOLLY OWNED SUBSIDIARY AND 35.30% OWNER OF GOLOIL, AND RUSSNEFT.

Business of Goloil

The Company,  through its wholly owned subsidiary,  Goltech owns a 35.30% equity interest  in Goloil.  Goltech's  principal  executive  office is located at 1600
Broadway,  Suite 4200, Denver,  Colorado 80202 and its telephone number is (303)
542-1878. RussNeft owns the remaining 64.70% of Goloil through two subsidiaries,
McGrady and InvestPetrol.  McGrady holds 35.29% and InvestPetrol holds 29.41% of the equity interests in Goloil.  However,  until Goltech and McGrady receive the return of 100% of their capital investment in Goloil,  they are each entitled to a 50%  economic  interest  in  Goloil.  Goloil  is  managed  by a  seven  person management board on which we have two representatives.  Pursuant to the existing agreements  among  Goloil's  shareholders,  Goltech and McGrady share equally in capital  expenditures,  gross revenues,  costs and expenses,  until they receive
100%  return  of  their   investments  in  Goloil.   Limited  Liability  Company
EnergoSoyuz-A  ("EUA"), a wholly owned subsidiary of RussNeft,  is the lessor of certain  oil field  facilities  to Goloil  pursuant to Lease  Agreement  No. EST
160/000630 (the "EUA Lease  Agreement") among EUA as lessor and Goloil as lessee dated  as  June  2000.  EUA  is  also  the  recipient  of a  production  payment
("Production  Payment")  consisting of 50% of Goloil's  production  (or at EUA's option, cash in lieu of such production).  Since October 2003 EUA has taken cash instead  of oil under the  Production  Payment  in the  amount of  approximately
$650,000  per month.  In  addition,  Goloil has been  selling its oil at a fixed price of 2400 Rubles or $11.50 per barrel.  It is  possible  that a  significant portion of such sales have been made to or  through  one or more  affiliates  of
RussNeft.

RussNeft,  which was  founded in the fall of 2002,  is one of  Russia's  largest independent oil producers.  The address of RussNeft's principal executive office is 15 Zubarev  Per.,  Building No. 1, Moscow  129164,  Russia and its  telephone number is  011-7095-411-6335.  In  September  2003,  RussNeft  acquired a 64.70%
equity interest in Goloil in a private  transaction in which it purchased all of the shareholders of Goloil (other than Goltech), i.e., McGrady and InvestPetrol.
At that time,  RussNeft  also  acquired  EUA,  the  lessor of various  wells and facilities  to  Goloil  under  the EUA  Lease  Agreement  and  recipient  of the
Production Payment described above. In acquiring such interests, RussNeft became entitled to appoint a majority of the management board of Goloil and effectively took control of its operations.

Goloil holds a twenty-five  year  renewable  license to produce oil and gas in a portion of Western Siberia. The license was issued by the Russian Federation and expires in 2022, but may be extended if Goloil  complies with certain  specified conditions  and undertakes  additional  operations at the end of the term of the license. The Goloil license encompasses 187 square kilometers (116 square miles)
in the south  central  portion of the west Siberian  basin.  The license area is located approximately 50 miles north of Nizhnevartovsk in western Siberia. Three oil producing fields are located within the license area: Golevaya, Eguryak, and
South Eguryak.

The following chart shows the current ownership structure of Goloil.

Description of Arrangements with Goloil and RussNeft

The most recent  estimate of Teton's  share of the oil reserves  owned by Goloil was  prepared for  inclusion in our Form 10-KSB for the year ended  December 31,
2003 that we filed with the SEC. The  analysis  was prepared by the  independent oil and gas reservoir engineering firm, Gustavson Associates which is located in
Boulder, Colorado.

The price of oil used for this  analysis  was 2,400  rubles per ton  ($11.50 per barrel at March 31, 2004 exchange rates), net of  transportation,  marketing and export  duties,  which is the price Goloil has realized  from October 1, 2003 to the present time under the pricing  arrangement  set by  RussNeft.  The analysis took into  account  other  factors  including  the costs to operate and maintain
Goloil's  wells,  important  taxes such the Mineral  Extraction Tax, the Russian profits tax, Value Added Tax (VAT), and required capital expenses.

In addition to the economic and tax parameters  discussed  above,  the Gustavson analysis  also took into account the somewhat  complex  ownership  and financing structure of Teton's ownership in Goloil.

As noted above,  Teton owns 35.30% of the shares of Goloil. But Teton has always been entitled to 50% of the net profits from Goloil  because  InvestPetrol,  the owner of 29.41% of Goloil's  shares has never invested in the development of the license and  consequently is not entitled to any profits until Teton and McGrady fully recover their investment.  Based on the Gustavson analysis, this would not occur  until 2011 or 2012,  at which time  Teton's  interest  in the  profits of
Goloil would be reduced from 50% to 35.30%.

Gustavson's analysis also takes into account the Production Payment.  Since 2001
Goloil has paid EUA a fee payable in oil production  (i.e.  physical  barrels of oil), or cash, at an amount equivalent to 50% of Goloil's oil production.  Since
RussNeft  (which now owns EUA)  became the  majority  owner of Goloil in October
2003, the  production  payment has been paid as a flat monthly fee of 19 million rubles  (approximately  $650,000) and Gustavson applied this amount through June
2007, when the production payment is due to expire.

Based on the  above,  Gustavson  estimated  that the  share of  Goloil's  proved reserves  attributable  to Teton was  approximately  8,262,000  barrels  of oil.
Teton's share of the future cash flow from the  production of these reserves was estimated at $12,225,000  and its present value,  using a 10% discount rate, was estimated at $5,993,000. These numbers are after Russian profits tax, but do not take into account any U.S. federal income taxes.

In order to realize these cash flows,  Gustavson  estimated  that Teton would be required  to invest  approximately  $14.6  million in capital  expenditures  for drilling and infrastructure over the next three years, before Goloil would begin to generate positive cash flow to Teton's interest.

As  required by the  Financial  Accounting  Standards  Board,  the  standardized measure of  discounted  future net cash flows is computed  by applying  year-end prices,  costs and  legislated  tax rates  and a  discount  factor of 10% to net
proved   reserves.   The   standardized   measure   includes  costs  for  future
dismantlement,  abandonment and rehabilitation obligations. The Company believes the standardized  measure does not provide a reliable  estimate of the Company's expected future cash flows to be obtained from the development and production of its oil and gas properties or the value of its proved oil and gas reserves.  The standardized measure is prepared on the basis of certain prescribed  assumptions including year-end prices,  which represent a single point in time and therefore may cause  significant  variability  in cash  flows  from year to year as prices change.

Revenues/Assets

Our oil revenues from the Goloil license were $6,923,320 in 2002, $11,437,802 in
2003 and  $2,962,500  in the quarter  ended March 31,  2004.  In each period the
Goloil  revenues  accounted  for 100% of our revenues and our interest in Goloil constitutes our only operating asset. Consequently, this sale constitutes a sale of  substantially  all of our assets for purposes of Delaware law.  Accordingly, the sale is being submitted to stockholders for approval pursuant to Section 271 of the Delaware General Corporation Law.

Background of the Negotiations

The Company's  acquired an initial interest in Goloil in September 1996. Between
1996 and 1998, the Company's added to its interest in Goloil  ultimately  owning
70.6% of the shareholding in Goloil, with the balance being owned by a number of minority shareholders whose interests were ultimately purchased by InvestPetrol.
Initially,  Goltech was to provide 100% of the capital  required for  investment and would be entitled to 100% of the revenue until such time as Goltech recouped its investment and interest on that investment. Goltech was also the operator of
Goloil.  However,  the Company  lacked the necessary  capital to drill wells and lacked the ability to  transport  its oil through  the  Russian  State  Pipeline
Company  ("TransNeft")  since  the  field  was not  connected  to the  TransNeft pipeline system.

In order to comply with the terms and work program  obligations  for its license and  commence  drilling by the time  required by its  license,  the Company sold one-half  of its 70.6%  interest in Goloil to a Russian  partner,  Mediterranean
Overseas Trust, a trust organized under the Republic of Malta ("MOT").  Pursuant to a Master  Agreement ("the Master  Agreement")  dated June 19, 2000 among MOT,
Goltech and Teton.  Also in June 2000,  the Company and MOT entered into the EUA
Lease Agreement with EUA, an affiliate of MOT, pursuant to which EUA drilled and completed five wells on the Eguryak license, completed construction of a 24 mile long  pipeline  connection to the TransNeft  pipeline  system and  constructed a separation  and oil  processing  unit.  EUA leased  these  facilities  to Goloil pursuant to the EUA Lease Agreement in exchange for the Production  Payment that consists of 50% of Goloil's  production through 2007 subject to minimum delivery requirements (all of which could be taken in oil to be sold domestically  within
Russia or in cash). The Master Agreement,  among other things, provided that MOT would buy a 50%  interest in Goltech.  In addition to taking its 50% interest in
Goltech,  MOT became  entitled to appoint a majority of the management  board of
Goloil and assumed operating control of Goloil.  The Production  Payment and the investment plan were memorialized in an oilfield  development  agreement and the
EUA Lease  Agreement,  which were  entered  into between the parties on June 30,
2000.

By allowing MOT to take domestic  (Russian) oil as payment,  the Company ensured that  it  would  be able to sell  most  of its  own  allocation  of the  field's production into the non-Russian markets for hard currency where it could receive a  substantially  higher  price per  barrel  than was  provided  by the  Russian domestic market.  At the time the June 2000 agreements were signed,  the average price  received by Goloil for Russian  domestic  oil was  approximately  $10 per barrel and the average price received by Goloil for export oil was approximately
$23 per barrel.  More  importantly,  the  transaction  served a vital  immediate purpose by facilitating the Company's  ability to raise the capital necessary to continue to meet the  license's  work  requirements  as specified by the Russian government. The Company proceeded with the transaction because it believed that:

o    MOT was capable of quickly establishing production and generating cash flow at Goloil;

o    these assets were undervalued due to poor  infrastructure as well as due to
     Russia's status as an emerging market with a nascent  political  system and an embryonic legal system; and

o    if Teton had not secured the financing for the drilling program, separation and oil processing unit and connecting  pipeline,  the Goloil license could have  been  revoked  by the  Russian  Government  for  failure  to meet the license's requirements.

Notwithstanding  the clear need the Company had to  consummate  the  transaction with MOT and its affiliate EUA, as the Company matured,  it became  increasingly evident that the  transaction  did not provide an ideal platform for the Company because of:

o    our lack of  operating  control  of  Goloil  once  RussNeft  purchased  its majority interest;

o    the lack of  operating  discipline  from its Russian  Partner  resulting in operating revenues that covered operating costs but not capital expenses.

Goltech, Teton and MOT entered into a new arrangement known as the Restructuring and Funding  Agreement (the  "Restructuring  Agreement") dated October 19, 2001.
The  Restructuring  Agreement allowed MOT ultimately to transfer its interest in
Goloil from Goltech to McGrady, an MOT subsidiary,  thus making McGrady a direct stockholder in Goloil along with  InvestPetrol and our Goltech  subsidiary.  The
Restructuring  Agreement  also provided for the Company and MOT to share equally in funding responsibility for Goloil.

In or around April 2002, the Company  believes that MOT and its affiliates began to change the payment  terms under the  Restructuring  Agreement  and the Master
Agreement by, among other  things,  paying to EUA 50% of Goloil's cash oil sales revenue, rather than taking oil in-kind under the Production Payment to EUA.

On November 12, 2002, Mr. Cooper sent a letter to MOT that,  among other things, indicated  the  Company's  interest  in  redefining  the  relationship  to  more accurately  reflect the original  operating  concept,  including the  Production
Payment.  On November 26, 2002, the parties signed a memorandum of understanding
(the "11/2002 MOU") that, among other things,  defined agreements to control the relationship  between McGrady, and the Company going forward. As a result of the
11/2002 MOU, an amendment  to the EUA Lease  Agreement  dated March 25, 2002 was signed that clearly  defined the  Production  Payment as 50% of production to be sold into the domestic  (Russian)  market.  The MOU also allowed MOT to complete its  withdrawal  from  Goltech and  transfer its interest to McGrady as a direct stockholder  in Goloil.  The 11/2002  MOU also  provided  for joint  approval of capital expenditures by Goltech and MOT.

After the 11/2002 MOU was  executed,  and from April to September  of 2003,  the
Company began a series of discussions with InvestPetrol,  McGrady, and EUA, with respect to a potential  buyout of their interests in Goloil.  These  discussions ultimately did not lead to any agreement due to an inability to agree on price.

On September  14,  2003,  MOT  informed  the Company of  RussNeft's  purchase of
McGrady, InvestPetrol and EUA.

On  September  29,  2003,   Messrs.   Arleth,   Cooper  and  Effimoff  met  with
representatives  of RussNeft in Moscow to discuss entering into a new memorandum of understanding.

At  subsequent  meetings,  RussNeft  indicated  that it wanted to sell  Goloil's production  at a fixed price based on the average  price Goloil had received for its oil (both  domestic  and export) for the previous  year.  That price of 2400 rubles per ton (or $11.50 per barrel)  became the price at which Goloil sold its oil  commencing  in  October  2003.  On  October  2,  2003,  Teton  signed a new memorandum of understanding dated October 2, 2003 with RussNeft,  Teton, McGrady
InvestPetrol,  Goltech and Goloil (the "10/2003 MOU") which, among other things, recognized  certain of the existing  arrangements and provided the parties would seek a more general  basis of  cooperation  to be  negotiated  in the future but suspend for further  discussion  RussNeft's stated intention to have Goloil sell its production at 2400 rubles per ton.

Between  mid-October 2003 and November 2003,  Messrs.  Effimoff (Chief Operating
Officer)and  Gurevich (the Company's Senior Controller) met with representatives of RussNeft in an effort to agree on the outstanding issues not addressed in the
10/2003 MOU. During this time, Goloil began selling its oil at $11.50 per barrel and  making  payments  to EUA at a flat  rate of 19  million  rubles  per  month
(approximately $650,000) in lieu of the production payment.

On November 3, 2003, Mr. Gurevich met with Mr. Sergei Bakhir, Vice President for
Operations of RussNeft,  and other RussNeft  executives in Moscow to discuss the various  issues  between  the  parties.  During  the  course  of  that  meeting, representatives  of RussNeft first  indicated an interest in purchasing  Teton's share of Goloil.

In November  and  December  2003,  representatives  of the Company  continued to explore with RussNeft whether a common ground could be found for proceeding with the relationship. On December 15, 2003, the Company received RussNeft's proposed budget for Goloil for 2004.  Among  other  things,  the budget  provided  for an accelerated  drilling  program  and  capital  expenditures  that were beyond the
Company's  means and which might never be recovered  under the RussNeft  pricing policy of  selling  all of  Goloil's  production  for 2400  rubles  per ton.  On
December 22, 2003,  the proposed  2004 Goloil  budget was approved by the Goloil board. The Company  representatives  on Goloil's board opposed the proposed 2004 budget.

On January 18 and 19, Messrs.  Cooper,  Effimoff and Arleth met at the Company's
Colorado office to consider the status of the relationship with RussNeft and the possibility of  recommending  a sale of the Company's  interest in Goloil to the
Company's Board.

In late January 2004 through  February 12, 2004,  Messrs.  Effimoff and Gurevich traveled to Moscow to, discuss with RussNeft the terms of a possible sale of the
Company's interest in Goloil.

On January  20,  2004,  the  Company  hired an  affiliate  of Troika  Dialog,  a
Moscow-based  investment  bank,  with a mandate to assist it in negotiating  the sale of its interest in Goloil.

On February 10, 2004, the Company received a letter from Mr.  Gutseriev  through
Troika's  affiliate.  Among other  things,  the letter  offered the Company $4.5 million for its share in Goloil,  which included  payment of debt and equity for the Company.

During  February  2004,  representatives  of  Troika,  acting  on  behalf of the
Company,  met with Mr. Gutseriev on several occasions to discuss a revised offer for the Company's interest in Goloil.

On March 2, 2004, following a Goloil Board meeting,  Messrs.  Cooper and Arleth, accompanied by representatives  of the Troika affiliate,  met with Mr. Gutseriev in Moscow to negotiate the proposed sale of Teton's stake in Goloil.

On March 26, 2004, during a telephonic Board meeting,  Mr. Arleth discussed with the  other  Board  members  the plan to sell  Goltech's  interest  in  Goloil to
RussNeft if a fair and  reasonable  transaction  could be  structured  under the circumstances. The Board endorsed management's assessment and recommendation.

On March 31, 2004, we signed an agreement  with  RussNeft  regarding the sale of its interest in Goloil.

On April 5, 2004, we announced an agreement to acquire a majority  interest in a producing field in Russia (later disclosed to be the Samson transaction).

On April 6, 2004, the Company's Board unanimously approved the proposed terms of the Goloil sale and authorized the execution of a definitive agreement.

On April 12, 2004, we announced the sale of Goloil.  The press release stated in relevant part:

     "Teton will sell its 35% stake in the Goloil  license to a private  Russian independent. In addition, the sale price will include all outstanding loans and accrued interest owed to Teton.  The closing of the Goloil  transaction is subject to approval by Teton's shareholders."

On April 20, 2004, a revised  definitive  Share  Purchase and Sale Contract (the
"Share  Purchase  and Sale  Contract")  between the Company and RussNeft for the sale of the Company's interest in Goloil was executed.

On May 13, 2004, we announced,  among other things,  further  information on the
Goloil sale,  that Vitol had exercised its first  purchase right with respect to the Samson  transaction  and that our $3.85  million  deposit  on this  proposed purchase had therefore been fully refunded.

The aggregate consideration of US$15,000,000 was ultimately arrived at through a variety of factors:

o    The  amount of the loans,  including  accrued  interest,  due  Goltech  had previously been established at US$6,039,771 at March 31, 2004; and

o    The balance or US$8,960,229 was based in part on the parties'  agreement on the value of the reserves.

Summary of Material Terms of the Share Purchase and Sale Contract

On April 6 and April 13, 2004, our Board  unanimously  approved and on May 11 it unanimously  ratified the Share  Purchase and Sale  Contract  between our wholly owned subsidiary  Goltech Petroleum LLC and RussNeft,  pursuant to which Goltech agreed  to sell  our  indirect  35.30%  interest  in  Goloil  to  RussNeft.  The definitive  Share  Purchase  and Sale  Contract  was executed by both parties on
April 20, 2004.  Under Delaware law,  completion of the Goloil sale requires the approval  of our  stockholders  since the Goloil  sale  constitutes  the sale of substantially all of our assets.

The material terms of the Share Purchase and Sale Contract are summarized below.

Parties

The parties to the Share Purchase and Sale Contract are Goltech Petroleum LLC, a
Texas limited liability company and our wholly owned subsidiary, and RussNeft.

The Assets

The asset to be sold is Goltech's  35.30%  ownership  stake in Goloil.  Goloil's significant  asset is a license  that  encompasses  187 square  kilometers  (116 square miles) in the south central  portion of the west  Siberian  basin.  It is located  approximately  10 miles to the  north  and west of  Samotlor,  Russia's largest oil field.  Three producing  fields are located within the license area:
Golevaya,  Eguryak,  and South Eguryak.  The Goloil license expires in 2022, but may be extended upon  compliance  with a specified  program of operations and an undertaking  of  additional  investment  after the end of the term.  The  Goloil license may be  terminated  prior to its term if Goloil fails to comply with the requirements of the license. The Assets to be sold constitute  substantially all of our operating assets.

The Purchase Price

The purchase  price for our 35.30%  interest in Goloil is $8,960,229 in cash. As is  described  below,  Goloil  will also repay  advances  made by the Company to
Goloil totaling $6,039,771, of which $3,569,051 of the principal and $131,452 of the accrued  interest had been repaid as of April 2, 2004. The gross proceeds of the two transactions to the Company will be $15,000,000.  The advances were made to  Goloil  by the  Company  to  finance  our  50%  share  of  Goloil's  capital expenditures and currently bear interest at the rate of 8% per annum.

Closing

Unless otherwise agreed by the parties,  the closing date for the Goloil sale is expected to take place shortly after shareholder  approval of the Goloil sale is obtained and all other conditions of the Goloil sale are met.

Representations and Warranties

The agreement contains various customary  representations and warranties made by each of the parties to the agreement. Such representations and warranties relate to,  among other  things,  the  enforceability  of the  agreement,  the parties'
organization,  the parties' authority to enter into the agreement, and the title to the shares of Goloil being transferred.

Conditions to Completion of the Goloil Sale

In addition to stockholder  approval of the  transaction,  the completion of the sale of our assets is subject to the  repayment of  $6,039,771  in loans made by the Company to Goloil,  $3,569,051  of the principal and $131,452 of the accrued interest of which had been repaid as of April 2, 2004.

Termination of the Share Purchase and Sale Contract

The  contract  may be  terminated  and the Goloil  sale  abandoned  for  various reasons, including:

o    by mutual consent of the parties;

o    if we have not sent a notice to  RussNeft by August 1, 2004,  stating  that our stockholders have approved the Goloil sale;

o    if RussNeft has not issued certain  letters of credit to support payment of the  Purchase  Price and the  repayment  of  advances  as  required  by the agreement by August 16, 2004; and

o    if Goloil has not repaid all debts,  including  the  principal and interest under all of its loan  agreements with the Company  [Goltech],  pursuant to the loan repayment agreement described below.

Regulatory Approvals

The sale is subject to Russian Anti-Monopoly Commission approval.

Repayment of Loan Advances

In  connection  with the Goloil  sale,  the Company also entered into a separate agreement  with Goloil for the  repayment  of all of the  outstanding  loans and advances  owed to the  Company  by  Goloil.  At the date of the  loan  repayment agreement,  the amount of advances by the Company to Goloil,  including interest totaled  $6,039,771.  As of April  2,  2004,  $3,569,051  of the  principal  and
$131,452 of the accrued interest had been repaid.  As noted above, the repayment of the  loans is a  condition  to the  closing  of the Share  Purchase  and Sale
Contract.

Expenses of the Goloil Sale

Whether or not the Goloil sale is completed,  each party is required to bear its own costs and expense  including  fees of attorneys,  accountants  and financial advisors.  We currently  estimate our legal and  accounting  costs in connection with the sale to be approximately $250,000.  Additionally, if the Goloil sale is completed,  we will owe an investment banking fee of $750,000 to an affiliate of
Troika Dialog in connection with its arrangement of the Goloil sale.

Absence of Dissenters' Rights of Appraisal

Under the  applicable  provisions  of  Delaware  General  Corporation  Law,  the
Company's  stockholders  will have no appraisal  rights in  connection  with the
Proposed  Transaction  to seek  appraisal  for the fair  value of the  shares of
Common Stock.

No Opinion of Financial Advisor - Fairness of the Goloil Sale

The Board believes that in light of all the  circumstances,  including those set forth under "Risk Factors"  below,  that the proposed Goloil sale is in the best interests of, and is fair and reasonable to, the stockholders of the Company and unanimously recommends that our stockholders approve the sale of Goloil.

Our Board has  considered  a number of  factors  in  reaching  this  conclusion, including, in particular, the following:

o    The  Company  expects to  realize a  significant  gain on the  Goloil  sale currently estimated at approximately $12.6 million;

o    The fact that RussNeft is the most likely  purchaser for Goloil since it is already the majority owner of Goloil;

o    The fact  that  there is a  limited  universe  of  alternate  buyers  for a minority interest in a Russian oil and gas company;

o    The  expected  long term  recovery of profits by our  Company  based on the current  structure of Goloil's  ownership  and the  positions  RussNeft has taken under the agreements and, in particular,  the fact that we would have had to invest  approximately  $14.6  million in Goloil  over the next three years to fund RussNeft's accelerated capital expenditure programs, in order to receive  approximately $13.3 million in cash flow from reserves,  rather than receiving $15 million of cash in the Goloil sale now.

o    Our minority position in Goloil does not allow us to maximize our return on investment  since  RussNeft as majority owner is able to make decisions for the benefit of RussNeft;

o    RussNeft has caused  Goloil to sell its  production  at a fixed price which does not allow the  Company  to  maximize  the value of its  investment  in
     Goloil;

o    The inability of the Company to effectively prevent the discounted sales of
     Goloil production;

o    The difficulties the Company would face in continuing its relationship with
     RussNeft;

o    The fact that  legal  remedies  for  minority  stockholders  in Russia  are significantly  more  limited  than in the United  States and the  potential costs and  effectiveness  of seeking  redress in Russian  courts  against a
     Russian party;

o    The fact that the Company pays the Russian  mineral  extraction tax and the lifting  costs on the 50% of Goloil's  production  that is paid to EUA as a production payment and will do so through 2007;

o    The fact that InvestPetrol has a 29.41%  reversionary  interest in Goloil's profits  from and  after  the time at which  Teton  receives  its  original investment  back which would reduce Teton's profit interest after payout of its investment;

o    Reductions  in Goloil's  revenues and  projected  future net revenues  from proved  reserves as a result of the sales by Goloil at a fixed price and in
     2002 as a result  of  various  other  factors  previously  reported  by the
     Company;

o    The  Company's  desire  to own a  controlling  interest  in  its  operating business;

o    The potential availability of other potential oil fields for sale in Russia at attractive  prices  comparable to the price the Company would receive in the sale of Goloil; and

o    The potential  availability of the proceeds from the sale of Goloil for use in pursuing other opportunities with the potential to improve the Company's economic position.

Countervailing Considerations

The Board  also  identified  and  considered  a number of  potentially  negative factors in its  deliberations  concerning  the Goloil sale,  including,  but not limited to:

o    The risk  that if the  Company  cannot  complete  an  acquisition  within a reasonable  time  after  closing  Goloil  that its  Common  Stock  could be delisted from the AMEX;

o    The risk that the Company  cannot  promptly  reinvest the proceeds from the
     Goloil sale it risks  dissipating  those  proceeds in payment of  operating expenses; and

o    The  potential  for a negative  perception  being  created in the market by reason of our not having a completed  acquisition  to replace our operating business before exiting from our existing business.

Procedural Safeguards

The Board believes that sufficient  procedural  safeguards are present to ensure the fairness of the Goloil sale. The belief is based upon the following factors:

o    Approval of the Share Purchase and Sale Contract  requires the  affirmative vote of a majority of the outstanding Common Stock of the Company; and

o    The Goloil sale was  unanimously  approved by the Directors of the Company, including the independent members of the Board.

Accounting Treatment of Proposed Transaction

Under accounting  principles generally accepted in the United States of America, upon consummation of the Proposed Transaction,  we expect to reflect the results of operations of Goloil as discontinued  operations,  including the related gain on the sale,  net of any  applicable  taxes  commencing  in the third quarter of
2004. For further information see the Pro Forma financial  information  included as Appendix A-3.

Summary Pro Forma Financial Information

Attached  as  Appendix  A-3 is  the  Company's  unaudited  pro  forma  condensed financial  information which gives effect to the sale of Goloil. As discussed in
Appendix  A-3,  and  summarized  below,  the  operations  of  Goloil  have  been reclassified  to  discontinued  operations  and a gain of $12.6 million has been recorded on the sale. The pro forma  condensed  financial  information  does not purport to represent  what the results of operations  and financial  position of the Company would  actually have been nor do they purport to project the results of operations  or financial  position of the Company for any future period or as of any date. The summary pro forma  information  set forth below is qualified in its entirety by reference to the pro forma information set forth in Appendix A-3 including the notes thereto.

The following table  summarizes key financial items as historically  provided by the Company and then on a pro forma basis,  assuming the sale  occurred on March
31, 2004:

                                 TETON PETROLEUM COMPANY
                              SUMMARY PRO FORMA INFORMATION
                           GIVING EFFECT TO THE SALE OF GOLOIL

                                        December 31, 2003            March 31, 2004
                                        -----------------            --------------
                                      Historical   Pro Forma     Historical   Pro Forma
                                     Amounts, as     After      Amounts, as     After
Statement of Operations Data:          Reported   Goloil Sale     Reported   Goloil Sale
                                     -------------------------  --------------------------

  Sales                             $11,437,802            -     2,962,500            -

  Net loss from continuing
   operations applicable
   to common shares:                 (8,415,537)  (6,816,857)   (3,075,083)  (2,639,787)

  Net income (loss) from
  discontinued operations
  applicable to common shares:                -   (1,598,680)            -   12,177,001

  Net (loss) income applicable to
   common shares:                    (8,415,537)  (8,415,537)   (3,075,083)   9,537,214

  Net loss from continuing
operations per common share:              (1.23)       (1.00)        (0.35)       (0.30)

  Net income (loss) from
  discontinued operations
  per common share:                           -        (0.23)            -         1.39

  Weighted average common shares
   outstanding                        6,840,303    6,840,303     8,747,165    8,747,165

  Net (loss) income from per common
   share                            $     (1.23)  $    (1.23)   $    (0.35)  $     1.09

Balance Sheet Data:

  Current assets                                                10,325,326   20,696,760

  Total assets                                                  21,132,672   20,723,128

  Current liabilities                                           13,011,002      732,261

  Total liabilities                                             13,140,502      732,261

  Total stockholders' equity                                     7,992,170   19,990,867

Selected Consolidated Financial Data

The following table contains selected consolidated  Financial Data and Operating
Information  of the Company for the three  months  ended March 31, 2004 and 2003 and for each of the five years ended  December  31, 2003 and is qualified in its entirety by reference to the unaudited  financial  statements of the Company for the quarter  ended  March 31, 2003 and March 31, 2004 and the audited  financial statements  for the three years ended December 31, 2003 set forth in Appendix A.
The results for the quarter  ended March 31, 2004 are not  indicative of results for the full year 2004.

                                TETON PETROLEUM COMPANY
                   SELECTED FINANCIAL DATA AND OPERATING INFORMATION
                             (In $000's, except as noted)

                                For the Quarter
                                    Ended
                                   March 31,               For the Years Ended December 31,
                              -----------------  ------------------------------------------------
                                2004      2003      2003      2002      2001      2000     1999
                              -----------------  ------------------------------------------------
Financial
---------

  Operating Revenues          $ 2,963   $ 3,409   $11,438   $ 6,923   $ 1,625   $ 1,675   $ 1,518
  Net loss                     (2,522)     (781)   (5,635)  (10,974)   (1,658)   (3,066)   (1,025)
  Comprehensive loss           (3,360)     (695)   (8,247)  (11,115)   (1,742)   (2,957)     (325)
  Net cash provided by (used
   in) operating activities    (1,563)      192    (3,011)   (5,169)   (1,553)   (1,069)     (903)
  Total assets                 21,133    10,995    20,718    10,012     2,211     2,317     1,789
  Oil and gas properties,
   net (successful efforts)     8,564     7,479     9,340     4,896     1,169     1,490     1,482
  Notes payable                     0         0         0         0       844     1,425       577
  Proportionate share of
   notes payable                8,220     2,845     7,419     2,948       770       395         0
  Working capital (deficit)    (2,686)   (2,865)   (1,160)      176    (1,430)     (982)     (246)
  Stockholders' equity
   (deficit)                    7,992     5,154    10,205     4,879      (382)       58    (1,212)
  Weighted average Common
   shares outstanding -
   basic and diluted            8,747     6,321     6,840     3,105     2,244     1,470     1,096
  Basic and diluted loss per
   common share                 (0.35)    (0.12)    (1.23)    (3.53)    (0.72)    (2.04)    (0.96)
  Cash dividends declared
   per common share               0.0       0.0       0.0       0.0       0.0       0.0       0.0

Operating
---------
  Net productive wells (1)       10.5       7.5      10.5       6.5       3.5       1.5       1.0
  Net oil production -
   barrels                        167       151       632       471        95       143       134
  Oil and gas property and
   equipment expenditures         190     2,887     5,392     3,222       322     2,002       257
  Proved reserves
   - barrels (2,3)              8,095    13,113     8,262    13,264    40,174     8,500    19,375
  Proved developed reserves
   - barrels (2,3)              3,649     4,416     3,816     4,567    15,493     1,300     2,300

(1)  Net well count is based on Teton's  effective net interest as of the end of each year.  Prior to August  2000,  Teton  owned 100% of the  interests  in
     Goltech.  Subsequent  to August  2000 our  interest  was reduced to 50%. In
     November, 2002, it again became 100%.

(2)  Teton revised its estimated proved and proved developed  reserves  downward at the end of 2002. The reserve estimates were decreased at the end of 2002 based on additional  data derived from  production and other data from both new and older wells  producing in 2002.  These had been revised  upwards in the previous year  following the  preparation  of a waterflood  feasibility study that indicated the existence of  substantial  reserves from secondary recovery.  The decline in reserves from 1999 to 2000, reflected the sale of
     50% of Teton's shares in Goloil to MOT.

(3)  Teton again  reduced its estimated  proven  reserves at the end of 2003. In particular,  the performance of several of the Company's Jurassic formation
     wells  led  its  engineers  to  reduce  the  anticipated   primary  (before
     waterflood)  recovery of reserves and revise their opinion  concerning  the necessity  of  waterflooding.  While the  Company  anticipates  Goloil will eventually recover most of the reduction in reserves through waterflooding,
     SEC  regulations do not permit the inclusion of such reserves in the proven category  in the  absence  of  either a pilot  program  or  formal  written commitment by the operator and  non-operators  in a project to commence the waterflood  project.  The Company also removed several  Jurassic  locations from the proved  category,  either because they were deemed  uneconomic for primary  production alone,  based on the performace of offsetting  Jurassic producing  wells or in two cases  because the operator and Company have not yet formally  agreed to drill them. The Company would expect to restore the reserves from the two wells to the proven category when they are drilled.

Forward Looking Statements

With the  exception of  historical  matters,  the matters  discussed  herein are forward looking statements that involve risks and uncertainties. Forward-looking statements  include,  but are not limited to statements  concerning  anticipated trends in revenues.  Our actual results could differ materially from the results discussed in such forward-looking statements.  There can be no assurance that we will achieve the results expressed or implied in forward-looking statements.

Management Discussion and Analysis of Results of Operations and Financial Condition

Overview

Teton Petroleum Company is an independent oil and gas exploration and production company whose primary focus is the Russian Federation and former Commonwealth of
Independent  States ("CIS").  The Company,  through its wholly owned subsidiary,
Goltech owns a 35.30%  equity  interest in Goloil.  RussNeft  owns the remaining
64.70% of Goloil through two  subsidiaries,  McGrady and  InvestPetrol.  McGrady holds 35.29% and  InvestPetrol  holds 29.41% of the equity  interests in Goloil.
However,  until Goltech and McGrady  receive the return of 100% of their capital investment  in  Goloil,  they are each  entitled  to a 50% net profit in Goloil.
Goloil  is  managed  by a seven  person  management  board  on which we have two
representatives.   Pursuant   to  the   existing   agreements   among   Goloil's
shareholders,  Goltech and McGrady share equally in capital expenditures,  gross
revenues,   costs  and  expenses,  until  they  receive  100%  return  of  their investments in Goloil. Limited Liability Company EnergoSoyuz-A ("EUA"), a wholly owned  subsidiary of RussNeft,  is the lessor of certain oil field facilities to
Goloil  pursuant  to a Lease  Agreement  No.  EST  160/000630  (the  "EUA  Lease
Agreement")  among EUA as lessor and Goloil as lessee dated as June 2000. EUA is also the recipient of a production payment ("Production  Payment") consisting of
50%  of  Goloil's  production  (or  at  EUA's  option,  cash  in  lieu  of  such production).  Since  October  2003 EUA has taken  cash  instead of oil under the
Production  Payment  in the  amount of  approximately  $650,000  per  month.  In addition,  Goloil has been  selling its oil at a fixed price of 2,400  rubles or
$11.50 per barrel. It is possible that a significant  portion of such sales have been made to or through one or more affiliates of RussNeft.

RussNeft,  which was  founded in the fall of 2002,  is one of  Russia's  largest independent oil producers.  In September 2003, RussNeft acquired a 64.70% equity interest in Goloil in a private  transaction  in which it  purchased  all of the
shareholders   of  Goloil  (other  than  Goltech)   consisting  of  McGrady  and
InvestPetrol.  At that time,  RussNeft  also acquired EUA, the lessor of various wells and facilities to Goloil under the EUA Lease Agreement.  In acquiring such interest, RussNeft became entitled to appoint a majority of the management board of Goloil and acceded to EUA's interest in the production  payment and McGrady's and InvestPetrol's reversionary interests in Goloil.

Goloil holds a twenty-five  year  renewable  license to produce oil and gas in a portion of Western Siberia. The license was issued by the Russian Federation and expires in 2022, but may be extended if Goloil  complies with certain  specified conditions  and undertakes  additional  operations at the end of the term of the license.  The Goloil license encompasses 187 square kilometers (78 square miles)
in the south  central  portion of the west Siberian  basin.  The license area is located approximately 50 miles north of Nizhnevartovsk in western Siberia. Three oil producing fields are located within the license area: Golevaya, Eguryak, and
South Eguryak.

Highlights from the year ended December 31, 2003 include:

o    Annual sales  increased by 42.5% from  443,268 to 631,626  barrels,  net to
     Teton.

o    Seven new wells  (gross)  were  drilled  on the  Company's  Goloil  license bringing the total to 21 wells, 16 of which were in production at year-end.
     Of the 21 wells, one is awaiting completion,  and four are off-line pending upgrades to the gathering system.

o    Revenues increased 65.2%, from $6,923,320 to $11,437,802.

o    The  Company's  net  loss  for  the  year  narrowed  from   $10,973,923  to
     $5,634,844.

o    In April 2003,  Teton's  Board of  Directors  made  several  changes to the management of the Company the most  important of which was the  appointment of a new President and Chief Executive  Officer,  Karl Arleth,  who assumed
     responsibility  for  the  day-to-day  management  of  the  Company.   Other
     management  changes  made  at  the  time  included  the  appointment  of  a
     Controller and an interim full-time Chief Financial Officer.

o    Also in April 2003, the Company  relocated its corporate  headquarters from
     Steamboat Springs,  CO to Denver, CO and over the next several months hired several  administrative  and accounting  personnel to support the Company's plans for  growth.  The  Company  also took steps to tighten  its  internal controls,  enhance  its  ability to evaluate  potential  acquisitions,  and improve its information systems.

o    In May 2003, the Company effected a 1:12 reverse share split and listed its shares on the American Stock Exchange.

o    Also in May 2003, the Company  announced the signing of a purchase and sale agreement to acquire the 50% ownership interest in LLC Chernogorskoye  held by Anderman Smith, which if completed would have added  approximately 4,000
     BOPD to the Company's net oil production.  However,  the Company was unable to close this  transaction due to differences  with the seller over closing price adjustments the Company believed  necessary  following due diligence.
     Although discussions continued on this possible acquisition until spring of
     2004, such discussions were terminated in May 2004.

o    In November 2003, the Company successfully  concluded the private placement of $9.8 million (with an additional  $500,000 issued in January of 2004) of
     8% Convertible  Preferred Stock to be used primarily for working capital in the Goloil license and for general corporate purposes.

o    The  Company  opened a Moscow  Representative  Office in December to better monitor its  operations in Russia as well as to establish a higher  profile in the Russian oil industry and facilitate  greater deal-flow as it pursues acquisition opportunities there and in other FSU states.

Financial  highlights  from  the  quarter  ended  March  31,  2004  include  the following:

o    Teton's  share of  production  from  Goloil  increased  by 10.5% to 167,162 barrels year over year in the first quarter.

o    First  quarter  production  revenues  declined  year  over year by 13.1% to
     $2,962,500  primarily  as a  consequence  of the  low oil  prices  received related to new product  marketing  arrangements  put in place for Goloil by
     RussNeft starting in the fourth quarter of 2003.

o    Teton's net loss for the first quarter  widened from $781,085 to $2,522,113 from the same period in 2003.

During 2004 Teton's activities have been focused in three areas:

1)   Discussions  with its partner OAO NK RussNeft  over the  management  of its
     Goloil subsidiary;

2)   Negotiating the proposed sale of Goloil to RussNeft; and

3)   Acquiring other producing oil properties in Russia and the CIS.

Sale of Goloil Interest to RussNeft

In September,  OAO NK RussNeft,  a newly formed Russian independent oil producer
acquired   the  64.70%  of  Goloil   shares  held  by   Mediterranean   Overseas
Trust/McGrady and InvestPetrol and assumed responsibility for operating Goloil's
Eguryak License.

Commencing  October 1, RussNeft began selling  Goloil's  production to an entity believed by the  Company to be an  affiliate  of  RussNeft  for a fixed price of
2,400  rubles per ton  ($11.50  per  barrel),  a price  substantially  below the blended market price Goloil  formerly  received  selling its production into the export,  near abroad and domestic markets and significantly below current market prices. As a consequence, the Company estimates its revenues after taxes for the quarter were reduced by  approximately  $1.44 million in fourth  quarter of 2003 and by $2.02  million  in the first  quarter  of 2004  from  what it would  have
received  under  its  previous  arrangements.   Moreover,   since  this  pricing
arrangement  prevailed  through the end of the fourth  quarter  and beyond,  the
Company had to significantly  reduce the present value of its reserves effective
January 1, 2004,  as detailed in its Form  10-KSB/A for the year ended  December
31, 2003.

Efforts to resolve these and other issues with  RussNeft  culminated in a series of meetings in Russia  starting in November  2003 between Teton  executives  and representatives  of RussNeft,  which failed to yield an  acceptable  resolution.
Shortly  thereafter,  the Company and RussNeft  began to discuss the terms of an exit via a sale of Teton's interest in Goloil to RussNeft.

The proposed sale of the Company's  interest was announced on April 11, 2004 and on May 12,  2004 the  Company  provided  additional  detail  in a press  release including the sales price.  The purchase price for our 35.30% interest in Goloil is $8,960,229 in cash. As is described  below,  Goloil will also repay  advances made by the Company to Goloil totaling  $6,039,771,  of which  $3,569,051 of the principal  and  $131,452 of the accrued  interest had been repaid as of April 2,
2004.  The  gross  proceeds  of the  two  transactions  to the  Company  will be
$15,000,000.  The advances were made to Goloil by the Company to finance our 50%
share of Goloil's  capital  expenditures and currently bear interest at the rate of 8% per annum.  On May 12, 2004,  the Company also  disclosed  that the Goloil sale would result in a gain of approximately $12 million.

Unless otherwise agreed by the parties,  the closing date for the Goloil sale is expected to take place shortly after shareholder  approval of the Goloil sale is obtained and all other conditions of the Goloil sale are met.

The sale is subject to Russian Anti-Monopoly Commission approval.

2004 Operational and Financial Objectives

With the Company's  agreement to sell Goloil,  subject to shareholder  approval, the  Company is now  focusing  its  efforts  on  seeking to acquire  oil and gas properties as described below.

The Company plans to use the proceeds from this transaction to acquire other oil and gas properties.  The Company is primarily focused on acquisition opportunities in Russia and the former CIS states with the characteristics described below.  However, the Company may consider other opportunities outside its area of geographic focus, as described below.  The
Company has been actively seeking acquisitions of properties for approximately one year.
Specifically, the Company has been targeting small to medium-sized oil fields with existing production ranging from 1,000 to 5,000 barrels of oil per day with proven reserves that provide immediate cash flow, production, and an opportunity for additional upside potential from developmental drilling and other exploitation opportunities.  The Company has been focusing its efforts in the West Siberian Basin and in the Komi Region of Russia but could consider opportunities either inside or outside of Russia and the former CIS states where:

o    It can achieve operating control over the acquired asset;

o    There is sufficient operating infrastructure,  including gathering systems,
     pipeline   connections,   electricity   generation,   and  oil   processing
     facilities;

o    The  acquisition  cost is  between  US$1.50 - US$3.00  per barrel of proved reserves (for Russian and CIS properties); and

o    The  investment  has the potential to produce an internal rate of return in excess of 15%.

The Company has engaged in preliminary negotiations regarding several properties in  Russia  during  the  past  year,  and  is  continuing  to  seek  acquisition opportunities, but has not, as of the date of this Proxy Statement, entered into any agreements  with any party except as described  below with respect to Samson
International Resources.

Teton's plans to pursue such acquisitions means that it will incur increased due diligence and legal  expenses,  that will be reflected in its G&A expenses.  The
Company  is  now  devoting   significant   internal   resources  to   evaluating
acquisitions while also utilizing the services of outside  technical,  legal and accounting consultants.

Samson International Transaction

On April 5, 2004,  the Company  announced that it had signed a purchase and sale agreement to acquire a majority  (52%)  interest in a producing  field in Russia subject to many  conditions and further due  diligence.  A cash deposit of $3.85 million was paid by the Company to Samson International  Resources ("Samson") in
connection with the proposed sale. The closing of the acquisition was subject to several  conditions,  including  a right  of  first  purchase  held by  Samson's partner,  Vitol,  to acquire  Samson's  interest  in the field on the same terms offered by the Company.  Vitol  elected to exercise this right in May and Samson subsequently refunded the Company's deposit on May 11, 2004, though the contract between Samson and the Company  technically remains in effect. In the event that
Vitol does not  purchase  Samson's  52%  interest,  the Company and Samson could determine to proceed with the transaction subject to the Company's due diligence and assuming that all other conditions to the sale are met. However, the Company believes,  in light of the exercise of the first purchase  right by Vitol,  that this transaction is unlikely to occur.

Results of Operations for the Year Ended December 31, 2003

The  table  below  summarizes  some  of the  most  important  components  of our revenues,  operating  costs and net loss during in 2003.  Please note that since
Teton  absorbs  its  share  of the cost of  producing  the oil  paid  under  the production  payment  (included  in the  cost  amounts),  per  barrel  costs  are effectively doubled.

           Operating Highlights for the Year ended December 31
                (in U.S. Dollars, unless otherwise noted)

                                                         Change     Change
                              2003         2002            ($)        (%)
                          --------------------------------------------------
Sales, Barrels                631,626        443,268      188,358     42.5%
Average Daily Sales,
Barrels                         1,730          1,214          516     42.5%
Average Selling Price,
$/barrel                      $ 18.11    $     15.62       $ 2.49     15.9%
Revenues                  $11,437,802    $ 6,923,320   $4,514,482     65.2%

Costs of Sales and
Expenses, excl. DD&A

 Production Costs           2,020,447      1,218,411      802,036     65.8%
 Transportation &
Marketing                     807,266        611,956      195,310     31.9%
 Taxes other than Income
taxes                       5,864,920      3,537,990    2,326,930     65.8%
 Export Duties              1,492,999        910,936      582,063     63.9%
                           ----------    -----------   ----------

                           10,185,632      6,279,293    3,906,339     62.2%

Results from Goloil
Operations, before DD&A     1,252,170        644,027      608,143     94.4%
 Less General &
Administrative Expense,
Goloil                        837,134        588,774      248,360     42.2%
                             --------       --------    ---------    -----
Goloil operating (loss)
income before DD&A            415,036         55,253      359,783        -

Depreciation, Depletion
& Amortization, Goloil      1,582,513      1,130,583    1,130,583    250.2%
                           ----------     ----------   ----------    -----

Operating loss, Goloil     (1,167,477)      (396,677)    (770,800)      -

General & Administrative
Expense, Teton              3,919,746      4,744,952     (825,206)   -17.4%
                          -----------     ----------    ---------   ------

Operating Loss, Teton     $(5,087,223)   $(5,141,629)  $   54,406       -
                          ===========    ===========   ==========   ======

        Costs and Expenses Per Barrel during the Year ended December 31
                                (in U.S. Dollars)

                                          Change
Controllable Costs         2003    2002     ($)    % Change
                         -----------------------------------
                         -----------------------------------
 Production Costs          $ 3.20 $ 2.75    $0.45     16.4%
 G&A - Goloil                1.33   1.33    (0.00)    -0.%
 G&A - Teton                 6.21  10.70    (4.49)   -42.0%
                            ----- ------    ------   ------
                            10.74  14.78    (4.04)   -27.4%

Non-Controllable Costs
 Transportation &
Marketing                    1.28   1.38    (0.10)    -7.2%
 Taxes other than
Income Taxes                 9.29   7.98      1.31    16.4%
 Export Duties               2.36   2.06      0.30    14.6%
                            ----- ------     -----    -----
                           $12.93 $11.42     $1.51    13.2%

In 2003, Teton's net loss narrowed from $10,973,923 to $5,634,844, or $8,415,537 after giving effect to the imputed preferred stock dividends for inducements and beneficial  conversion  charges  associated  with the  Company's 8%  convertible preferred  stock  offering and subsequent  conversion.  In terms of earnings per share,  Teton's  loss  narrowed  from $3.53 to $1.23 per share.  The decrease in losses was largely  attributable to improved  operating  results at Goloil and a significant  decline  in  non-cash  charges  related  to  financing,  offset  by increased  salaries  and  other  expenses  related  to the  Company's  increased staffing levels.

Oil revenues  increased from  $6,923,320 to  $11,437,802  from 2002 to 2003. The increase was due to both a 42.5%  increase in barrels sold and a 15.9%  increase in the  average  price per  barrel  sold  from  $15.62  to  $18.11  per  barrel.
Historically, Teton has not hedged its sales and this remained the case in 2003.
However,  as discussed  above revenues were less than expected during the fourth quarter of 2004 by $1.44  million due to the fixed price paid by an affiliate of
Russneft when compared to blended market price Goloil received  previously.  The
Company  anticipates that a similar reduction in revenues and operating earnings for each 2004 quarter in which the Company retains an interest in Goloil.

Teton's  share of Goloil's  costs of sales and  expenses  (before  depreciation, depletion  and  amortization  expenses  or "DD&A")  increased  62.2%,  which was slightly less than the increase in revenues. As seen from the table above, taxes other than income taxes and export  tariffs are both important  contributors  to these costs and expenses accounting for more than 70% of the total costs in both
2002 and 2003. Both are tied directly to revenues, and in the case of the export tariff,  to the price of oil as well.  Export tariffs would have been higher had not Goloil  effectively  stopped  exporting oil at the end of the third quarter, instead  selling  all of its  production  domestically  for a flat  fee of 2,400 rubles per barrel.

Teton's share of Goloil's operating income before DD&A increased from $55,253 to
$415,036  from 2002 to 2003,  but  after  Goloil's  DD&A its share of  operating losses rose from $396,677 to $1,167,477.  DD&A itself increased by 250.1%,  from
$451,930 to $1,582,513,  reflecting the capital expenditures  incurred by Goloil as it has developed its license.

General and administrative expense ("G&A") at Teton decreased from $4,774,952 to
$3,919,746 or 17.4% from 2002 to 2003. The decrease was largely  attributable to a $1,562,575  decline in fees paid to consultants for capital raising activities offset by  increases  in  compensation  to officers  and  employees  ($323,951), professional fees ($109,146),  travel and entertainment ($193,773), and expenses relating to  marketing,  advertising,  and  investor  relations  ($167,987).  In addition to the increase in compensation relating to additional staffing to meet
Company goals and objectives, most of the other G&A increases were the result of activities such as Teton's  preferred  stock offering,  its listing on the AMEX, the filing of its  registration  statement  with the SEC, and due diligence with respect to the proposed acquisition of LLC Chernogorskoye.

Results of Operations for the Quarter Ended March 31, 2004

The  table  below  summarizes  some  of the  most  important  components  of our revenues,  operating costs and net loss in the first quarter of this year. It is important to note that since Teton  absorbs 50% of the cost of producing the oil paid under the Goloil production payment (included in the cost amounts), Teton's per barrel production costs are effectively doubled.

              Operating Highlights for the Quarter ended March 31
                   (in U.S. Dollars, unless otherwise noted)

                                                2004    2003    Change % Change

Sales, Barrels                               167,162     151,304       15,858    10.5%
Average Daily Sales, Barrels                   1,837       1,663          174    10.5%
Average Selling Price, $/barrel                17.72       22.53        (4.81)  -21.3%
Revenues                                   2,962,500   3,408,718     (446,218)  -13.1%

Costs of Sales and Expenses, excl. DD&A

  Production Costs                           622,277     326,305      295,972    90.7%

  Transportation & Marketing                       -     280,965     (280,965) -100.0%
  Taxes other than Income taxes            1,973,275   1,427,572      545,703    38.2%
  Exploration cost (Geology & Geophysics)    154,776      93,148       61,628    66.2%

  Export Duties                                   -      559,240     (559,240) -100.0%
                                          ----------   ---------  -----------
                                           2,750,328   2,687,230       63,098     2.3%

Results from Goloil Operations, before
DD&A                                         212,172     721,488     (509,315)      -
  Less General & Administrative Expense,
Goloil                                      184,086      219,557      (35,471)  -16.2%
                                          ----------  ----------   ----------
                                              28,086     501,931     (473,844)      -

Depreciation, Depletion & Amortization,
Goloil                                       390,386     332,738       57,648    17.3%

Operating Income (Loss), Goloil            (362,300)     169,193     (531,493)      -

General & Administrative Expense, Teton    2,102,638     772,899    1,329,739   172.0%
Depreciation, Depletion & Amortization,
Teton                                         19,284          -            -        -

Operating Income (Loss), Teton            (2,484,222)   (603,706)  (1,880,516)      -

             Costs and Expenses during the Quarter ended March 31
                            (in U.S. $ per barrel)

Controllable Costs                          2004    2003    Change     % Change
  Production Costs                          3.72    2.16      1.57         72.7%
  G&A - Goloil                              1.10    1.45     (0.35)       -24.1%
  G&A - Teton                              12.58    5.11      7.47        146.2%
                                         --------  ------    -----       ------
                                           17.40    8.72      8.69        99.5%

Non-Controllable Costs
  Transportation & Marketing                  -     1.86     (1.86)      -100.0%
  Taxes other than Income Taxes            11.80    9.44      2.37         25.1%
  Export Duties                               -     3.70     (3.70)      -100.0%
                                           -----  ------    ------      -------
                                           11.80   14.99     (3.18)       -21.2%

During the first quarter,  Teton's net loss, applicable to Common stock, widened from $781,085 in the first  quarter of 2003 to  $3,075,083  or $2,293,998  after taking into  account  non-cash  inducement  charges of $521,482  for  beneficial conversion  of the  preferred  stock and  preferred  dividends of $31,488 in the first quarter of 2004. On a per share basis, Teton's loss widened from $0.12 per share to $0.35.  The  increased  loss was largely due to a shift in its share of
Goloil's  operating  income from a gain of $169,193 in the first quarter of 2003 to a loss of  $362,300 in the first  quarter of 2004,  along with an increase in
Teton  domestic  general and  administrative  ("G&A")  expenses from $772,899 to
$2,102,638  during  the  same  periods,  both  of  which  are  discussed  in the paragraphs below.

Teton's  share of  Goloil  revenues  fell year  over  year  from  $3,408,718  to
$2,962,500  in the first  quarter.  The decrease  reflected a 21.3%  decrease in average  selling price from $22.53 to $17.72 per barrel,  partially  offset by a
10.5% increase in production volume from 151,304 to 167,162 barrels.  Production costs  increased  by  $295,972,  or 90.7%,  while taxes other than income  taxes increased  by $545,703 or 38.2%.  The increase in  production  costs was tied to increased  workover  activity and higher diesel fuel  expenditures.  Taxes other than income taxes include the Russian  Minerals  Extraction  Tax and Value Added
Tax (VAT) and represent significant expenses for all Russian oil producers.  The
Mineral  Extraction  Tax is a tax on  revenues  tied to the price of Urals blend crude,  a benchmark  for  exports.  Goloil no longer  incurs  export  tariffs or transportation  charges under the marketing  arrangement now in place; all sales take place at the wellhead.  Teton's share of Goloil's depreciation,  depletion, and amortization expenses increased by $57,648.

First  quarter  domestic  G&A  expense  at  Teton  increased  from  $772,899  to
$2,102,638 year over year, an increase of 172.0%.  The key factors  contributing to this increase were an increase in  compensation  costs of $522,723  including management  bonuses paid in January,  as well as increases  in  advertising  and public  relations  expenses  of  $307,262,  legal  and  accounting  expenses  of
$150,248,  franchise  taxes  of  $128,000,   consulting  fees  of  $97,467,  and
geological and engineering  expenses of $73,922.  In addition to the increase in
compensation   relating  to  additional  staffing  to  meet  Company  goals  and objectives,  many of the other  increases  in G&A  expenses  were the  result of
Teton's  due  diligence  and  financing   costs  incurred  in  connection   with
preliminary  negotiations  to acquire and develop new oil and gas  properties in
Russia.

Liquidity and Capital Resources

The Company  had a cash  balance of  $7,856,899  on March 31, 2004 and a working capital deficit of $2,685,676.  Excluding the pro rata consolidation of Goloil's working capital deficit, Teton has a working capital surplus of $7,011,577.

Assuming  shareholder  approval is obtained and the sale of Goloil closes in the latter half of July,  the Company  anticipates  it will have  approximately  $20 million in cash at the end of July 2004. In addition,  its $9.9 million share of
Goloil's net liabilities will be extinguished  leaving it with a working capital position essentially equal to its cash.

The following table shows Teton's contractual obligations including its pro rata share of  Goloil's  liabilities  and  planned  future  capital  expenditures  by expected maturity.

Contractual Obligations         Payments due by period
                                                                Less than                  More than
                                    Total         1 year        1-3 years    3-5 years      5 years
Proportionate Share of
 Goloil Debt (1)                $  8,219,652    $8,219,652                0          0            0
Share of Goloil Capital
 Expenditure Budget (2)         $ 14,600,000             0      $14,600,000          0            0
Asset Retirement
 Obligation                     $    129,500             0                0          0     $129,500
Total Contractual
 Obligation                     $ 22,949,152    $8,219,652      $14,600,000          0     $129,500

1)   Represents  Teton's pro rata share of Goloil's  debts.  Teton is not liable for Goloil's debts.

2)   Based on current  capital  expenditure  plans,  including  the  accelerated drilling  budget  approved by the Goloil Board of Directors on December 22,
     2003.

Sources and Uses of Funds

Historically,  Teton's  primary  source of liquidity  has been cash  provided by equity  offerings.  Such  offerings  will continue to play an important  role in financing Teton's business and the Company anticipates seeking approval to raise additional  equity  capital  from its  shareholders  at its annual  meeting.  In addition,  the Company is working to establish a borrowing  facility with one or more international  banks, most likely in the form of a revolving line of credit that will be used primarily for the acquisition of producing  properties and for
developmental  drilling  and  other  capital  expenditures.   There  can  be  no
assurances  however,  as to whether  and on what terms such  financing  would be available.

The Company's cash flow is dependent on its ability to obtain dividends and loan
repayments   from  Goloil  through  its  Goltech   subsidiary.   As  a  minority
shareholder,  the  Company  lacks  power to compel  Goloil to put  dividends  to
Goltech.  Teton will continue in the position of minority  stockholder  in which under  Russian  law,  its rights and  remedies  are limited  compared to Western standards.  As majority  owner,  RussNeft could cause the Company not to receive any cash flow or profit from its investment in Goloil.

The Company  also  currently  lacks  funding to finance its share of  RussNeft's accelerated  drilling plans for Goloil.  The Company has disagreed with RussNeft over  the  pace  of a  drilling  at  Goloil.  RussNeft  has  proposed  plans  to significantly accelerate Goloil's drilling program. The Company's budgeted share of Goloil  capital  expenditures  is  approximately  $14.6 million over the next three years. The Company would have to seek external  financing to pay its share of this program and believes that such  investment  would not result in adequate
returns  to  its  shareholders   given  the  current  economics  of  its  Goloil
investment.  If the sale of Goloil were completed these  uncertainties  would be removed.

Cash Flows and Capital Expenditures

Cash used in operating  activities for the three months ended March 31, 2004 was
$1,563,180 compared to cash provided by operating activities of $191,787 for the three months ended March 31, 2003.  As described  above the  Company's  net loss increased to $2,522,113 from $781,085 at March 31, 2003.

RussNeft,  the  operator of Goloil  continues to proceed in the  development  of
Goloil's oil and gas resulting in the Company  investing  $190,444 in the Goloil oil and gas properties in the first quarter.  Resulting from the Company's first quarter negotiations with RussNeft,  the company received $1,065,000 from Goloil as repayment of advances made to Goloil prior to December 31, 2003.  The Company received an additional $3,658,252 as of April 2, 2004.

During the first quarter of 2004, the Company received $449,997 from the sale of
Preferred  stock.  The increase in proceeds  from  advances  represents  amounts advanced  by RussNeft to Goloil.  As  discussed  above,  such  advances  will be eliminated  upon  completion of the  Company's  proposed sale of its interest in
Goloil.

Income Taxes, Net Operating Losses and Tax Credits

Currently,  Goloil pays a profits  tax in Russia  equal to 24% of net profits as defined  by Russian  income tax law.  As  discussed  in our 10-KSB the  taxation system in Russia is evolving as the central government  transforms itself from a command to a  market-oriented  economy.  Based on  current  tax law and the U.S.
Russian  Income Tax Treaty the profits  tax paid to Russia will be a  creditable tax when  determining the Company's U.S. income taxes payable,  if any. At March
31,  2004 the  Company  has a U.S.  net  operating  loss tax  carry  forward  of approximately  $20,000,000,  utilization  of which is limited  under IRC section
382.

While Teton expects to realize a profit of approximately  $12.6 million from the sale of  Goloil,  Teton's  tax  advisors  anticipate  that it will  incur only a relatively small  Alternative  Minimum Tax liability of approximately  $180,000.

Critical Accounting Policies

In the  ordinary  course of  business,  we have made a number of  estimates  and assumptions  relating to the  reporting of results of  operations  and financial condition in the  preparation  of our financial  statements  in conformity  with accounting  principles  generally accepted in the United States.  Actual results could differ significantly from those estimates under different  assumptions and conditions. We believe that the following discussion addresses our most critical accounting policies, which are those that are most important to the portrayal of our  financial  condition  and  results  of  operations  and  require  our  most difficult,  subjective,  and complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain.

Reserve Estimates:  The information regarding the Company's share of oil and gas reserves, the changes thereto and the resulting net cash flows are all dependent upon  assumptions  used in preparing  the  Company's  annual  reserve  study.  A qualified  independent  petroleum  engineer,  in  accordance  with  standards of applicable  regulatory  agencies  and the  Securities  and  Exchange  Commission definitions,  prepares the Company's  reserve study.  Estimates of  economically recoverable  oil and natural gas reserves and future net cash flows  necessarily depend upon a number of variable  factors and  assumptions,  such as  historical production from the area compared with  production  from other producing  areas, the assumed  effects of regulations  by  governmental  agencies and  assumptions governing  future oil and natural  gas prices,  the  exchange  rate  between the
Russian  ruble  and the U.S.  dollar,  future  operating  costs,  severance,  ad valorem,  export,  excise and other  taxes,  development  costs and workover and remedial  costs,  all of which  may,  in fact,  vary  considerably  from  actual results. For these reasons, estimates of the economically recoverable quantities of oil and natural  gas  attributable  to any  particular  group of  properties, classifications of such reserves based on risk of recovery, and estimates of the
future  net  cash  flows  expected  there  from  may  vary  substantially.   Any
significant  variance in the assumptions  could materially  affect the estimated quantity and value of the reserves, which could affect the carrying value of the
Company's  oil and gas  properties  and the rate of depletion of the oil and gas properties. Management believes that the current assumptions used in preparation of the reserve study are reasonable. The Company's revised downward its estimate of oil and gas  reserves  by 4.4 million  barrels in the fourth  quarter of 2003 primarily  due  to the  reclassification  of  certain  waterflood  reserves  and
reserves  associated  with  undrilled  locations  to  probable.   Only  reserves
associated  with two wells planned and budgeted for 2004 have been classified as proved undeveloped. The Company's estimated proved reserves at December 31, 2003
and  2002  were  prepared  by  independent  petroleum  engineering   consultants
Gustavson and Associates.

Property, Equipment and Depreciation: The Company follows the successful efforts method of accounting for oil and gas properties. As of March 31, 2004 all of the
Company's  oil and gas assets are held in one cost  center  located in  Siberia,
Russia.  As the Company makes  additional  acquisitions  it will have additional cost centers.  Under the  successful  efforts  method of accounting the costs of development wells are capitalized, but exploratory wells are capitalized only if they are  successful.  The Company plans to increase its oil and gas reserves by acquisition and the development of reserves in place.  Accordingly,  acquisition and drilling costs on successful  wells will be capitalized.  Capitalized  costs will be depleted and depreciated  using the units of production  method based on estimated proved oil reserves as determined by independent engineers,  currently
Gustavson and  Associates.  If the estimates of oil and gas reserves are changed materially then the amount of depreciation and depletion recorded by the Company could increase or decrease materially. In addition the carrying costs of the oil and gas properties are subject to the requirements of SFAS No. 144,  "Accounting for the Impairment or Disposal of Long-Lived Assets". The Company is required to impair the net book value for a cost  center when such net book value is greater than the estimated future cash flows for such cost center. At March 31, 2004 the
Company's  estimated cash flow for its Siberian cost center,  using the domestic
Russian  price of 2,400  rubles per ton ($11.50 per barrel)  exceed the carrying value.

Pro Rata  Consolidation:  The Company  currently pro rata  consolidates  its 50%
interest in Goloil,  because, as of March 31, 2004,  Management believes that to be the most meaningful presentation.  If the Company completes the proposed sale of its  interest  in Goloil  then the assets and  liabilities  of Goloil will be eliminated in recording the gain on sale.

Production  Payment:  During  June,  2000  the  Company  entered  into a  Master
Agreement that requires,  among other things, a seven-year production payment to
Energosoyuz  equal to 50% of the oil produced from new and existing Goloil wells in exchange for wells and  facilities  constructed by  Energosoyuz.  Because the production  payment was for a specified amount of production and not for a fixed and determinable dollar amount, the Company did not record such transaction as a loan. Currently, Goloil is paying Energosoyuz a flat amount of 19,000,000 rubles per month (approximately  $650,000 per month), which, at current prices, is less than 50% of the oil produced.  If the Company were not successful in its efforts to sell Goloil to RussNeft,  we would  continue our interest in Goloil  reserves which would  continue to be subject to a production  payment  through June 2007, which may cause future impairment of our investment in such properties.

Asset  Retirement  Obligation:  During  the fourth  quarter of 2004 the  Company applied the provisions of SFAS 143 "Accounting for Asset Retirement Obligations"
and recorded the estimated December 31, 2003 liability for the retirement of its
Russian oil and gas assets along with a  corresponding  increase in the carrying value of the related oil and gas  properties.  The liability was estimated based on the estimated,  discounted future cost to plug the oil and gas wells existing at December 31, 2003 plus the costs of clean up based on the  Company's  current understanding  of the standards  that will be applied at the time of retirement.
The Company recorded an increase in the asset retirement  obligation  during the first  quarter  of 2004  solely due to the  accretion  of the  discount.  If the
Company  does  not  sell  Goloil,   the  Company  will  continually  review  the
assumptions  it used in  making  such  estimate  and  revise  the  liability  as required.

Certain U.S. Federal Income Tax Consequences of the Proposed Transaction

The Proposed  Transaction should not result in the recognition of income or gain to the Company's stockholders, as none of the sales proceeds will be distributed as a dividend or otherwise  with respect to the Company's  shares.  The Proposed
Transaction should be a "taxable" transaction to the Company for U.S. income tax purposes.  However,  the Company  expects to  recognize  gain from the  Proposed
Transaction  in an amount  that is less than the  amount  of its  available  net operating loss  carry-forwards.  Accordingly,  the Proposed  Transaction  should result in relatively modest amounts due for U.S. federal income tax,  consisting entirely of "alternative minimum tax" estimated at approximately $181,000.

TETON WILL NOT SEEK AN OPINION OF COUNSEL  WITH RESPECT TO THE  ANTICIPATED  TAX
CONSEQUENCES.  THE FOREGOING  SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES
IS INCLUDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL ADVICE TO
ANY STOCKHOLDER.  TETON RECOMMENDS THAT EACH STOCKHOLDER  CONSULT HIS OR HER OWN
TAX ADVISER REGARDING THE TAX CONSEQUENCES OF THE PROPOSED TRANSACTION.

No U.S.  regulatory  requirements  must be complied  with or approvals  obtained prior to the completion of the sale, other than stockholder approval.

Certain Russian Tax Consequences of the Proposed Transaction

Neither  the Company  nor  Goltech  will be liable for any taxes  imposed by the
Russian Federation or any constituent entity thereof arising out of the Proposed
Transaction. Under the Tax Code of the Russian Federation, a nonresident foreign entity  is not  subject  to tax on  income  from the sale of shares of a Russian company  unless  more than  fifty  percent  (50%) of the  assets of the  Russian company,  as measured  by book value,  are  immovable  property.  The double tax treaty  between the U.S.  and the  Russian  Federation  contains an  essentially identical exemption.  The Company does not believe that Goloil has more than 50%
of its assets in immovable property.

Use of Proceeds

The Company plans to use the proceeds from this transaction to acquire other oil
and  gas   properties.   The  Company  is  primarily   focused  on   acquisition
opportunities  in Russia  and the former  CIS  states  with the  characteristics described below.  However, the Company may consider other opportunities  outside its area of geographic  focus, as described below. The Company has been actively seeking acquisitions of properties for approximately one year. Specifically, the
Company  has been  targeting  small to  medium-sized  oil fields  with  existing production  ranging  from  1,000 to  5,000  barrels  of oil per day with  proven reserves that provide  immediate cash flow,  production,  and an opportunity for additional upside potential from  developmental  drilling and other exploitation opportunities.  The Company has been  focusing its efforts in the West  Siberian
Basin and in the Komi Region of Russia but could consider  opportunities  either inside or outside of Russia and the former CIS states where:

o    It can achieve operating control over the acquired asset;

o    There is sufficient operating infrastructure,  including gathering systems,
     pipeline   connections,   electricity   generation,   and  oil   processing
     facilities;

o    The  acquisition  cost is  between  US$1.50 - US$3.00  per barrel of proved reserves (for Russian and CIS properties); and

o    The  investment  has the potential to produce an internal rate of return in excess of 15%.

The Company has engaged in preliminary negotiations regarding several properties in  Russia  during  the  past  year,  and  is  continuing  to  seek  acquisition opportunities, but has not, as of the date of this Proxy Statement, entered into any agreements  with any party except as described  below with respect to Samson
International Resources.

Samson International Transaction

On April 5, 2004,  the Company  announced that it had signed a purchase and sale agreement to acquire a majority  (52%)  interest in a producing  field in Russia subject to many  conditions and further due  diligence.  A cash deposit of $3.85 million was paid by the Company to Samson International  Resources ("Samson") in
connection with the proposed sale. The closing of the acquisition was subject to several  conditions,  including  a right  of  first  purchase  held by  Samson's partner,  Vitol,  to acquire  Samson's  interest  in the field on the same terms offered by the Company.  Vitol  elected to exercise this right in May and Samson subsequently refunded the Company's deposit on May 11, 2004, though the contract between Samson and the Company  technically remains in effect. In the event that
Vitol does not  purchase  Samson's  52%  interest,  the Company and Samson could determine to proceed with the transaction subject to the Company's due diligence and assuming that all other conditions to the sale are met. However, the Company believes,  in light of the exercise of the first purchase  right by Vitol,  that this transaction is unlikely to occur.

Risk Factors

The  proposed  Goloil  sale  poses a high  degree of risk for our  stockholders.
Before  deciding how to vote on this  proposal,  stockholders  should  carefully consider the following risks.

Risks of Doing Business in Russia

Weaknesses  relating to the Russian legal system and Russian  legislation create an uncertain environment for investment and for business activity.

Russia is still  developing the legal  framework  required by a market  economy.
Several fundamental Russian laws have only recently become effective. The recent nature of much of Russian  legislation  and the rapid  evolution  of the Russian legal system place the enforceability and underlying  constitutionality  of laws in doubt and result in ambiguities,  inconsistencies and anomalies. In addition,
Russian   legislation   often  leaves   substantial   gaps  in  the   regulatory
infrastructure. Among the risks of the current Russian legal system are:

o    since 1991,  Soviet law has been largely,  but not entirely,  replaced by a new legal regime as established by the 1993 Federal Constitution,  the 1995
     Civil  Code  and  by  other  federal  laws,  and  by  decrees,  orders  and regulations issued by the president, the government and federal ministries,
     which  are,  in  turn,   complemented  by  regional  and  local  rules  and
     regulations.  These  legal  norms,  at times,  overlap  or  contradict  one another;

o    limited  judicial  and  administrative  guidance  on  interpreting  Russian legislation;

o    the relative inexperience of judges in interpreting Russian legislation;

o    a high degree of discretion on the part of governmental authorities; and

o    bankruptcy procedures that are not well developed and are subject to abuse.

All of these  weaknesses  could  affect our ability to enforce our rights  under contracts, or to defend ourselves against claims by others.

Lack of  independence  and  inexperience of certain members of the judiciary and the  difficulty  of enforcing  court  decisions and  governmental  discretion in instigating, joining and enforcing claims could prevent us or you from obtaining effective  redress in a court  proceeding,  including  enforcing our rights as a
stockholder   of  a  Russian   company  or  in  respect  of   expropriation   or
nationalization.

The  independence  of the  judicial  system  and  its  immunity  from  economic, political and nationalistic  influences in Russia remains largely untested.  The court system is understaffed  and  underfunded.  Judges and courts are generally inexperienced  in the area of business and corporate law.  Russia is a civil law jurisdiction  and,  as such,  judicial  precedents  have no  binding  effect  on subsequent  decisions.  In  addition,  most  court  decisions  are  not  readily available to the public.  Enforcement of court judgments can in practice be very difficult  in Russia.  All of these  factors make  judicial  decisions in Russia difficult to predict and effective redress uncertain. Additionally, court claims are often  used in  furtherance  of  political  aims.  We may be subject to such claims  and as a  foreign  party  may  not be able to  receive  a fair  hearing.
Additionally,  court  judgments  are not  always  enforced  or  followed  by law enforcement agencies.

These   uncertainties   also  extend  to  property   rights.   During   Russia's
transformation from a centrally planned economy to a market economy, legislation
has  been  enacted  to  protect  private  property  against   expropriation  and
nationalization.  However,  it is possible that due to the lack of experience in enforcing these provisions and due to political changes, these protections would not be enforced in the event of an attempted expropriation or nationalization.

Unlawful  or  arbitrary  government  action  may have an  adverse  effect on our business.

Government  authorities  have a high degree of discretion in Russia and at times exercise their discretion  arbitrarily,  without hearing or private notice,  and sometimes in a manner that is contrary to law. Moreover, the government also has the  power in  certain  circumstances,  by  regulation  or  government  act,  to interfere with the performance of, nullify or terminate  contracts.  Unlawful or arbitrary governmental actions have included withdrawal of licenses,  sudden and unexpected tax audits,  criminal  prosecutions  and civil  actions.  Federal and local government  entities have also used common defects in matters  surrounding share issuances and  registration as pretexts for court claims and other demands to invalidate  such  issuances and  registrations  and/or to void  transactions.
Unlawful  or  arbitrary  government  action,  if  directed  at us,  could have a material adverse effect on our business.

Risks if Goloil Sale is Not Approved

The Company would need to seek external  financing to fund Goloil's  accelerated capital expenditure program.

The  Company  currently  lacks  funding  to  finance  its  share  of  RussNeft's accelerated  drilling plans for Goloil.  The Company has disagreed with RussNeft over  the  pace  of a  drilling  at  Goloil.  RussNeft  has  proposed  plans  to significantly accelerate Goloil's drilling program. The Company's budgeted share of Goloil  capital  expenditures  is  approximately  $14.6 million over the next three years. The Company would have to seek external  financing to pay its share of this program and believes that such  investment  would not result in adequate
returns  to  its  shareholders   given  the  current  economics  of  its  Goloil
investment.

The  Company's  cash flow is dependent on its ability to obtain  dividends  from
Goloil.

The Company's cash flow is dependent on its ability to obtain dividends and loan
repayments   from  Goloil  through  its  Goltech   subsidiary.   As  a  minority
shareholder,  the  Company  lacks  power to compel  Goloil to put  dividends  to
Goltech.  Teton will continue in the position of minority  stockholder  in which under  Russian  law,  its rights and  remedies  are limited  compared to Western standards.  As majority  owner,  RussNeft could cause the Company not to receive any cash flow or profit from its  investment  in Goloil.  While Teton could take legal action in the Russian courts against RussNeft,  such actions would be very expensive and  time-consuming,  and it might be extremely difficult for Teton to prevail.

It may be difficult  to sell our  investment  in Goloil to another  buyer if the
Goloil sale to RussNeft is not approved.

The Company's minority status and lack of control over Goloil's operations makes it an illiquid investment. If the Goloil sale to RussNeft is not approved, it is likely to be extremely  difficult  for the Company to find another buyer willing to purchase  our  interests  in Goloil on  equivalent  terms given our  minority status and RussNeft's control over the operations of Goloil.

Any  continuing   relationship   with  RussNeft   involves  numerous  risks  and
difficulties.

RussNeft has effective  control of Goloil as its majority  owner.  If the Goloil sale is not  completed,  the Company may face  substantial  difficulties  in its continuing  relationship  with  RussNeft  and in  realizing  further  value from
Goloil. For example, we would be required to fund our shared substantial capital expenditures  of Goloil  for which we would need to obtain  external  financing.
Also,  RussNeft's  decision  to sell  Goloil's  production  at a fixed price has adversely  affected  the  economics  of our  investment.  The Company  therefore believes  that if the Goloil  sale is not  consummated  it will be  increasingly difficult for the Company to realize value from Goloil.  Given the  difficulties
of  enforcing  minority   stockholder  rights  in  Russia  as  explained  below,
litigation may not be an effective option for the Company.

Goloil has a substantial amount of indebtedness, which could limit its financing options and consume a substantial portion of its operating cash flow.

Goloil, the entity in which we have an equity interest, has a substantial amount of  indebtedness.  As of March  31,  2004,  Goloil  had  total  indebtedness  of approximately $16,440,000; all of which is owed to other equity interest holders in Goloil.  The level of indebtedness  could have important  consequences to the holders of our securities.

For example, it:

o    may limit  Goloil's  ability to obtain  additional  financing  for  working capital, capital expenditures or general corporate purposes;

o    will require Goloil to dedicate a substantial portion of its cash flow from operation  to the payment or principal  and interest on its debt,  reducing the funds available for distribution to us or for other purposes  including expansion through acquisitions,  capital  expenditures,  marketing spending and expansion of our product offerings; and

o    may  limit  our  flexibility  to adjust to  changing  business  and  market conditions  and make us more  vulnerable to a downturn in general  economic conditions as compared to our competitors.

Goloil's ability to make scheduled payments or to refinance its obligations with respect  to  its  indebtedness  will  depend  on  its  financial  and  operating performance, which, in turn, is subject to prevailing economic conditions and to financial, business and other factors beyond its control.

In addition,  the debt is secured by  substantially  all of Goloil's  assets and there  are no  guarantees  on the  loan.  Although  the debt is  current  and in compliance, the noteholders may foreclose in the event of a default.

There is little effective protection of minority stockholders in Russia.

In general,  minority  stockholder  protection  under  Russian law derives  from supermajority  other  special  stockholder  approval  requirements  for  certain corporate action (including  "interested party"  transactions  discussed in more detail  below),  as well as from the ability of a stockholder to demand that the
Company purchase the shares held by that  stockholder if that stockholder  voted against or  abstained  from  voting on  certain  types of  action.  While  these protections  are  similar  to the types of  protections  available  to  minority stockholders in the U.S., in practice  corporate  governance  standards for many
Russian  companies have proven to be poor, and minority  stockholders in Russian companies have suffered losses due to abusive share  dilutions,  asset transfers and  transfer-pricing  practices.  Stockholder  meetings  have been  irregularly conducted,  and  stockholder  resolutions  have not  always  been  respected  by management.

In  addition,   where  they  apply,  the  supermajority   stockholder   approval
requirement  is met by a vote of 75% of all voting  shares that are present at a stockholders' meeting. Thus, controlling  stockholders owning slightly less than
75% of outstanding  shares of the Company may have a 75% or more voting power if certain  minority  stockholders  are not present at the meeting.  In  situations where controlling  stockholders effectively have 75% or more of the voting power at a stockholders'  meeting, they are in a position to approve amendments to the charter of the Company,  which could be prejudicial to the interests of minority stockholders.

Disclosure  and reporting  requirements  and  anti-fraud  legislation  have been enacted in Russia only  recently.  Most Russian  companies  and managers are not accustomed to restrictions on their activities arising from these  requirements.
The concept of fiduciary  duties of  management  or  Directors'  duties to their companies or  stockholders  is also  relatively  new and is not well  developed.
Violations of disclosure  and  reporting  requirements  or breaches of fiduciary duties to us could materially adversely affect the value of our Common Stock.

While  the  Russian  Federal  Law  on  Joint  Stock   Companies   provides  that
stockholders  owning not less than 1% of the Company's ordinary shares may bring an action for damages on behalf of the  Company,  Russian  courts do not to date have  significant  experience  with such suits.  Russian  corporate law does not contemplate class action litigation. Accordingly, a foreign investor's practical ability to pursue legal redress  against  RussNeft may be limited.  Our minority status in Goloil is  therefore  subject to  significant  risks under the laws of
Russia.

Risks if Goloil Sale is Approved

Even if approved by our stockholders, the Goloil sale may not be completed.

The completion of the Goloil sale is subject to several conditions.  Even if our stockholders  approve the Goloil sale,  there can be no assurance that the other conditions to closing will be met and that the Goloil sale will be completed. If the Goloil sale is not  completed,  we will have spent a  substantial  amount of time  and  financial  resources  in  connection  with  the  transaction  without realizing  any gain and will be subject to all of the risks  described  above if the Goloil sale is not approved.

If the Goloil sale is completed,  we will have no remaining  operating  business and no source of continuing revenue.

If the  Goloil  sale is  completed,  we will  transfer  to  RussNeft  all of our currently  productive assets and have no operating assets.  Further revenues and profits of the Company will  therefore be completely  dependent on completing an
acquisition  of  producing   properties.   The  Company  is  currently   seeking
acquisition  opportunities,  primarily  focused  on Russia  and the  former  CIS states. While we have from time to time been engaged in preliminary negotiations with respect to such  opportunities,  no agreements have been signed (other than with  respect  to the  Samson  transaction).  As was the case  with  the  Samson transaction,  even signed  agreements  to purchase oil  properties in Russia are often subject to rights of first refusal which can supersede such agreements and cause  them not to  close.  Therefore,  we can give no  assurance  that any such acquisition can be completed on reasonable terms or in a reasonable time frame.

There is no plan to  distribute  any of the  proceeds  of the Goloil sale to our stockholders.

We do not intend to distribute  any portion of the proceeds from the Goloil sale to our stockholders. Our intention is to use the net proceeds of the Goloil sale to acquire  interests  in other  companies  engaged in Russian  oil  production.
Pending such uses, the net proceeds will be invested in short-term  money market instruments,  bank  deposits  or other  liquid  instruments.  While we have been engaged in preliminary  negotiations regarding potential acquisitions and expect to continue to seek acquisition opportunities, there can be no assurance that we will be successful in  consummating  or reaching an agreement for a transaction.
If we are not  successful  in acquiring  an interest in another  business in the near future, we could end up spending a significant  portion of the net proceeds of the Goloil sale on overhead and operating expenses.

Any new business opportunity will likely involve significant risks.

Potential business  opportunities of the Company may involve  significant risks.
Our acquisition of or participation in new business opportunities in the Russian oil and gas  industry  may be illiquid  and could  result in a total loss to the
Company  and our  stockholders  if the  business  or  opportunity  proves  to be unsuccessful.  In addition,  any such acquisition would be subject to all of the risks of doing business in Russia describe above.

We may be unable to acquire or may be delayed in  acquiring  interests  in other
Russian oil industry  companies  due to factors  beyond our  control,  including regulatory  requirements and changes in economic  conditions.  For example,  the
Company  believes that prices for Russian oil  properties are rising rapidly due to record high oil prices now being  experienced  in the market place.  If these trends  continue and the Company is not able to complete a purchase  transaction in the near future,  the Company may not be able to acquire new producing assets on favorable terms.

Although we are in preliminary discussions regarding other acquisitions,  we may be unable to acquire or may be delayed in acquiring such interests.

Risks of Proposed Samson Transaction

If Vitol does not complete its purchase of the Samson assets,  the Company could become obligated to complete the transaction if all other conditions to the sale are met.  However,  not only has Vitol  exercised its first refusal right but it has publicly announced that it has agreed to resell the Samson assets to a third party.  Based on the  foregoing,  we do not  believe  that the  Company  will be required  to complete  the Samson  transaction.  However,  in the event that the
Company  enters  into  another  acquisition  agreement  and is also  required to complete the Samson  transaction,  it could be in the position of having to find new external  financing for both  transactions.  While the Company believes that such financing would be obtainable, there can be no assurance that this would be the case on attractive terms.

Possible Need to Obtain Further Debt and Equity Financing

If the Company  enters  into an  agreement  to purchase a producing  field for a price greater than its cash on hand and the proceeds of the sale of Goloil, then it may  need to seek  additional  debt or  equity  financing  to  complete  such purchase.  The Company is seeking  approval to issue Common Stock or  securities convertible  into Common Stock for this purpose  under  Proposal No. 4. However, there can be no  assurance  as to the  terms on which  such  financing  would be available,  if at all.  The Company has been  working to develop a  relationship with a group  of  commercial  banks  in the  event it  determines  to seek  debt financing for a portion of any acquisition.  However,  there can be no assurance that any such bank  financing  would be  available on  acceptable  terms for any particular acquisition.

If we  are  classified  as  an  investment  company,  we  could  be  subject  to restrictive and costly regulation.

If the Goloil sale is completed,  the cash proceeds  received from the sale will represent a significant  portion of our assets.  It is possible that we could be classified as an "investment  company" under the Investment  Company Act of 1940
("1940  Act") if more than a  specified  percentage  of our  assets  are held in investment securities as defined in the 1940 Act. The 1940 Act and the rules and regulations promulgated under the act are extremely restrictive. Compliance with the 1940 Act would be very costly,  and it would be difficult or impossible  for us to  execute  our  business  plan.  We do  not  believe  that  we  will  be an
"investment  company"  after the  Goloil  sale,  and we intend  to  conduct  our activities  and invest the  proceeds  of the  Goloil  sale so as to avoid  being classified as such.

Potential for Delisting from AMEX if an Acquisition of Operating Asset Cannot be
Closed

Under Section 1002 of the AMEX Company Guide, the Exchange may seek delisting of the  Company's  shares if it has sold or  otherwise  disposed  of its  principal operating  assets,  or has  ceased to be an  operating  company  for any  reason whatsoever.  As a  result,  unless  the  Company  is  able to  promptly  acquire additional  operating assets following the Goloil sale, it is possible that AMEX could commence delisting  proceedings which the result that the Company's Common
Stock could  ultimately be delisted from the Exchange.  However,  the Company is currently seeking to acquire other operating assets.

Once the AMEX staff  identifies a Company as being below the  continued  listing criteria,  the  Exchange  staff will  notify the Company by letter of its status within 10  business  days.  This letter  will also  provide the Company  with an opportunity to provide the Exchange staff with a plan (the "Plan")  advising the
Exchange staff of action the Company has taken,  or will take,  that would bring it into  compliance  with the continued  listing  standards  within 18 months of receipt of the letter.  However,  the Exchange staff may establish a time period of less than 18 months for a Company to regain compliance.

Within 5 business days after receipt of the letter, the Company must contact the
Exchange  staff to confirm  receipt of the  notification,  discuss any  possible financial data of which the Exchange staff may be unaware,  and indicate whether or not it  plans  to  present  a Plan;  otherwise,  delisting  proceedings  will commence.

The Company has 30 days from the receipt of the letter to submit its Plan to the
Exchange staff for review. However, the Exchange staff may require submission of a Company's Plan within less than 30 days (but in no event less than seven days)
if the Exchange  staff has  established a time period of 90 days or less for the
Company to regain compliance.  If it does not submit a Plan within the specified time period, delisting procedures will commence.

The Plan must include specific milestones,  quarterly financial projections, and details  related to any  strategic  initiatives  the Company  plans to complete.
Exchange staff will evaluate the Plan and make a determination as to whether the
Company has made  reasonable  demonstration  in the Plan of an ability to regain compliance within the time period decided.

If the Exchange staff does not accept the Plan, the Exchange staff will promptly initiate  delisting  proceedings.  The Company may appeal the  Exchange  staff's determination  not to  accept  the  Plan,  and  request  a  review  thereof,  in accordance with specific procedures.

If the  Exchange  staff  accepts  the  Plan,  the  Company  must  make a  public announcement,  within  five  business  days  from  receipt  of the  notification thereof,  disclosing  the fact that it has fallen  below the  continued  listing standards of the Exchange and that its listing is being continued pursuant to an extension.  The Exchange staff will review the Company on a quarterly  basis for compliance with the Plan. If the Company does not show progress  consistent with the Plan, the Exchange  staff will review the  circumstances  and variance,  and
determine   whether  such  variance   warrants  the  commencement  of  delisting
procedures.  Should the  Exchange  staff  determine  to proceed  with  delisting procedures, it may do so regardless of the Company's continued listing status at that time.

If, prior to the end of the extension period, the Company is able to demonstrate compliance with the continued  listing standards for a period of two consecutive quarters, the Exchange staff will deem the Plan period over. If the Company does not meet continued  listing  standards at the end of the extension  period,  the
Exchange  staff will promptly  initiate  delisting  procedures.  The Company may appeal an Exchange staff  determination to initiate  delisting  procedures,  and request a review thereof, in accordance with specific procedures.

In the event the Company's Common Stock is delisted from AMEX,  trading, if any,
in  the   Company's   Common  Stock  would   thereafter   be  conducted  in  the
over-the-counter  market. As a result of such delisting, the market price of the
Company's  Common Stock could be materially  adversely  affected and an investor could find it more difficult to dispose,  or to obtain accurate quotations as to the market value, of the Common Stock.

Because we are  currently  seeking to acquire  other oil and gas  properties  as described herein, we do not believe that there is a substantial  likelihood that our Common Stock will be delisted,  although  there can be no assurance  that an acquisition can be completed within the time frame described above.

Pro Forma Financial Information

Certain pro forma  financial  information  is attached to this proxy in Appendix
A-3.

THE BOARD OF DIRECTORS OF TETON BELIEVES THAT THE PROPOSED TRANSACTION IS IN THE
BEST INTERESTS OF, AND IS FAIR AND  REASONABLE  TO, TETON AND ITS  STOCKHOLDERS.
THE  BOARD OF  DIRECTORS  UNANIMOUSLY  APPROVES  THE  PROPOSED  TRANSACTION  AND
UNANIMOUSLY  RECOMMENDS THAT THE STOCKHOLDERS  VOTE FOR APPROVAL OF THE PROPOSED
TRANSACTION AT THE ANNUAL MEETING.

                                   ISSUANCE OF SECURITIES

                                       PROPOSAL NO. 4

TO APPROVE  THE  ISSUANCE  OF COMMON  STOCK OR  SECURITIES  CONVERTIBLE  INTO OR
EXERCISABLE FOR COMMON STOCK (WHICH MAY BE ISSUABLE,  EXERCISABLE OR CONVERTIBLE
BELOW THE THEN CURRENT  MARKET VALUE OF THE COMMON  STOCK) WHICH COULD RESULT IN
AN INCREASE IN OUTSTANDING SHARES OF COMMON STOCK OF 20% OR MORE

We are seeking  your  approval  pursuant to the AMEX Company  Guide  Section 713 where there is a sale or issue of Common Stock or  securities  convertible  into
Common Stock equal to 20% of more of the  presently  issued  outstanding  Common
Stock for less than the greater of book or market value of the Common Stock.

Following  the  completion  of the sale of Goloil,  the Company will continue to seek to negotiate the purchase of additional  oil and gas  properties  primarily focused on Russia and the former CIS  states.  For  example,  we  announced  the signing of a Purchase  -Sale  Agreement to acquire a 52% interest in Samson.  We believe that the Samson  transaction  is not likely to be  completed  due to the exercise  by,  another  shareholder,  Vitol of its  right of first  purchase  to purchase the Samson properties.  Vitol has also publicly announced its intention to resell the Samson  properties  acquired from Samson  pursuant to the right of first purchase.

The  Company  intends to seek  other  transactions  involving  the  purchase  of controlling  interests  in other oil and gas  properties  primarily  focused  on
Russia and the former CIS states. We may also consider opportunities outside our primary  geographic  focus.  The  Company  has  determined  to  target  small to medium-sized oil fields with existing production typically ranging from 1,000 to
5,000 barrels per day. We intend to finance the purchase of any such transaction or transaction,  from the net proceeds of the sale of Goloil,  from cash on hand
(estimated at $7.86 million at March 31, 2004) and, if necessary,  from debt and equity financing.  Debt financing could include borrowings from commercial banks or other financial  institutions,  which  borrowings may be secured.  The equity portion of any such  financing  is  expected to be in the form of one or more of the following:

o     common stock;
o     preferred stock;
o     convertible debentures; and/or
o     warrants entitling the holders to purchase common stock or preferred stock.

It is not  currently  possible to estimate the amount of any Common Stock or the terms or amount of any convertible  securities or warrants since the Company has not  entered  into any  agreements  for the  purchase  of  additional  assets or properties.  The purpose of the  authorization of the securities is to allow the
Board to  authorize  the  issuance of the  securities  without  seeking  further approval from  stockholders if an acquisition  transaction is  consummated.  The
Board does not currently intend to seek further  authorization  for the issuance of the securities by a vote of security holders.  The securities are expected to be issued in one or more private  placements exempt from registration  under the
Securities Act of 1933.

The issuance  price,  conversion  price or exercise  price for any Common Stock, convertible  securities or warrants  could be below current  market value and or book  value  of the  Common  Stock at the time of  issuance  of such  securities depending  on market  conditions  at the time of issuance.  Therefore,  existing stockholders may be diluted by such issuances.

Description of Common Stock

We are authorized to issue up to 250,000,000  shares of Common Stock,  par value
$.001.  As of March 31,  2004,  there  were  9,101,830  shares  of Common  Stock outstanding.  Holders of the Common  Stock are entitled to one vote per share on all  matters  to be  voted  upon by the  stockholders  and  have no  preemptive, subscription, redemption or conversion rights.

Description of Preferred Stock

We are authorized to issue up to 25,000,000  shares of Preferred Stock. At March
31,  2004,  there were  outstanding  269,970  shares of Series A 8%  Convertible
Preferred  Stock (the "Series A Preferred").  The Series A Preferred is entitled to  quarterly  dividends  at the annual rate of 8.0%.  The Series A Preferred is currently convertible at any time into shares of the Company's Common Stock on a one for one basis.  The Series A Preferred  carries a liquidation  preference of
$4.35 per share plus accrued and unpaid  dividends,  if any, in the event of the winding-up or liquidation of the Company, and may not be redeemed by the Company until one year following the issuance date. On and after such date, the Series A
Preferred is  redeemable at a redemption  price of $4.35 per share.  As at March
31, 2004, the aggregate liquidation  preference amount of the Series A Preferred was $1,197,839, including accrued and unpaid dividends. The rights, preferences, privileges  and  restrictions  of any preferred  stock of any series that may be issued in the future will be fixed by the certificate of designation relating to that series.

The Company's Board may issue additional authorized shares of preferred stock in one or more series and may, subject to the Delaware General Corporation Law:

o    Fix its rights, preferences, privileges and restrictions;

o    Fix the number of shares and designations of any series; and

o    Increase or decrease the number of shares of any series if not adjusting to a level below the number of then outstanding shares.

The  Board  may  issue  preferred  stock  with  voting,  liquidation,  dividend, conversion and such other rights which could negatively  affect the voting power or other rights of the common stockholders without the approval of the Company's common  stockholders.  Any issuance of preferred  stock could have the effect of delaying or preventing a change in control of the Company.

Description of Warrants

We may issue separately,  or together with any Common Stock,  preferred stock or convertible  debentures,  warrants  for the  purchase of other  shares of Common
Stock or preferred stock ("Warrants").  The Warrants may be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, or may be represented by certificates  evidencing the Warrants. The terms of such  Warrants,  including  the exercise  price and  exercise  period will be determined by our Board prior to the issuance thereof.

At March 31, 2004, we had outstanding  Warrants to purchase  7,932,553 shares of our Common Stock exercisable at prices ranging from $2.72 to $12.

Section 713 of the AMEX Company Guide

Section 713 of the AMEX Company  Guide  requires  that certain  transactions  be approved by the Company's  stockholders.  Specifically,  stockholder approval is required  under  Section 713 for a  transaction,  other than a public  offering, involving  the sale,  issuance,  or potential  issuance by the Company of Common
Stock (or  securities  convertible  into Common  Stock)  equal to 20% or more of presently outstanding stock for less than the greater of book or market value of the stock.

Because the possible issuances  described in this proposal involve the potential issuance  by the  Company  of Common  Stock or  securities  convertible  into or exercisable  for Common  Stock for less than the greater of book or market value of the stock that  could,  depending  on the size of the  issuance,  potentially amount to greater  than 20% of its  presently  outstanding  Common  Stock,  this proposal is subject to Section 713 and, therefore, requires your approval.

AMEX has the  authority  to delist the  securities  of any issuer  that fails to comply with its listing criteria, including the stockholder voting provisions of
Section 713.  Therefore,  if we do not obtain your  approval and we  nonetheless issue such shares, the Company's Common Stock could be delisted from AMEX.

Under  Delaware  General  Corporation  Law,  stockholders  are not  entitled  to dissenters' rights of appraisal with respect to this proposal.

Accounting  Treatment of Below Market Issuances of Preferred Shares  Convertible
into Common Shares

If we issue  preferred  shares of stock  which are  convertible  into our common shares  at below  market  prices of our  Common  Stock at  issuance,  we will be required to record a non-cash  accounting  charge for the beneficial  conversion feature.  The non-cash charges will be treated as a preferred stock dividend and will increase our loss per common share or reduce any future earnings per share.
These charges may be  significant.  We recorded  similar charges for the quarter ended  March 31, 2004 and the  year-ended  December  31,  2003 of  approximately
$119,000 and $1,064,000, respectively.

  THE BOARD RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE ISSUANCE OF COMMON STOCK OR
    SECURITIES CONVERTIBLE INTO OR EXERCISABLE FOR COMMON STOCK WHICH COULD RESULT IN AN
               INCREASE IN OUTSTANDING SHARES OF COMMON STOCK OF 20% OR MORE

                    APPROVAL OF THE 2004 NON EMPLOYEE COMPENSATION PLAN

                                       PROPOSAL NO. 5

At the Annual Meeting, the Company's stockholders are being asked to approve the
2004 Non Employee Compensation Plan ("2004 Non Employee Compensation Plan"). The
Board has unanimously  approved the 2004 Non Employee  Compensation Plan and has directed that it be submitted for the approval of the stockholders at the annual meeting.  The 2004 Non Employee  Compensation  Plan will become effective on the date of stockholder approval (the "Effective Date").

The following  description of the 2004 Non Employee  Compensation Plan is only a summary of the important  provisions of the 2004 Non Employee  Compensation Plan and does not contain all of the terms and  conditions  of the 2004 Non  Employee
Compensation  Plan. The full text of the 2004 Non Employee  Compensation Plan is attached as Appendix B.

What is the Purpose of the 2004 Non Employee Compensation Plan?

The  purpose  of the 2004 Non  Employee  Compensation  Plan is to help us retain consultants,  professionals,  and service  providers who provide services to the
Company in connection with, among other things,  the Company's  obligations as a publicly  held  reporting  company.  In addition,  we expect to benefit from the added  interest  that the awardees will have in our welfare as a result of their ownership or increased ownership of our Common Stock.

Over the last two years, we have been able to engage consultants, professionals, and service providers by compensating them through the issuance of shares of our
Common Stock.  In the first three months of 2004 and the year ended December 31,
2003,  the Company  issued 7,500  shares and 7,402  shares to such  consultants, primarily  for  investor  relations  services.  This  afforded us the ability to preserve our cash. In addition, Section 711 of the AMEX Company Guide, which was amended in October 2003,  now requires that such  compensation  arrangements  be approved by the Company's stockholders. For the foregoing reasons, the Board has unanimously approved the 2004 Non Employee  Compensation Plan, as a separate and distinct plan from the Company's  existing 2003 Employee  Stock Option Plan, and has directed that such plan be submitted for the approval of the stockholders at the annual meeting.

What Types of Awards Can Be Granted Under the 2004 Non Employee Compensation Plan?

Awards authorized under the 2004 Non Employee Compensation Plan shall consist of shares of our Common  Stock.  Such  awards may be subject to  forfeiture  in the
event  of  premature   termination  of  engagement,   failure  to  meet  certain
performance objectives, or other conditions, as may be determined by the Board.

Each award described  above is sometimes  referred to in this Proxy Statement as an "Award",  and all such awards are sometime  collectively  referred to in this
Proxy  Statement  as "Awards" and  individuals  receiving  Awards are  sometimes referred to as "Awardees".

How Will the 2004 Non Employee Compensation Plan Be Administered?

The 2004 Non  Employee  Compensation  Plan  will be  administered  by the  Board
(provided  however,  that the  Board may  delegate  such  administration  to the
Compensation Committee).

Subject  to  the  express  terms  and   conditions  of  the  2004  Non  Employee
Compensation Plan, the Board will have full power to make Awards, to construe or interpret  the 2004 Non Employee  Compensation  Plan,  to  prescribe,  amend and
rescind   rules  and   regulations   relating  to  it  and  to  make  all  other
determinations  necessary  or  advisable  for  its  administration.   Except  as
otherwise  provided in the 2004 Non Employee  Compensation  Plan,  the Board may
also determine which persons shall be granted  Awards,  the nature of the Awards granted,  the number of shares  subject  to Awards and the time at which  Awards shall be made. Such determinations will be final and binding.

How Much Stock Will Be Available Under the 2004 Non Employee Compensation Plan?

The only class of stock subject to an Award is Common Stock.  The maximum number of shares of Common  Stock  with  respect  to which  Awards  may be  granted  is
1,000,000 shares;  however, this number is subject to adjustment in the event of a  recapitalization,  reorganization  or similar  event.  The maximum  number of shares of Common  Stock  with  respect  to which  Awards  may be  granted to any participant in any year under the 2004 Non Employee Compensation Plan is 500,000 shares.  Shares shall  consist,  in whole or in part, of authorized and unissued shares or treasury shares.  Any shares represented by Awards that are cancelled, forfeited, terminated or expired will again be available for grants and issuance under the 2004 Non Employee Compensation Plan.

Who Is Eligible to Participate in the 2004 Non Employee Compensation Plan?

Persons eligible for Awards under the 2004 Non Employee  Compensation  Plan will be limited to consultants,  professionals  and service  providers of the Company and our  subsidiaries  ("Eligible  Persons").  The Board  will  select  who will receive  Awards  and the amount and nature of such  Awards.  Board  members  and officers and employees of the Company are not eligible to receive Awards.

What Happens If the Number of Outstanding Shares Changes Because of a Merger,
Consolidation, Recapitalization or Reorganization?

In the  event  that our  outstanding  shares  of  Common  Stock  are  increased, decreased or changed or  converted  into other  securities  by reason of merger, reorganization,  consolidation,  recapitalization, stock dividend, extraordinary cash  dividend or other change in our corporate  structure  affecting the stock, the  number  of  shares  that may be  delivered  under  the  2004  Non  Employee
Compensation  Plan and the number and/or the purchase price of shares subject to outstanding Awards under the 2004 Non Employee Compensation Plan may be adjusted at the sole  discretion of the Board to the extent that the Board  determines to be  appropriate,  provided,  however,  that the number of shares  subject to any
Awards will always be a whole number.

When Will the 2004 Non Employee Compensation Plan Terminate?

The 2004 Non  Employee  Compensation  Plan will expire on the tenth  anniversary from the date of stockholder approval,  but the Board may terminate the 2004 Non
Employee  Compensation  Plan at any time prior to that date and  Awards  granted prior to such  termination may extend beyond such date.  Termination of the 2004
Non Employee Compensation Plan will not alter or impair,  without the consent of the Awardee,  any of the rights or  obligations of any Award made under the 2004
Non Employee Compensation Plan.

What Changes Can the Board Make to the 2004 Non Employee Compensation Plan?

The Board may from time to time alter,  amend,  suspend or discontinue  the 2004
Non Employee  Compensation Plan.  However, no such action of the Board may alter the  provisions  of the 2004 Non Employee  Compensation  Plan so as to alter any outstanding  Awards to the detriment of the Awardee or participant  without such participant's  or Awardees  consent,  and no  amendment to the 2004 Non Employee
Compensation  Plan may be made without  stockholder  approval if such  amendment would  materially  increase the benefits to the Awardees or the  participants in the 2004 Non  Employee  Compensation  Plan,  materially  increase  the number of shares issuable under the 2004 Non Employee  Compensation Plan, extend the terms of the 2004 Non Employee Compensation Plan or the period during which Awards may be granted or exercised or materially  modify  requirements as to eligibility to participate in the 2004 Non Employee Compensation Plan.

What Are the Important Provisions of the Plan With Respect to Each Type of Award?

The Board may, at its  discretion,  award  shares of Common Stock to a recipient
(the "Stock  Awards").  The Stock Awards will be issued pursuant to an agreement between the Company and the Awardee.  Each  recipient of a Stock Award will be a stockholder  and have all the  rights  of a  stockholder  with  respect  to such shares,  including  the  right  to vote  and  receive  all  dividends  or  other distributions made or paid with respect to such shares.

If the recipient of an Award ceases to be a consultant,  professional or service provider  for any  reason,  then the  Award may be  subject  to  forfeiture,  as provided in the particular  agreement,  unless such  forfeiture is waived by the
Board when it, in its  discretion,  determines  that such  waiver is in our best interests.

In the event of a participant's retirement, permanent disability or death, or in cases of special circumstances,  the Board may waive any or all of the remaining restrictions  and limitations  imposed under the 2004 Non Employee  Compensation
Plan with respect to any Awards.

What are the Restrictions on Transferability?

These  Shares  of  stock  may  not be  sold,  exchanged,  transferred,  pledged,
hypothecated,   or  otherwise   disposed  of  until  such  time  as  any  stated
restrictions  lapse.  The Board,  in its  absolute  discretion,  may impose such restrictions  on the  transferability  of the  Awards  granted  in this 2004 Non
Employee Compensation Plan as it deems appropriate.  Any such restrictions shall be set forth in the Agreement with respect to such Awards and may be referred to on the certificates  evidencing shares issued pursuant to any such Award. Shares of restricted  stock will be evidenced by a certificate that bears a restrictive legend.

What are the U.S.  Federal  Income  Tax  Consequences  of the 2004 Non  Employee
Compensation Plan?

The  following   discussion  is  a  summary  of  the  U.S.  Federal  income  tax consequences  to recipients  of Awards and to us with respect to Awards  granted
under  the  2004  Non  Employee   Compensation   Plan.  The  2004  Non  Employee
Compensation Plan is not qualified under Section 401(a) of the Code.

Stock  awarded  to an  Awardee  may be  subject  to any  number of  restrictions
(including  deferred  vesting,  limitations  on  transfer,  and  forfeitability)
imposed by the Board. In general,  the receipt of stock with  restrictions  will not result in the  recognition  of income by an  Awardee  until such time as the shares are either not forfeitable or are freely transferable.  Upon the lapse of such  restrictions,  the Awardee will be required to include as ordinary  income the  difference  between the amounts  paid for the stock,  if any,  and the fair market  value of such  stock on the date the  restrictions  lapse and we will be entitled to a  corresponding  deduction.  In addition,  any dividends  paid with respect to the stock prior to the lapse of the  restrictions  will be treated as compensation  income  by the  Awardee  and will be  deductible  by the  Company.
Awardees  receiving  Stock  Awards may elect to include  the value of such stock
(less any amounts paid for such stock) as ordinary  income at the time the Award is made.  Awardees making this election would treat any gain or loss realized on a sale of the stock as capital  gain or loss,  but would not be  entitled to any loss deduction if they forfeited the stock pursuant to the restrictions  imposed by the Board.

In view of the complexity of the tax aspects of transactions involving the grant and  exercise  Awards,  and because the impact of taxes will vary  depending  on individual  circumstances,  each  Awardee  receiving an Award under the 2004 Non
Employee Compensation Plan should consult their own tax advisor to determine the tax consequences in such Awardee's particular circumstances.

Registration with the Securities and Exchange Commission

We intend to file a  Registration  Statement  on Form S-8  covering the 2004 Non
Employee  Compensation  Plan  if the  2004  Non  Employee  Compensation  Plan is
approved by the stockholders.

Required Vote

Approval of the 2004 Non Employee  Compensation Plan requires the receipt of the affirmative  vote of a majority  of the  shares of the  Company's  Common  Stock present in person or by proxy and voting at the Annual Meeting.

                        THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF
                          THE 2004 NON-EMPLOYEE COMPENSATION PLAN

                                   ADDITIONAL INFORMATION

Other Business

The Board is not aware of any other  business that will come before the Meeting, but if any such matters are properly  presented,  the proxies  solicited  hereby will be voted in accordance  with the best  judgment of the persons  holding the proxies.  All shares  represented by duly executed  proxies will be voted at the
Meeting.

Stockholder Proposals

In order for  stockholders  proposals to be included in Teton's proxy  statement for the 2005 Annual  Meeting,  they must be  received by Teton at its  principal executive office, 1600 Broadway, Suite 2400, Denver, Colorado 80202 by [February
15, 2004]. All other stockholder proposals, including nominations for Directors, must be  received  by Teton not less than 60 days or more than 90 days  prior to such Meeting, which is scheduled for July __, 2005.

Availability of Certain Documents Referred to Herein

This Proxy  Statement  refers to certain  documents  of the Company that are not presented  herein or delivered  herewith.  Such  documents  are available to any person,  including  any  beneficial  owner,  to whom  this  Proxy  Statement  is delivered,  upon oral or written  request,  without charge,  directed to Gillian
Kane, Vice President,  Investor  Relations,  Teton Petroleum  Company,  P.O. Box
774327, Steamboat Springs, Colorado 80477, telephone number (970) 870-1417.

It is  important  that the proxies be returned  promptly and that your shares be represented.  Stockholders are urged to mark, date,  execute and promptly return the accompanying proxy card in the enclosed envelope.

                                          By Order of the Board of Directors,

                                          ------------------------------
                                          H. Howard Cooper, Chairman

Denver, Colorado
June __, 2004

                                         APPENDIX A

                                     FINANCIAL SECTION

                                  TETON PETROLEUM COMPANY

                         Appendix A - Index to Financial Statements
                         ------------------------------------------

  Unaudited Interim Consolidated Financial Statements for the Quarter Ended March 31, 2004

Consolidated Balance Sheets

Consolidated Statements of Operations and Comprehensive Loss

Consolidated Statements of Cash Flows

Notes to Consolidated Financial Statements

Audited Annual Consolidated Financial Statements

Independent Auditors' Report

Consolidated Balance Sheet

Consolidated Statements of Operations and Comprehensive Loss

Consolidated Statement of Changes in Stockholders' Equity

Consolidated Statements of Cash Flows

Notes to Consolidated Financial Statements

          Unaudited Pro Forma Condensed Financial Information as of March 31, 2004

Pro Forma Balance Sheet

Pro Forma Statements of Operations

Notes to Unaudited Pro Forma Balance Sheet and Statement of Operations

                                        APPENDIX A-1

  UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS FOR THE QUARTER ENDED MARCH 31, 2004

                                         APPENDIX A

                                     FINANCIAL SECTION

                                  TETON PETROLEUM COMPANY

  Unaudited Interim Consolidated Financial Statements for the Quarter Ended March 31, 2004

                                Consolidated Balance Sheets
                                                                March 31,      December 31,
                                                                  2004             2003
                          Assets                               (Unaudited)       (Audited)
                                                               ------------   ------------
Current assets
  Cash...................................................       $ 7,856,899   $  7,588,439
  Proportionate share of Goloil accounts receivable .....            16,538         15,739
  Proportionate share of Goloil VAT and other accounts            1,756,637
receivable...............................................                        1,078,369
  Proportionate share of Goloil inventory................           622,981        448,812
  Prepaid expenses and other assets......................            72,271         95,693
                                                                -----------    -----------
      Total current assets...............................        10,325,326      9,227,052
                                                                -----------    -----------

Non-current assets.......................................
  Oil and gas properties, net (successful efforts).......         8,564,084      9,339,786
  Cogeneration plant construction in- progress...........         1,758,620      1,700,696
  Fixed assets, net......................................           484,642        450,841
                                                                -----------    -----------
      Total non-current assets...........................        10,807,346     11,491,323
                                                                -----------    -----------
Total assets.............................................       $21,132,672    $20,718,375
                                                                ===========    ===========

                  Liabilities and Stockholders' Equity
Current liabilities
  Accounts payable and accrued liabilities...............          $732,261    $   376,429
  Proportionate share of accounts payable and accrued             4,059,089
   liabilities...........................................         4,059,089      2,590,901
  Current portion of proportionate share of notes payable
   owed to affiliate (Note 2)............................         8,219,652      7,419,409
                                                                -----------    -----------
      Total current liabilities..........................        13,011,002     10,386,739
                                                                -----------    -----------

Non-current liabilities
  Asset retirement obligation............................           129,500        126,500
                                                                -----------    -----------
      Total non-current liabilities                                 129,500        126,500
                                                                -----------    -----------
      Total liabilities                                          13,140,502     10,513,239
                                                                -----------    -----------

Commitments and contingencies
Stockholders' equity
  Series A convertible preferred stock, $.001 par value,
   25,000,000 shares authorized, 269,970 and 618,231
   issued and outstanding at March 31, 2004 and December
   31, 2004.  Liquidation preference at March 31, 2004 and
   December 31, 2003 of $1,197,839 and $2,689,305........               270            618
  Common stock, $0.001 par value, 250,000,000 and
   100,000,000 shares authorized, 9,101,830 and 8,584,068
   shares issued and outstanding at March 31, 2004 and
   December 31, 2003.....................................             9,101          8,584
  Additional paid-in capital.............................        37,548,890     37,073,366
  Unamortized preferred stock dividends..................             --          (118,610)
  Accumulated deficit....................................       (30,179,691)   (27,657,578)
  Foreign currency translation adjustment................           613,600        898,756
                                                                -----------    -----------
      Total stockholders' equity.........................         7,992,170     10,205,136
                                                                -----------    -----------
Total liabilities and stockholders' equity...............       $21,132,672    $20,718,375
                                                                ===========    ===========
      See notes to unaudited consolidated financial statements.

                                  TETON PETROLEUM COMPANY

           Unaudited Consolidated Statements of Operations and Comprehensive Loss

                                                              For the Three Months Ended
                                                                       March 31,
                                                              ---------------------------
                                                                 2004             2003
                                                              -----------    ------------
Sales....................................................    $  2,962,500    $  3,408,718
Cost of sales and expenses
  Oil and gas production.................................         622,277         326,305
  Transportation and marketing...........................              --         280,965
  Taxes other than income taxes..........................       1,973,275       1,427,572
  Export duties..........................................              --         559,240
  Exploration............................................         154,776          93,148
  General and administrative - Goloil....................         184,086         219,557
  General and administrative - Teton Petroleum...........       2,102,638         772,899
  Depreciation, depletion and amortization...............         409,670         332,738
                                                             ------------    ------------
      Total cost of sales and expenses...................       5,446,722       4,012,424
                                                             ------------    ------------

Loss from operations.....................................      (2,484,222)       (603,706)
                                                             ------------    ------------

Other income (expense)
  Other income...........................................          17,640          21,688
  Interest expense.......................................         (55,531)        (94,225
                                                            --------------  -------------
      Total other income (expense).......................         (37,891)        (72,537)
                                                             ------------    ------------

Net loss before taxes....................................      (2,522,113)       (676,243)
                                                            --------------  --------------

Foreign income tax.......................................              --        (104,842)

Net loss.................................................      (2,522,113)       (781,085)
Imputed preferred stock dividends for inducements and
 beneficial conversion charges...........................        (521,582)             --

Preferred stock dividend.................................         (31,488)             --

Net loss applicable to common stock......................      (3,075,083)       (781,085)

Other comprehensive (loss), net of tax
   Effect of exchange rates..............................        (285,156)         86,000
                                                             -------------   ------------

      Other comprehensive (loss) income..................        (285,156)   $     86,000
                                                            --------------  -------------

Comprehensive loss.......................................    $ (3,360,239)   $   (695,085)
                                                             =============  ==============

Basic and diluted weighted average common shares
 outstanding.............................................       8,747,165       6,321,218
                                                             ============    ============

Basic and diluted (loss) income per common share.........    $      (.35)     $     (.12)
                                                             ===========     ============

      See notes to unaudited consolidated financial statements.

                                  TETON PETROLEUM COMPANY

                      Unaudited Consolidated Statements of Cash Flows

                                                                  For the Years Ended
                                                                       March 31,
                                                             ---------------------------
                                                                2004             2003
                                                             -----------    ------------
Cash flows from operating activities
  Net loss...............................................    $(2,522,113)    $  (781,085)
                                                             ------------    -----------

  Adjustments to reconcile net loss to net cash used in
   operating activities
   Depreciation, depletion, and amortization.............        409,670         332,738
   Stock and warrants issued for services and interest...        117,094              --
   Debentures issued for services........................             --              --
   Changes in assets and liabilities
     Accounts receivable.................................       (679,067)       (488,956)
     Prepaid expenses and other assets...................         23,422          75,446
     Inventory...........................................       (174,169)         19,104
     Accounts payable and accrued liabilities............      1,261,983       1,034,540
                                                             -----------     -----------
                                                                 958,933         972,872
                                                             -----------     -----------
      Net cash provided by (used in) investing activities     (1,563,180)        191,787
                                                             ------------    -----------

Cash flow from investing activities
  Repayment of loans from Goloil                               1,065,000              --
  Oil and gas properties and equipment expenditures......       (190,444)     (2,886,831)
                                                            -------------   -------------

      Net cash provided by (used in) investing activities        874,556      (2,886,831)
                                                            ------------    -------------

Cash flows from financing activities
  Net (repayments) proceeds from advances under notes
   payable from affiliate                                        800,243        (103,714)
  Proceeds from issuance of stock, net of issue costs of
   $50,000 and $98,100                                           449,997       2,406,510
  Payments of dividends                                           (8,000)             --
                                                            -------------   ------------

      Net cash provided by financing activities..........      1,242,240       2,302,796
                                                             -----------     -----------

Effect of exchange rates.................................       (285,156)         86,000
                                                             ------------    -----------

Net (decrease) increase in cash..........................        268,460        (306,248)

Cash - beginning of year.................................      7,588,429         712,013
                                                             -----------     -----------

Cash - end of period.....................................    $ 7,856,899     $   405,765
                                                             ===========     ===========

      See notes to unaudited consolidated financial statements.

Unaudited Consolidated Statements of Cash Flows

Supplemental disclosure of non-cash activity:

During the first quarter of 2004, the Company had the following transactions:

100,000 warrants were issued to a consultant for services valued at $102,094.

13,750  shares of  common  stock  were  issued  for the  settlement  of  accrued liabilities valued at $58,700.

The Company issued (i) 1,306,669 non-qualified options to officers and Directors valued  at  $3,243,406;  and (ii)  108,331  incentive  stock  options  valued at
$268,899 with no expense being recorded for accounting purposes.

The Company issued 3,750 shares of common stock for services valued at $15,000.

The Company has accrued a liability for (i) $52,362 related to the obligation to issue 50,000 warrants to consultants;  (ii) $32,329 related to the obligation to issue 7,876  common  shares to  consultants;  and (iii)  $28,500  related to the obligation to issue 5,955 shares for services rendered by the outside Directors.

Approximately $2,383,000 of capital expenditures for oil and gas properties were included in accounts payable at March 31, 2004 and  approximately  $1,786,000 of capital  expenditures  were in  accounts  payable at  December  31,  2003 for an increase during the three months ended March 31, 2004 of $597,000.

Conversion of 463,207 shares of preferred stock, plus dividends of 37,057 shares converted into 500,264 shares of common stock.

We issued 50,000 warrants valued at $22,863 in settlement of accrued liabilities at December 31, 2003.

During the first quarter of 2003, the Company had the following transactions:

7,408 shares of stock were issued to a consultant for services valued at $20,000 provided in 2001 and accrued in payables.

73,422 shares of stock and 66,667 warrants exercisable at $6.00 were issued to a consultant  for  services  provided in 2002  valued at  $200,000  and accrued in accounts payable.

$25,000 of stock  subscriptions  receivable  outstanding  at March 31, 2003 were collected in April 2003.

Notes to Unaudited Consolidated Financial Statements

Note 1 - Basis of Presentation and Significant Accounting Policies

The  March  31,  2004  financial   statements  are  unaudited  and  reflect  all
adjustments (consisting only of normal recurring adjustments), which are, in the opinion  of  management,  necessary  for a fair  presentation  of the  financial position and operating results for the interim periods.  The unaudited financial statements  as of March 31, 2004,  as is customary in the oil and gas  industry, reflect a pro-rata  consolidation of the Company's 50% interest in ZAO Goloil, a
Russian closed joint-stock  company.  However,  see note 5 regarding the sale of
Goloil. The unaudited  financial  statements  contained herein should be read in conjunction  with the financial  statements  and notes thereto  contained in the
Company's financial statements for the year ended December 31, 2003, as reported in the Company's Form 10-KSB filed March 30, 2004. The results of operations for the period ended March 31, 2004 are not  necessarily  indicative  of the results for the entire fiscal year.

Certain amounts for March 31, 2003 have been adjusted to include  adjustments to exploration  expenses and  depreciation,  depletion and amortization made during the fourth quarter of 2003.

Foreign Currency Exchange Rates

The  conversion  of the  functional  currency  of Goloil (a Russian  Company) in rubles to the  reporting  currency  of U.S.  dollars is based upon the  exchange rates in effect.  The  exchange  rates in effect at March 31, 2004 and 2003 were
28.48 and 31.67 rubles to the U.S.  dollar,  respectively.  The average rates in effect during the three months ended March 31, 2004 and 2003 was 29.00 and 31.67 rubles to the U.S. dollar, respectively.

Earnings Per Share

At the March 19, 2003 meeting, the Company's  shareholders  approved a reverse 1 for 12 stock split.  All share amounts and earnings per share have been adjusted to reflect the split.

All potential dilutive securities have an antidilutive effect on earnings (loss)
per share and  accordingly,  basic and dilutive  weighted average shares are the same.

The following  table reflects the effect of dilutive  securities as of March 31,
2004 which could dilute future earnings:

Dilutive effects of stock options                       2,993,037
Dilutive effects of warrants                            7,932,553
Dilutive effects of convertible preferred shares          526,441
                                                       ----------
                                                       11,452,031
                                                       ==========

Note 2 - Proportionate Share of Liabilities

The  proportionate   share  of  accounts  payable  and  accrued  liabilities  of
$4,059,089 at March 31, 2004, are  obligations of Goloil and not Teton Petroleum nor have they been guaranteed by Teton Petroleum.

The  Company's  50%  pro-rata  share of notes  payable  advances  made which are advances to Goloil by an affiliate are also  obligations  of Goloil at March 31,
2004 and not Teton Petroleum nor have they been  guaranteed by Teton  Petroleum.
However, see note 5 regarding the proposed sale of Goloil.

     The Company's  pro-rata  share of Goloil notes payable owed to an affiliate totaled $8,219,652 at March 31, 2004. The proceeds were used to pay certain operating expenses and capital  expenditures of Goloil. These notes provide for  interest  rates of 8%,  with  quarterly  interest  payments,  maturing through  June 2004.  These  notes are secured by  substantially  all Goloil assets.  The notes payable will be repaid from cash flow from ZAO Goloil as available, or extended to future periods. However, see note 5 regarding the proposed sale of Goloil.

Note 3 - Stockholder's Equity

In March 2003, the stockholders approved an increase in the amount of authorized common shares from  100,000,000 to 250,000,000  and also approved  25,000,000 of preferred stock authorized for future issuances.

Private Placements of Common Stock

17,500  common  shares  valued at $73,700 were issued for (i) the  settlement of accrued  liabilities  of $58,700;  and (ii) services  provided by consultants of
$15,000.

Private Placements of Series A Convertible Preferred Stock

During the period  ending  March 31, 2004 the  Company  received  the  following proceeds  from the issuance of privately  placed  preferred  stock at a price of
$4.35 per share.

Proceeds of $450,000 (net of cash costs of $50,000) from the issuance of 114,942 shares of 8% convertible preferred stock.

The preferred shares carry an 8% dividend,  payable quarterly commencing January
1, 2004 and are convertible into common stock at a price of $4.35 per share. The preferred  stock is entitled to vote on all matters  presented to the  Company's common  stockholders,  with the  number of votes  being  equal to the  number of underlying  common  shares.  The  preferred  stock also  contains a  liquidation preference  of $4.35 per share plus  accrued  unpaid  dividends.  The  preferred shares can be redeemed  by the  Company  after one year for $4.35 per share upon proper notice of redemption being provided by the Company.

In connection with the preferred share private  placements,  certain  placements were  entered  into when the  underlying  price of the common stock to which the preferred  shares are  convertible  into,  exceeded $4.35 the stated  conversion rate. As a result of the underlying shares being  in-the-money,  the Company was required to compute a beneficial  conversion charge,  which is calculated as the difference  between the conversion price of $4.35 and the closing stock price on the effective date each offering,  multiplied by the total of the related common shares to be issued upon  conversion of the preferred  stock.  These charges are reflected as a dividend to the preferred  shareholders  and are recognized  over the period in which the  preferred  stock  first  becomes  convertible.  For the
Tranche 1 shares the  charge  was  immediately  recognized  as the  shares  were immediately  convertible  into  common.  For  Tranche 2 the shares  could not be converted until a shareholder  vote on January 27, 2004 took place approving the issuance of additional  common  shares.  The  calculated  beneficial  conversion feature on Tranche 2 was therefore  amortized  from the  effective  date of each issuance through January 27, 2004. This resulted in total beneficial  conversion charges  of  $1,182,452,  of which  $1,063,842  was  recorded  during the fourth quarter of 2003, and $118,610 was amortized and recorded as preferred  dividends in January 2004.

In order to induce  convertible  preferred  shareholders  to  convert  to Common shares,  the Company  agreed to issue  Common  share  dividends of 8% for a full year,  totaling  $140,815,  and  agreed to issue,  402,990  warrants,  valued at
$262,057, resulting in a total inducement charge of $402,872 to be recognized as a preferred dividend in the first quarter for those investors which accepted the inducement offer. As a result,  shareholders converted 463,207 of 8% convertible preferred  shares to common stock at a price of $4.35 per share during the first quarter of 2004. The warrants issued were valued using the Black-Scholes  option pricing model using the following assumptions:  volatility of 55.2%, a risk-free rate of 1.59%, zero dividend payments, and a life of two years.

Note 4 - Stock Options

At the annual meeting on March 19, 2003, the Company's  shareholders approved an employee stock option plan and authorized  2,083,333  shares of Common Stock for issuance thereunder.  Under the plan, incentive and non-qualified options may be granted.

During the first quarter of 2004,  the Company  issued  1,306,669  non-qualified options to  employees,  officers and Directors  valued at  $3,243,406  using the
Black-Scholes option-pricing model with the following assumptions: volatility of
55.2%, a risk-free rate of 4%, zero dividend payments,  and a life of ten years.
The Company also issued  108,331  incentive  options to employees,  officers and
Directors valued at $268,899 using the Black-Scholes  option-pricing model under the same assumptions described above.

The Company has adopted the disclosure-only provisions of Statement of Financial
Accounting  Standards  No.  123,  "Accounting  for  Stock-Based   Compensation."
Accordingly,  no compensation  cost has been recognized for stock options issued
to  employees,   officers  and  Directors  under  the  stock  option  plan.  Had compensation  cost for the Company's  options issued to employees,  officers and
Directors been  determined  based on the fair value at the grant date for awards consistent  with the provisions of SFAS No. 123, as amended by SFAS No. 148, the
Company's  net loss and basic loss per common  share would have been  changed to the pro forma amounts indicated below:

                                                     For the Three Months Ended
                                                             March 31,
                                                   -------------------------------
                                                        2004             2003
                                                   -------------     -------------

Net loss - as reported..........................    $(3,075,083)      $  (781,085)
                                                   -------------     -------------

Add fair value of employee compensation expense.     (3,512,304                --
                                                   ------------      ------------

Net loss per common share - pro forma...........    $(6,587,387)      $  (781,085)
                                                   =============     =============

Basic loss per common share - as reported.......   $       0.35      $       0.12
                                                   ============      ============

Basic loss per common share - pro forma.........   $       0.75      $       0.12
                                                   ============      ============

Note 5-Proposed Sale of Goloil Shares

During April 2004 the Company  entered into a Sale and Purchase  Agreement  (the
"Agreement") with RussNeft, an Open Joint-Stock Company organized under the laws of the Russian Federation.  RussNeft is the current operator of Goloil. Pursuant to the  terms of the  Agreement,  RussNeft  will pay  $8,960,000  for all of the
Company's shares held in Goloil.  In connection with the Agreement,  the Company entered  into a  separate  agreement  with  Goloil for  repayment  of all of the outstanding  advances  owed to the  Company.  At the  date the  parties  reached agreement, the Company had advances totaling $6,040,000, of which $1,065,000 and
$3,600,000   had  been  received  as  of  March  31,  2004  and  May  11,  2004, respectively. The Company will pay an investment banking fee of $750,000 related to the sale and estimates its expenses in connection with the negotiation of the agreement to be $135,000.

The Company had recorded the advances as investments  in Goloil and  accordingly such amount had been included in the carrying value of oil and gas properties.

The  transaction  is subject to the customary  conditions  and is subject to the approval of the shareholders of the Company.

If approved, the gross proceeds from the two transactions,  totaling $15,000,000
less  the  estimated   $885,000  in  costs  combined  with  the  elimination  of
approximately  $9,900,000 in liabilities,  net of current assets, will result in the  Company  recording  an  estimated  gain of  $12,601,000  during  2004.  The following  unaudited pro forma condensed  balance sheet gives effect to the sale of shares assuming the sale of Goloil shares occurred on March 31, 2004:

Current assets                   $ 20,685,000
Non-current assets                     26,000
                              ---------------
Total assets                     $ 20,711,000
                                 ============

Current liabilities              $    710,000
Stockholders' equity               20,001,000
                                -------------
Total liabilities and
  stockholders' equity          $  20,711,000
                                =============

The  condensed pro forma balance  sheet  reflects the  historical  balance sheet included in this Form 10-Q adjusted for the following:

a.   The  proceeds  of  $8,960,000  from  the  sale of  Goloil  shares  plus the remaining $4,975,000 advances to be received, subsequent to March 31, 2004, less  estimated  expenses  of $885,000  and  alternative  minimum  taxes of
     $181,000.

b.   Elimination of Goloil's assets and liabilities which have been historically consolidated on a pro rata basis.

c.   Recording a gain from the disposition of a discontinued  operation,  net of tax, of approximately $12,601,000.

Assuming  the sale  occurred  on January 1, 2004 Teton  would have had, on a pro forma basis, an estimated net loss from  operations  applicable to common shares of  $2,462,000  and as a  result  of  the  sale,  net  income  of  approximately
$9,703,000.  On a pro forma basis, the loss per share from continuing operations would be $.28 per common share and net income per common share would be $1.11.

Note 6-Proposed Acquisition

On April 5, 2004 the Company entered into an agreement with Samson International
Resources   ("Samson")  for  the  purchase  of  Samson's  52%  interest  in  ZAO
Pechoraneftegas ("PNG") in the Komi region of Siberia. Teton paid Samson a $3.85 million deposit.  Since then,  Samson's partner in PNG, Vitol Cypress ("Vitol"), has  exercised  its  preferential  right to  acquire  Samson's  interest  in the property.  Teton's deposit has been fully refunded,  but the contract remains in effect.  In the event that Vitol does not close on Samson's 52% interest,  Teton and Samson may continue with the transaction with closing subject to Teton's due diligence and other customary conditions.

Teton continues to negotiate the  acquisition of new fields in Russia,  although currently no definitive  agreements  have been reached.  We will provide further information on the above  transactions,  as well as others,  through  additional press releases and the soon-to-be released proxy statement.

                                        APPENDIX A-2

                AUDITED ANNUAL CONSOLIDATED FINANCIAL STATEMENTS

                          INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholders
Teton Petroleum Company
Denver, Colorado

We have audited the accompanying  consolidated  balance sheet of Teton Petroleum
Company and  subsidiary  as of December 31, 2003,  and the related  consolidated statements  of  operations  and  comprehensive  loss,  changes in  stockholders'
(deficit)  equity and cash flows for the years ended December 31, 2003 and 2002.
These consolidated  financial statements are the responsibility of the Company's management.  Our  responsibility is to express an opinion on these  consolidated financial statements based on our audits.

We conducted  our audits in  accordance  with the auditing  standards  generally accepted in the United States of America.  Those standards  require that we plan and  perform  the  audit  to  obtain  reasonable  assurance  about  whether  the consolidated  financial statements are free of material  misstatement.  An audit includes  examining,  on a test  basis,  evidence  supporting  the  amounts  and disclosures in the  consolidated  financial  statements.  An audit also includes assessing the  accounting  principles  used and  significant  estimates  made by management,  as well as evaluating the overall consolidated  financial statement presentation.  We believe  that our audits  provide a  reasonable  basis for our opinion.

In our opinion, the consolidated  financial statements referred to above present fairly,  in all material  respects,  the financial  position of Teton  Petroleum
Company  and  subsidiary  as of  December  31,  2003,  and the  results of their operations  and their cash flows for the years ended  December 31, 2003 and 2002 in conformity with accounting principles generally accepted in the United States of America.

                                          /s/Ehrhardt Keefe Steiner & Hottman PC
                                             Ehrhardt Keefe Steiner & Hottman PC

March 29, 2004
Denver, Colorado

                             TETON PETROLEUM COMPANY

                           Consolidated Balance Sheet
                                December 31, 2003

                                      Assets

Current assets
   Cash ...................................................   $  7,588,439
   Proportionate share of accounts receivable .............         15,739
   Proportionate share of VAT receivable ..................      1,078,369
   Proportionate share of inventory .......................        448,812
   Prepaid expenses and other assets ......................         95,693
                                                              ------------
     Total current assets .................................      9,227,052
                                                              ------------

Non-current assets
   Oil and gas properties, net (successful efforts) .......      9,339,786
   Cogeneration plant construction in- progress ...........      1,700,696
   Other property and equipment, net ......................        450,841
                                                              ------------
     Total non-current assets .............................     11,491,323
                                                              ------------

Total assets ..............................................   $ 20,718,375
                                                              ============

                       Liabilities and Stockholders' Equity

Current liabilities
   Accounts payable and accrued liabilities ...............   $    376,429
   Proportionate share of accounts payable and accrued
    liabilities ...........................................      2,590,901
   Proportionate share of notes payable owed to
    affiliate .............................................      7,419,409
                                                              ------------
     Total current liabilities ............................     10,386,739
                                                              ------------

Non-current liabilities
   Asset retirement obligation ............................        126,500
                                                              ------------
     Total non-current liabilities ........................        126,500
                                                              ------------
     Total liabilities ....................................     10,513,239
                                                              ------------

Commitments and contingencies

Stockholders' equity
   Series A convertible preferred stock, $.001 par
    value, 25,000,000 shares authorized, 618,231 issued
    and outstanding. Liquidation preference at December
    31, 2003 of $2,689,305 ................................            618
   Common stock, $.001 par value, 250,000,000 shares
    authorized, 8,584,068 shares issued and outstanding
    at December 31, 2003 ..................................          8,584
   Additional paid-in capital .............................     37,073,366
      Unamortized preferred stock dividends ...............       (118,610)
   Accumulated deficit ....................................    (27,657,578)
   Foreign currency translation adjustment ................        898,756
                                                              ------------
     Total stockholders' equity ...........................     10,205,136
                                                              ------------

Total liabilities and stockholders' equity ................   $ 20,718,375
                                                              ============

                 See notes to consolidated financial statements.

                             TETON PETROLEUM COMPANY

          Consolidated Statements of Operations and Comprehensive Loss

                                                            For the Years Ended
                                                                December 31,
                                                        ----------------------------
                                                            2003             2002
                                                        ------------    ------------

Sales ...............................................   $ 11,437,802    $  6,923,320

Cost of sales and expenses
   Oil and gas production ...........................      2,020,447       1,218,411
   Transportation and marketing .....................        807,266         611,956
   Taxes other than income taxes ....................      5,864,920       3,537,990
   Export duties ....................................      1,492,999         910,936
   General and administrative - Goloil ..............        837,134         588,774

   General and administrative - Teton ...............      3,919,746       4,744,952
   Depreciation, depletion and amortization .........      1,582,513         451,930
                                                        ------------    ------------
     Total cost of sales and expenses ...............     16,525,025      12,064,949
                                                        ------------    ------------

Loss from operations ................................     (5,087,223)     (5,141,629)
                                                        ------------    ------------

Other income (expense)
   Other income .....................................         17,445          51,751
   Interest expense .................................       (347,740)       (385,939)
   Financing charges ................................       (132,818)     (5,498,106)
                                                        ------------    ------------
      Total other income (expense) ..................       (463,113)     (5,832,294)
                                                        ------------    ------------

Net loss before tax .................................     (5,550,336)    (10,973,923)
Foreign income tax ..................................        (84,508)           --
                                                        ------------    ------------
Net loss ............................................     (5,634,844)    (10,973,923)

Imputed preferred stock dividends for inducements and
beneficial conversion charges .......................     (2,780,693)           --
                                                        ------------    ------------

Net loss applicable to common shares ................     (8,415,537)    (10,973,923)

Other comprehensive loss, net of tax
   Effect of exchange rates .........................        168,256        (140,773)
                                                        ------------    ------------

Comprehensive loss ..................................   $ (8,247,281)   $(11,114,696)
                                                        ============    ============

Basic and diluted weighted average common shares
  outstanding .......................................      6,840,303       3,105,235
                                                        ============    ============

Basic and diluted loss per common share .............   $      (1.23)   $      (3.53)
                                                        ============    ============

                 See notes to consolidated financial statements.

                             TETON PETROLEUM COMPANY

      Consolidated Statements of Changes in Stockholders' (Deficit) Equity
                 For the Years Ended December 31, 2003 and 2002

                                                                                                                                                                Foreign                          Total
                                                                      Preferred Stock                  Common Stock            Additional      Unamortized     Currency                       Stockholders'
                                                                ----------------------------    ---------------------------      Paid-in     Preferred Stock  Translation     Accumulated      (Deficit)
                                                                   Shares          Amount          Shares         Amount         Capital        Dividends      Adjustment        Deficit         Equity
                                                                ------------    ------------    ------------   ------------   ------------    ------------    ------------    ------------    ------------

Balance - December 31, 2001 .................................           --      $       --         2,374,046   $      2,374   $  9,792,722    $       --      $    871,273     (11,048,811)   $   (382,442)

Common stock issued for cash ................................           --              --         1,223,737          1,224      3,332,236            --              --              --         3,333,460

Common stock subscriptions paid in 2003 .....................           --              --           712,045            712      1,938,898            --              --              --         1,939,610

Common stock and warrants issued for services ...............           --              --           221,198            221        836,905            --              --              --           837,126

Common stock issued for conversion of convertible
debentures ..................................................           --              --         1,758,494          1,758      5,353,231            --              --              --         5,354,989

Warrants issued and in-the-money conversion feature on
convertible debentures ......................................           --              --              --             --        4,557,845            --              --              --         4,557,845

Warrants issued with notes payable ..........................           --              --              --             --          150,016            --              --              --           150,016

Warrants issued in connection with extensions on notes
payable .....................................................           --              --              --             --          203,362            --              --              --           203,362

Net loss ....................................................           --              --              --             --             --              --              --       (10,973,923)    (10,973,923)

Foreign currency translation adjustment .....................           --              --              --             --             --              --          (140,773)           --          (140,773)
                                                                ------------    ------------    ------------   ------------   ------------    ------------    ------------    ------------    ------------

Balance - December 31, 2002 .................................           --              --         6,289,520          6,289     26,165,215            --           730,500     (22,022,734)      4,879,270

Common stock issued for cash -  net of commissions of $98,100           --              --           437,012            437      1,091,463            --              --              --         1,091,900

Common stock issued for settlement of accounts payable
and accrued liabilities .....................................           --              --            79,793             80        219,920            --              --              --           220,000

Options issued to advisory board and common stock issued
for services ................................................           --              --             1,035              1         97,901            --              --              --            97,902

Warrants issued with notes payable ..........................           --              --              --             --          110,170            --              --              --           110,170

Preferred stock issued for cash, net of commissions of
$473,838 (cash) and $99,168 (non-cash) ......................      2,226,680           2,226            --             --        9,110,830            --              --              --         9,113,056

Preferred stock converted to common stock ...................     (1,645,099)         (1,645)      1,776,708          1,777           (131)           --              --              --              --

Preferred stock issued in exchange for notes payable and
accrued interest of $9,426 ..................................         36,650              37            --             --          159,389            --              --              --           159,426

In-the-money conversion feature charges to be amortized .....           --              --              --             --        1,182,452      (1,182,452)           --              --              --

Amortization of in-the-money conversion feature charges .....           --              --              --             --       (1,063,842)      1,063,842            --              --              --

Net loss ....................................................           --              --              --             --             --              --              --        (5,634,844)     (5,634,844)

Foreign currency translation adjustment .....................           --              --              --             --             --              --           168,256            --           168,256
                                                                ------------    ------------    ------------   ------------   ------------    ------------    ------------    ------------    ------------

Balance - December 31, 2003 .................................        618,231    $        618       8,584,068   $      8,584   $ 37,073,366    $   (118,610)   $    898,756    $(27,657,578)   $ 10,205,136
                                                                ============    ============    ============   ============   ============    ============    ============    ============    ============

                  See notes to consolidated financial statements.

                             TETON PETROLEUM COMPANY

                      Consolidated Statements of Cash Flows

                                                              For the Years Ended
                                                                 December 31,
                                                         --------------------
                                                              2003          2002
                                                         -----------------------
Cash flows from operating activities
  Net loss ............................................   $ (5,634,844)   $(10,973,923)
                                                          ------------    ------------
  Adjustments to reconcile net loss to net cash used in
   operating activities
   Depreciation, depletion, and amortization ..........      1,582,513         451,930
   Stock based compensation for variable plan warrants            --              --
   Stock and stock options issued for services and
     interest .........................................        107,128            --
   Warrants issued for notes payable extensions .......        110,170          46,582
   Stock and warrants issued for services .............           --           837,126
   Debentures issued for services .....................           --           267,500
   Amortization of debenture and note payable discounts           --         5,331,412
   Changes in assets and liabilities
     Accounts receivable ..............................        462,000      (1,048,608)
     Prepaid expenses and other assets ................         (4,247)        (57,446)
     Inventory ........................................         54,177        (313,489)
     Accounts payable and accrued liabilities .........        311,901         290,131
                                                          ------------    ------------
                                                             2,623,642       5,805,138
                                                          ------------    ------------
      Net cash used in operating activities ...........     (3,011,202)     (5,168,785)
                                                          ------------    ------------

Cash flows from investing activities
  Oil and gas properties and equipment expenditures ...     (5,392,450)     (3,222,349)
   Construction in progress ...........................     (1,700,696)           --
                                                          ------------    ------------
      Net cash used in investing activities ...........     (7,093,146)     (3,222,349)
                                                          ------------    ------------

Cash flows from financing activities
  Net proceeds from  advances  under notes payable owed
   to affiliates ......................................      4,470,984       2,178,525
  Proceeds from stock subscription ....................      1,939,610            --
  Proceeds from issuance of stock, net of $473,838
   commissions ........................................     10,251,924            --
  Proceeds from issuance of convertible debentures ....           --         4,143,643
  Proceeds from notes payable .........................        628,750         300,000
  Payments on notes payable ...........................       (478,750)       (894,210)
  Issuance of common stock ............................           --         3,333,460
                                                          ------------    ------------
      Net cash provided by financing activities .......     16,812,518       9,061,418
                                                          ------------    ------------

Effect of exchange rates ..............................        168,256        (140,773)
                                                          ------------    ------------

Net increase in cash ..................................      6,876,426         529,511

Cash - beginning of year ..............................        712,013         182,502
                                                          ------------    ------------

Cash - end of year ....................................   $  7,588,439    $    712,013
                                                          ============    ============

                  See notes to consolidated financial statements.

Supplemental disclosure of cash flow information

Cash paid for:                      Interest
                                  ----------

      2003                        $     18,202
      2002                        $    120,008

Supplemental disclosure of non-cash activity:

     During the year ended  December  31,  2003,  the Company had the  following transactions:

          128,700  warrants  issued  with  debt  and  valued  at  $110,170  were initially recorded as a discount on the note payable.  At December 31,
          2003,  the full amount of the discount had been amortized as financing costs.

          79,793  shares of common stock were issued for  settlement of accounts payable and accrued liabilities valued at $220,000.

          The Company  issued  30,000  non-qualified  options to advisory  board members valued at $94,702.

          The Company issued 1,035 shares of common stock for services valued at
          $3,201.

          The  Company  has  accrued a  liability  for  $46,968  related  to the obligation  to issue  57,420  warrants  to a  consultant  for  capital raising services.

          12,000 preferred shares were issued to consultants for services valued at $52,200 related to capital raising.

          Approximately  $1,785,000  of  capital  expenditures  for  oil and gas properties were included in accounts payable at December 31, 2003.

     During 2002, the Company had the following transactions:

          In exchange  for the  extension  of  principal  payments on four notes payable,  the Company  modified  expiration  dates of certain warrants previously  held by the note holders and issued an  additional  10,416 such  warrants.  The fair value of the  modification  of the  warrants totaled $46,582 and has been recorded as financing costs.

          A note payable of $250,000 was converted into a convertible  debenture with 83,333  warrants  also being  issued  under the same terms of the
          Company's private placement offering of convertible debentures.

          1,647,881  warrants were issued with convertible  debentures valued at
          $811,559 were initially  recorded as a discount on the debentures.  At
          December 31, 2002,  the full amount of the discount had been amortized as financing costs.

          In-the-money   conversion  features  on  convertible  debt  valued  at
          $3,746,285 were recognized as financing costs.

          The Company issued 143,678  warrants in connection  with related party notes  payable of $450,000  and $50,000.  The warrants  were valued at
          $156,781 and recorded as financing costs.

          $267,500 of  convertible  debentures  with 89,167  warrants  valued at
          $14,250  for a total  amount of $281,750  were  issued for  consulting services.

          41,667  warrants  issued with a note payable  valued at $150,016  were initially recorded as a discount on the note payable.  At December 31,
          2002 the full  discount had been  amortized  and recorded as financing costs.

          $4,661,143  of  debentures  and  accrued  interest  of  $227,075  were converted into 1,758,494 shares of stock with $466,771 being paid as a premium at conversion and recorded as financing costs.

          221,198 shares of stock were issued to consultants for services valued at $607,790.

          133,333  warrants were issued to  consultants  for services  valued at
          $215,086.

          Approximately  $1,142,000  of  capital  expenditures  for  oil and gas properties were included in accounts payable at December 31, 2002.

          During the fourth quarter of 2002, the Company received  $1,939,610 of stock  subscriptions  receivable for 712,045 shares of stock. The cash for these subscriptions was paid during the first quarter of 2003.

                            TETON PETROLEUM COMPANY

                   Notes to Consolidated Financial Statements

Note 1 - Description of Business and Summary of Significant Accounting Policies
-------------------------------------------------------------------------------

Teton  Petroleum  Company  (the  Company)  is an oil  and  gas  exploration  and production  company  whose current  focus is the Russian  Federation.  Since the
Company's  operations are exclusively in the Russian Federation it is subject to certain  risks  not  typically  associated  with  companies  in  North  America, including,  but not limited to,  fluctuations in currency  exchange  rates,  the imposition of exchange  control  regulations,  the possibility of  expropriation decree,  undeveloped  business  practices  and  laws,  and less  liquid  capital markets.

The  exploration and  development of oil and gas reserves  involves  significant financial  risks.  The  ability  of the  Company  to meet  its  obligations  and commitments under the terms and conditions of its licensing agreements and carry out its planned  exploration  activities is dependent upon  continued  financial support from its stockholders,  the ability to develop economically  recoverable reserves,  and its ability to obtain necessary financing to complete development of the reserves.

Should the Company's  licenses be revoked as a result of changes in legislation, title  disputes or failure to comply with license  agreements,  there would be a material write-down of the oil and gas properties. The accompanying consolidated financial  statements do not reflect any adjustments that may be required due to these uncertainties.

The United  States dollar is the  principal  currency of the Company's  business and,  accordingly,  these  consolidated  financial  statements  are expressed in
United States dollars.

Principles of Consolidation
---------------------------

The accompanying consolidated financial statements include the accounts of Teton
Petroleum  Company  and its wholly  owned  subsidiary,  Goltech  Petroleum,  LLC
("Goltech").  All intercompany accounts and transactions have been eliminated in consolidation.

During 2002,  the Company  owned a 50%  interest in Goltech,  which had a 70.59%
interest in ZAO Goloil. Accordingly ZAO Goloil was consolidated into Goltech and the Company  reflected  it's 50% share of Goltech.  As of December 31, 2002, the other 50% member of Goltech  relinquished  their ownership  interest in exchange for a 35.295% direct  ownership  interest in ZAO Goloil.  The audited  financial statements  as of December 31, 2003 and 2002, as is customary in the oil and gas industry,  reflect a pro-rata  consolidation  of the  Company's  interest in ZAO
Goloil  (a  Russian  Company)  through  its  wholly  owned  subsidiary  Goltech.
Management believes this to be the most meaningful presentation as the Company's only significant asset is its investment in Goltech Petroleum,  LLC. The Company is  required  to provide  50% of the  capital  expenditure  requirements  and is entitled to a 50% operating  interest until  repayment of its investment  occurs
("Payout").  Under the pro-rata  consolidation  method the Company  includes its pro-rata  share of the  assets  (50%),  liabilities  (50%),  revenues  (50%) and expenses (50%) of the accounts of Goloil until repayment (payout) of our current and any future loans to Goloil occurs. The intercompany  balances of Goltech and
Teton do not fully eliminate under the pro-rata  consolidation  method,  and the remaining receivable on Teton's accounts has been included as a component of oil and gas  properties,  as this balance will only be repaid  through net cash flow generated from oil and gas properties.

In September OAO NK RussNeft acquired the shares held by Mediterranean  Overseas
Trust and  InvestPetrol in Goloil and assumed  responsibility  for operating the
License.  During the transition,  the Company  subsequently learned in November,
Goloil sold  substantially  less than its export quota into export markets where prices  are  substantially  higher,  instead  selling  the  production  into the domestic market.

Commencing  October 1, RussNeft began selling  Goloil's  production to a related party for a fixed price of 2400 rubles per ton (roughly $11 per barrel), a price substantially  below the blended market price Goloil formerly  received  selling its  production  into  the  export,  near  abroad  and  domestic  markets.  As a consequence, the Company estimates its revenues after taxes for the quarter were reduced by approximately $1.44 million. Moreover, since this pricing arrangement prevailed through the end of the fourth quarter and beyond,  the Company has had to significantly  reduce the present value of its reserves  effective January 1,
2004. In addition,  RussNeft has adjusted the amount of production payment to be paid to EnergoSoyuz-A ("ESA") to a fixed amount per month which is less than the
50% of oil produced previously agreed to, based on the current price.

Teton has strenuously objected to RussNeft's actions and is continuing to engage its management in discussions over the issue,  while retaining  counsel with the intention of vigorously  pursuing it rights under  previous  agreements and as a significant  minority  shareholder  in Goloil.  While  counsel  has  advised the
Company  that its  position  has merit,  the outcome of this  dispute  cannot be predicted at the current time.

Use of Estimates
----------------

The preparation of financial statements in conformity with accounting principles generally  accepted in the United States of America requires  management to make estimates  and  assumptions  that  affect  the  reported  amounts  of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial  statements and the reported  amounts of revenues and expenses  during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents
--------------------------

The Company considers all highly liquid  instruments  purchased with an original maturity of three months or less to be cash equivalents. The Company continually
monitors  its  positions   with,  and  the  credit  quality  of,  the  financial
institutions  it invests with. As of the balance sheet date,  the Company had no cash equivalents.

Revenue Recognition
-------------------

The Company  recognizes  oil sales  revenue at the point in time oil  quantities have been delivered to purchasers.

Comprehensive Income
--------------------

Comprehensive  income is defined as the  change in equity  during a period  from transactions and other events from non-owner  sources.  Comprehensive  income is the  total of net  income or loss and other  comprehensive  income or loss.  The effect of foreign  currency  exchange rates currently is the Company's only item which constitutes comprehensive income or loss.

Oil and Gas Properties
----------------------

The Company uses the  successful  efforts  method of accounting  for oil and gas producing  activities.  Costs  to  acquire  mineral  interests  in oil  and  gas properties,  to drill and equip exploratory wells that find proved reserves, and to drill and equip development wells are capitalized. Costs to drill exploratory wells that do not find proved  reserves,  geological and geophysical  costs, and costs of carrying and retaining  unproved  properties are expensed.  The Company also evaluates costs  capitalized for exploratory  wells, and if proved reserves cannot be determined  within one year from  drilling  exploration  wells,  those costs are written-off and recorded as an expense.

Unproved  oil  and  gas  properties  that  are   individually   significant  are
periodically  assessed for impairment of value,  and a loss is recognized at the time  of  impairment  by  providing  an  impairment  allowance.  Other  unproved properties  are  amortized  based  on the  Company's  experience  of  successful drilling and average  holding  period.  Currently  the Company holds no unproved properties.

Capitalized  costs  of  producing  oil and  gas  properties,  after  considering estimated  dismantlement and abandonment costs and estimated salvage values, are
depreciated  and  depleted  by  the   unit-of-production   method.   Significant
development  projects  are  excluded  from the  depletion  calculation  prior to assessment  of the existence of proven  reserves  that are ready for  commercial production.  The Company had a cogeneration plant under construction at December
31,  2003,  the  Company's  share of which  totaled  $1,700,696  which  has been excluded from properties subject to depletion until its completion.  The Company did not have any significant development projects, which have been excluded from depletion  at December  31,  2003.  Support  equipment  and other  property  and equipment are depreciated over their estimated useful lives.

On the sale or retirement of a complete unit of a proved property,  the cost and related  accumulated  depreciation,  depletion,  and amortization are eliminated from the property accounts, and the resulting gain or loss is recognized. On the retirement or sale of a partial unit of proved property,  the cost is charged to accumulated  depreciation,  depletion, and amortization with a resulting gain or loss recognized in income based on the amount of proceeds.

On the sale of an  entire  interest  in an  unproved  property  for cash or cash equivalent,  gain or loss on the sale is recognized,  taking into  consideration the  amount  of any  recorded  impairment  if the  property  had  been  assessed individually.  If a partial interest in an unproved property is sold, the amount received is treated as a reduction of the cost of the interest retained.

All of the Company's  oil and gas assets are held in one cost center  located in
Siberia,   Russia.  The  Russian  Federation  (RF)  has  performed   substantial
exploration  efforts on properties on which the Company has received  successful tenders  for  future  exploration  and  development.  As a result,  those  areas accepted  under  tender by the RF are known to contain  proved  reserves and the
Company's efforts are focused on further development of such reserves.

The net carrying  value of the Company's oil and gas properties is limited to an estimated  net  recoverable  amount.  The net  recoverable  amount  is  based on undiscounted  future net revenues and is determined by applying factors based on historical  experience  and other data such as primary lease terms of properties and average holding periods.  If it is determined that the net recoverable value is less  than  the net  carrying  value  of the  oil  and  gas  properties,  any impairment is charged to operations.

Inventories
-----------

Inventory  includes  extracted oil  physically in the pipeline prior to delivery for  sale  and oil  held by third  parties  valued  at the cost of  development.
Inventory also includes  various  supplies and spare parts and is valued at cost using the weighted average method.

Property and Equipment
----------------------

Property and equipment is stated at cost. Depreciation is provided utilizing the straight-line  method over the estimated useful lives for owned assets,  ranging from 3 to 27 years.

Feasibility Study TDA Grants
----------------------------

Grants that are  received for use on oil and gas  properties  are recorded as an offset to expenditures incurred under the grants.

One such  study  was  completed  in 2001.  In the  event  that  the  project  is implemented  and a  substantial  economic  benefit is reaped,  funds  previously advanced by the TDA may be required to be reimbursed.  Goloil may be required to reimburse  the TDA in the  form of a  success  fee if  certain  events  occur by
December  31, 2004,  which  include:  taking an equity  position in the project, financing  development of the license area, or obtaining  external financing for development of the license area.

The Company has also  received a $300,000  grant from the TDA for a  feasibility study for field development and pipeline construction.  As of March 25, 2004 the
Company has completed and submitted to TDA its feasibility  study of the Eguryak license  area.  The Company has received  $255,000 as of December 31, 2003 under the  grant.  In the event  that the  project is  implemented  and a  substantial economic benefit is reaped, funds previously advanced by the TDA may be required to be  reimbursed.  The Company may be required to reimburse the TDA in the form of a success fee if certain events occur based  substantially  on the results of the study by December 31, 2005, which include:  taking an equity position in the project,  financing  development  of the  license  area  or  obtaining  external financing for development of the license area.

For the years ended  December 31, 2003 and 2002,  the Company  received $0 under
TDA grants, respectively.

Impairment of Long-Lived Assets
-------------------------------

The Company evaluates its long-lived  assets for impairment,  in accordance with the provisions  established under Statement of SFAS no. 144, "Accounting for the
Impairment  or  Disposal  of  Long-Lived  Assets",  when  events or  changes  in circumstances  indicate that the related carrying amount may not be recoverable.
An impairment is considered to exist if the total estimated future cash flows on an undiscounted basis is less than the carrying amount of the related assets. An impairment  loss is measured  and  recorded  based on the  discounted  estimated future cash flows.  Changes in significant  assumptions  underlying  future cash flow  estimates  or fair  values of  assets  may have a  material  effect on the
Company's financial position and results of operations.

Asset Retirement Obligations
----------------------------

During 2003 the Company applied the provisions of SFAS No. 143,  "Accounting for
Asset Retirement  Obligations."  The Company recorded $126,500 as the fair value of the Company's  estimated  liability for the retirement of its Russian oil and gas assets  along with a  corresponding  increase in the  carrying  value of the related  oil and gas  properties  as of  December  31,  2003,  as the  effect of adopting  SFAS No.  143 on  January 1, 2003 was not  material.  Had the  Company adopted  SFAS No.  143 on  January  1, 2002 the net loss to common  shareholders would have been increased by $13,000.

Stock-Based Compensation
------------------------

In  December  2002,  the FASB issued SFAS No. 148  "Accounting  for  Stock-Based
Compensation-  Transition and  Disclosure."  This statement amends SFAS No. 123,
"Accounting  for Stock-Based  Compensation"  to provide  alternative  methods of transition  for an entity that  voluntarily  changes to the fair value method of accounting  for  stock-based  compensation.  In  addition,  SFAS 148  amends the disclosure  provision of SFAS 123 to require more prominent disclosure about the effects of an entity's  accounting  policy decisions with respect to stock-based employee compensation on reported results of operations. The Company has adopted the disclosure-only  provisions of Statement of Financial  Accounting  Standards
No. 123, "Accounting for Stock-Based Compensation." Accordingly, no compensation cost has been  recognized  for stock options  issued to employees,  officers and directors under the stock option plan. Had  compensation  cost for the Company's options issued to employees, officers and directors been determined based on the fair value at the grant date for awards  consistent  with the provisions of SFAS
No. 123, as amended by SFAS No. 124, the  Company's  net loss and basic loss per common share would have been changed to the pro forma amounts indicated below:

                                                              For the Years Ended
                                                                 December 31,
                                                         ---------------------------
                                                              2003          2002
                                                         ------------   ------------

Net loss applicable to common shareholders - as reported $ (8,415,537)  $(10,973,923)
Net loss applicable to common shareholders - pro forma   $(13,389,678)  $(11,945,964)
Basic loss per common share - as reported                $      (1.23)  $      (3.53)
Basic loss per common share - pro forma                  $      (1.96)  $      (3.84)

The fair value of each warrant grant is estimated on the date of grant using the
Black-Scholes   option-pricing   model  with  the   following   weighted-average
assumptions used:

                                                              For the Years Ended
                                                                 December 31,
                                                         --------------------
                                                              2003          2002
                                                         -----------------------

Approximate risk free rate                                   4.00%         4.50%
Average expected life                                      10 years       2 years
Dividend yield                                                -%            -%
Volatility                                                   100%         87.20%

Estimated fair value of total options granted             $4,974,141     $972,041

Foreign Currency Translation
----------------------------

All assets and liabilities of the Company's  subsidiary are translated into U.S.
dollars using the prevailing exchange rates as of the balance sheet date. Income and expenses are translated  using the weighted  average  exchange rates for the period.  Stockholders'  investments  are translated at the  historical  exchange rates  prevailing  at the time of such  investments.  Any gains or  losses  from
foreign   currency   translation  are  included  as  a  separate   component  of
stockholders'  equity.  The  prevailing  exchange rates at December 31, 2003 and
2002  were  approximately  1 U.S.  dollar to 29.45 and  31.78,  Russian  rubles, respectively. For the years ended 2003 and 2002, the average exchange rate for 1
U.S. dollar was 30.66 and 31.39, Russian rubles, respectively.

Basic Loss Per Share
--------------------

The Company applies the provisions of Statement of Financial Accounting Standard
No. 128,  "Earnings Per Share" (FAS 128). All dilutive  potential  common shares have an antidilutive effect on diluted per share amounts and therefore have been excluded in determining net loss per share. The Company's basic and diluted loss per share are  equivalent  and  accordingly  only  basic loss per share has been presented.

The following  table reflects the effects of dilutive  securities as of December
31, 2003.

Dilutive effects of stock options                                1,578,037
Dilutive effects of warrants                                     7,389,981
Dilutive effects of convertible preferred shares                 2,381,351
                                                                ----------
Weighted average common shares outstanding including            11,349,369
the effects of dilutive securities

Fair Value of Financial Instruments
-----------------------------------

The  carrying  amounts  of  financial   instruments   including  cash,  accounts
receivable,  sundry receivables,  accounts payable,  accrued liabilities,  notes payable and convertible  debentures  approximated  fair value as of December 31,
2003 because of the relatively short maturity of these instruments.

The carrying amounts of notes payable and debt issued  approximate fair value as of December 31, 2003 because  interest  rates on these  instruments  approximate market interest rates. The Company has no derivative financial instruments.

The Company is exposed to foreign currency risks to the extent that transactions and balances are denominated in currencies  other than the United States dollar.
This risk could be significant for those  transactions and balances  denominated in rubles, as the ruble has experienced significant devaluation in the past.

Reclassifications
-----------------

Certain  amounts  in  the  2002  consolidated  financial  statements  have  been reclassified to conform to the 2003 presentation.

Recently Issued Accounting Pronouncements
-----------------------------------------

In May 2003,  the FASB issued SFAS No. 150,  "Accounting  for Certain  Financial
Instruments with  Characteristics  of both Liabilities and Equity." SFAS No. 150 establishes  standards for how an issuer measures certain financial  instruments with  characteristics of both liabilities and equity and requires that an issuer classify a financial  instrument  within its scope as a  liability  (or asset in some  circumstances).  SFAS No.  150 was  effective  for  financial  instruments entered into or modified  after May 31, 2003 and  otherwise  was  effective  and adopted by the Company on July 1, 2003. As the Company has no such  instruments, the  adoption  of  this  statement  did  not  have an  impact  on the  Company's consolidated  financial  statements.  During  December  2003,  the  FASB  issued
Interpretation  No. 46R,  "Consolidation  of Variable  Interest  Entities" ("FIN
46"),  which requires the  consolidation of certain entities that are determined to be variable interest entities ("VIE's").  An entity is considered to be a VIE when either (i) the entity  lacks  sufficient  equity to carry on its  principal operations, (ii) the equity owners of the entity cannot make decisions about the entity's  activities  or (iii) the entity's  equity  neither  absorbs  losses or benefits  from gains.  Teton  Petroleum  owns no interests in variable  interest entities,  and therefore this new  interpretation  will not affect the Company's consolidated financial statements.

Note 2 - Investments in Goltech Petroleum, LLC
----------------------------------------------

Effective  in August 2000,  the Company  entered  into a  transaction  agreement selling a 50% equity  interest in Goltech in exchange for $1,000,000  cash and a
$5.6 million investment in the license area for drilling additional wells on the license  area,  completion  of a pipeline and the  construction  of a processing facility (the oilfield  development  program).  The $1,000,000 received was also invested in the license area to complete the oilfield  development  program. The party to the  agreement  obtained the right to name 50% of the board of managers and became the general manager of Goltech. No gain or loss was recognized on the
transaction  as  the  proceeds  were  immediately   reinvested  into  the  field
development  and pipeline  completion  project.  ZAO Goloil was also required to make a production  payment to compensate  the other party for its  investment in the license area. The production  payment  requires ZAO Goloil to deliver 50% of the production from existing and future wells through July 2007. The other party is obligated  under an agreement to only sell their share of the  production  in the Russian  domestic  market.  Effective  December  31,  2002,  the other party withdrew as a member of Goltech and in exchange for relinquishment of 50% of its membership  interests in Goltech,  it received  35.295% of the ZAO Goloil shares and the  return of its  $1,000,000  initial  contribution.  ZAO  Goloil is still obligated under the production payment.

The  other  membership  holder  (the  "affiliate")  to  Goltech  Petroleum,  LLC
(Goltech) had invested  approximately  $7,000,000 under the oilfield development agreement outside of Goltech and Goloil as of December 31, 2003. These costs are reflected in the accounts of another entity  controlled by the affiliate and are not  reflected  anywhere  in the  financial  statements  of the  Company.  These expenditures  were used to drill and complete four additional wells and complete a pipeline on the Company's  license area that provides the ability to transport oil directly  through this  pipeline  year-round  to other larger  pipelines for ultimate  sale.  The  Company has  compensated  the  affiliate  in the form of a production  payment of approximately  2,262,343  barrels of oil through December
31, 2003.  The Company also has the obligation to compensate the affiliate for a minimum of 4,088,000 barrels of oil (1,825,657 barrels remaining at December 31,
2003)  over  a  seven-year   period  for  its  investments  under  the  oilfield
development  agreement.  See Note 10 for a discussion of the changes made to the production  payment being  proposed by OAO NK RussNeft,  a newly formed  Russian independent oil producer ("RussNeft").

Additionally,  the  affiliate  has net direct  loans to Goloil of  approximately
$14,839,000,  which  have  been  used  to help  fund  capital  expenditures  for completion of a processing facility and to help fund other related expenses. The
Company has reflected a 50% of these loans in its financial statements under the pro-rata consolidation method (Note 6).

Note 3 - Property and Equipment
-------------------------------

Property and equipment consist of the following at December 31, 2003:

Building                                                 $     123,942
Vehicles                                                       178,598
Computers and equipment                                         30,053
Other equipment                                                175,707
Furniture and fixtures                                          27,689
                                                         -------------
                                                               535,989
Less: Accumulated depreciation                                 (85,148)
                                                         -------------
                                                         $     450,841
                                                         =============

Note 4 - Oil and Gas Properties
-------------------------------

Goloil License
--------------

The Company  holds an interest in the license for the Eguryak  license  area for exploration  and  production  of oil and gas  through its  investment  in Goloil
(which is held through its 100% owned subsidiary,  Goltech). This license grants
Goloil the  exclusive  right to explore and develop an area in Siberia  covering
186.8 square  kilometers and includes the Eguriakhskoe,  South  Eguriakhskoe and
Golevoye oil fields situated in the  Nizhnevartovsk  Region. The license expires on May 21, 2022,  subject to  additional  extensions  as approved by  applicable bodies of the  Russian  Federation.  The  license  may also be  canceled  by the
Company with a 90-day written notice.

The  license  requires  Goloil to drill a minimum of five wells over four years, conduct an additional  seismic  survey  aggregating  30 square  kilometers,  and evaluate geological data from the 186.8 square kilometers of the license. Goloil was also  required to conduct  production  tests on six wells  between  1997 and
2000. In addition to performing its duties under the license, Goloil must comply with Russian  environmental and archeological laws.  Currently,  the Company has fulfilled its requirements under the license. Management is continuing to pursue completion of future required  performance criteria and believes that there will be no adverse  effects on the  Company's  license for failure to comply with any past license requirements.

The license requires Goloil to pay all taxes including mining tax,  property tax and certain  ecological taxes. All geological  information  obtained at Goloil's expense is the property of Goloil, while all geological  information obtained at the  expense  of the  Russian  government  may be  used by  Goloil.  Oil and gas produced from the licensed property, subject to certain royalty payments, is the property of Goloil.

During  2003,  Goloil  began  the  construction  of  a  gas-powered   electrical
generating plant which will be operational in the first quarter of 2004.

See note 10 for a discussion of a dispute with RussNeft, the operator of Goloil.

Note 5 - Notes Payable
----------------------

During 2003:

The Company received  proceeds of $628,750 from the issuance of promissory notes to three shareholders.  In connection with these notes,  128,700 warrants valued at $110,170 were issued.  At December 31, 2003,  the full amount of the discount had been amortized and recorded as a non-cash  financing charge. The Company has recorded  the value of these  warrants  using the  Black-Scholes  option-pricing model using the following  assumptions:  volatility of 73%, a risk-free  rate of
3.5%, zero dividend payments, and a life of one year.

The Company paid $478,750 of the  promissory  notes issued during the year.  The remaining  $150,000  along with  accrued  interest of $9,426 was  exchanged  for
Teton's 8% convertible preferred shares.

During 2002:

The scheduled  March 1, 2002  principal  payments on two notes payable  totaling
$250,000 to  stockholders  were extended to April 15, 2002. In exchange for this extension,  the holders were issued  10,417  stock  purchase  warrants,  with an exercise  price of $6.00 that expired  February  2004,  which had been valued at
$14,469  using the Black  Scholes  option  pricing  model  with  assumptions  of volatility  of  100%,  risk  free  rate of 5.5%  and no  dividend  yield.  These extensions were recorded in the first quarter of 2002 as financing costs.  These notes were fully paid off in 2002.

The Company  issued  143,678  warrants in  connection  with related  party notes payable of $450,000  and  $50,000.  The  warrants  were  valued at $156,781  and recorded as financing costs. Additionally, in the first quarter of 2002, the due dates of the two notes payable totaling $500,000 were extended by the holders to
April 15, 2002. As consideration for this extension the Company agreed to modify the expiration  dates of certain  warrants  previously  held by the note holders from October 31, 2002 to January 31, 2003.  These  extensions  were valued based upon the  incremental  fair value of the  warrants on the date of  modification, which totaled approximately  $32,000. The values were calculated using the Black
Scholes  option-pricing  model under the  assumptions  described in the previous paragraph,  and were  recorded  in the first  quarter of 2002,  the  quarter the modifications occurred.

During 2002, the Company paid $200,000 of a $450,000 note payable outstanding at
December 31, 2001.  The  remaining  $250,000 was  converted  into a  convertible debenture  with  83,333  warrants  also  being  issued  in  connection  with the
Company's private placement offering of convertible debentures.

The  Company  also paid off a $50,000  note  payable  to a  stockholder  and the
$94,210  note  payable to an officer  during  2002,  which were  outstanding  at
December 31, 2001.

During 2002, the Company received  proceeds of $300,000 on a note payable from a stockholder.  In connection  with the note,  41,667  warrants valued at $150,016 were issued and recorded as financing charges. The Company paid off this note in
November  2002.  The Company has recorded the value of these  warrants using the
Black Scholes option-pricing model using the following  assumptions:  volatility of 138%,  a risk-free  rate of 4.5%,  zero  dividend  payments,  and a life of 2 years.

Total  expense  recorded   associated  with  the  above  warrant  issuances  and
modifications  totaled  $353,379  and have been  recorded as non-cash  financing charges during the year ended December 31, 2002.

Note 6 - Proportionate Share of Liabilities
-------------------------------------------

The  proportionate   share  of  accounts  payable  and  accrued  liabilities  of
$2,590,901  at  December  31,  2003 are  obligations  of  Goloil  and not  Teton
Petroleum nor have they been guaranteed by Teton Petroleum.

The following  notes  reflect the Company's 50% pro-rata  share of notes payable advances  made by and owed to Goloil owed to an  affiliate.  These  advances are obligations of Goloil at December 31, 2003 and not Teton Petroleum nor have they been guaranteed by Teton Petroleum.

Pro-rata  share of Goloil  notes  payable  owed to an  affiliate.  The proceeds  were used to pay  certain  operating  expenses  and  capital expenditures  of Goloil.  These notes  provide for  interest  rates of
8%, with  interest  payable either  quarterly or on maturity, maturing through December 2004.  These notes are secured by  substantially  all
Goloil  assets.  The notes  payable will be repaid from cash flow from
ZAO Goloil as available, or extended to future periods.                $7,419,409
                                                                       ---------

  Less: current portion                                               $(7,419,409)
                                                                       -------------

Note 7 - Stockholders' Equity
-----------------------------

Changes in Stockholders' Equity during 2003
-------------------------------------------

     On March 19, 2003, the stockholders authorized an increase in the Company's common shares from  100,000,000  to 250,000,000  and authorized  25,000,000 shares of preferred stock for future issuance.

   Private Placements of Common Stock
   ----------------------------------

     During the year ended December 31, 2003 the Company  received the following proceeds from the issuance of privately placed common stock:

o    $1,091,900 (net of costs of $98,100) from the issuance of 437,012 shares of common stock.  In connection with the private  placement,  the Company also issued a warrant for each $3.00 stock investment.  The warrants have a term of two years and an exercise price of $6.00,

o    $1,939,610  during the year ended  December 31, 2003 related to outstanding stock subscriptions receivable at December 31, 2002,

o    80,828 common  shares valued at $317,902 were issued for (i)  settlement of accounts  payable and accrued  liabilities  of $220,000;  and (ii) services provided by the advisory board of $97,902.

   Private Placements of Series A Convertible Preferred Stock
   -----------------------------------------------------------

     During the year ended December 31, 2003 the Company  received the following proceeds from the issuance of privately placed preferred stock issued at an offering price of $4.35 per share.

o    Proceeds of  $9,145,450  (net of cash costs of $473,888  and net of $46,968 related to the obligation to issue  warrants for capital  raising) from the issuance of 2,266,680 shares of 8% convertible preferred stock.

o    $14,574  from the  issuance of 40,000  preferred  shares in exchange  for a
     $150,000 note payable outstanding and accrued interest of $9,426.

     We also issued 12,000  preferred shares to a consultant for capital raising services valued at $52,200.

The preferred shares carry an 8% dividend,  payable quarterly commencing January
1, 2004 and are convertible into common stock at a price of $4.35 per share. The preferred  stock is entitled to vote on all matters  presented to the  Company's common  stockholders,  with the  number of votes  being  equal to the  number of underlying  common  shares.  The  preferred  stock also  contains a  liquidation preference  of $4.35 per share plus  accrued  unpaid  dividends.  The  preferred shares can be redeemed  by the  Company  after one year for $4.35 per share upon proper notice of redemption being provided by the Company.

In connection with the preferred  share private  placement for Tranches 1 and 2, certain  placements  were entered into when the  underlying  price of the common stock to which the preferred  shares are convertible  into,  exceeded $4.35, the stated conversion rate. As a result of the underlying shares being in-the-money, the Company was required to compute a  beneficial  conversion  charge,  which is calculated  as the  difference  between  the  conversion  price of $4.35 and the closing stock price on the effective  date of each  offering,  multiplied by the total of the related common shares to be issued upon conversion of the preferred stock.  These charges are reflected as a dividend to the preferred  shareholders and are  recognized  over the period in which the preferred  stock first becomes convertible.  For the Tranche 1 shares the charge was immediately  recognized as the shares were immediately  convertible  into common.  For Tranche 2 the shares could not be converted  until a shareholder  vote on January 27, 2004 took place approving the issuance of additional  common shares.  The calculated  beneficial conversion feature on Tranche 2 was therefore  amortized from the effective date of each issuance  through  January 27, 2004.  This resulted in total  beneficial conversion charges of $ 1,182,452,  of which $1,063,842 were recorded during the fourth quarter of 2003, and $118,610 will be amortized and recorded as preferred dividends in January of 2004.

The Company also sent each preferred  shareholder an inducement offer to convert their shares of preferred  into common  shares.  If converted  within 60 days of closing,  the  investors  will be entitled to receive (i)  dividends  payable in common  stock  equivalent  to one years worth of  dividends;  and (ii) 2 Class B
Warrants for each $10 invested, exercisable at $6.00 per share.

In  connection  with the  preferred  share  private  placement  for  Tranche  1, shareholders  converted  1,645,099 of 8% convertible  preferred shares to common stock at a price of $4.35 per share.  Common  share  dividends  of 8% for a full year were paid totaling  $546,173 and  1,431,237  warrants were issued valued at
$1,170,678,  for  a  total  inducement  charge  of  $1,716,851  recognized  as a preferred  dividend during the fourth quarter for those investors which accepted the inducement  offer.  The warrants issued were valued using the  black-scholes option  pricing  model using the  following  assumptions:  volatility  of 55%, a risk-free rate of 1.875%, zero dividend payments, and a life of two years.

In connection with the preferred share private placement for Tranche 2, a common share  dividend of 8% for a full year was paid  totaling  $157,601  and warrants were issued valued at $337,805 , for a total inducement charge of $495,406 which will be  recognized  as a  preferred  dividend  in the  first  quarter  of 2004, associated with the preferred stock  inducement  offer ending on March 27, 2004.
The warrants  issued were valued using the  black-scholes  option  pricing model using the following assumptions:  volatility of 55%, a risk-free rate of 1.875%, zero dividend payments, and a life of two years.

   Warrants to Purchase Common Shares
   ----------------------------------

     During  2003,  the Company  issued  440,140  warrants to entities for their services directly related to raising capital under private placements.  The
     Company also issued  128,700  warrants in  conjunction  with debt valued at
     $110,170.

     During 2003,  the Company  issued  1,019,883  warrants in  connection  with common stock private placement  offerings,  with an exercise price of $6.00 that expire December 30, 2004.

Changes in Stockholder Equity during 2002
-----------------------------------------

   Private Placements of Common Stock
   ----------------------------------

     During the year ended December 31, 2002 the Company  received the following proceeds from the issuance of privately placed common stock:

o    $3,333,460  from the  issuance  of  1,223,737  shares of common  stock.  In connection with the private placement offerings,  the Company also issued a warrant for each $3.00 stock  investment.  The warrants  have a term of two years and an exercise price of $6.00.

o    $605,136 from the issuance of 221,198  common shares issued for  consulting services.

o    $23,200 from the issuance of 7,407 common  shares for services  provided in
     2001. The Company accrued a liability for this amount at December 31, 2002.

      Convertible Debentures
      ----------------------

          During 2002,  the Company  received  proceeds of  $4,163,143  from the private placement of convertible debentures. The debentures had a term of three years from April 1, 2002 and provided for interest at 10% per annum payable  annually.  The debentures  provided that the holder may convert the debenture and accrued interest into shares of common stock at a $3 conversion rate.

          The  debentures  also included  warrants to purchase  common stock and have an exercise  price of $6 and a term of two years.  Each debenture holder  received one warrant for each $.25  (pre-split)  of investment made in debentures.

          On September 1, 2002, the Company redeemed all debentures  outstanding for shares of its common stock.  The debentures  were redeemed at 110%
          of their face value by issuing  one share of common  stock for each $3 of redemption  value,  which also  incorporates  any accrued  interest through  September 1, 2002.  Financing  charges were  recorded for the difference  between the cumulative 10%  contractual  interest  accrued through  September 1, 2002 and the 10% premium  paid upon  redemption, which totaled $466,771.

          As  a  result  of  the  warrants   issued  with  the   debentures  and
          in-the-money   conversion  features  present  at  issuance,   non-cash
          financing  charges of  $4,714,625  were  expensed.  While the stock to which the conversion  rights and warrants  apply is restricted  stock, the valuation with respect to this stock in  calculating  the discount was "as if" the stock was immediately  salable.  The effect of this is to make the amount of  discount  and its related  amortization  higher than it would otherwise have been. Management believes these costs are non-recurring  and will  manage  future  capital  raising  programs to minimize or eliminate these costs.

      Warrants to Purchase Common Shares
      ----------------------------------

          During 2002, the Company issued  133,333  warrants to consultants  for services  valued at  $215,086.  The  Company  also  issued  616,793 to employees and directors for services performed.

The following table presents the activity for warrants outstanding:

                                                                          Weighted
                                                                           Average
                                                                          Exercise
                                                             Shares         Price
                                                         ------------------------

Outstanding - December 31, 2001                                544,098 $        5.28
      Granted                                                4,068,682          5.52
      Forfeited/canceled                                      (25,000)          2.04
                                                         ---------------------------

Outstanding - December 31, 2002                              4,587,780          5.52
      Granted                                                3,210,249          2.49
      Forfeited/canceled                                     (408,048)          0.30
                                                         ---------------------------

Outstanding - December 31, 2003                              7,389,981 $        5.63
                                                         ===========================

The  following  table  presents  the   composition  of  warrants   outstanding  and
exercisable:

                                               Shares Outstanding
                                           --------------------------
         Range of Exercise Prices             Number        Price*        Life*
-----------------------------------------  ------------  ------------ ---------
      $2.72 - $4.80                             997,800  $       0.41          .27
      $6.00 - $12.00                          6,392,181          5.22          .93
                                           ------------  ------------ ------------

Total - December 31, 2003                     7,389,981  $       5.63         1.20
                                           ============  ============ ============

*Price and Life reflect the weighted average exercise price and weighted average remaining contractual life, respectively.

Note 8 - Stock Options
----------------------

At the annual meeting on March 19, 2003, the Company's  shareholders approved an employee stock option plan and authorized  2,083,333  shares of Common Stock for issuance thereunder.  Under the plan, incentive and non-qualified options may be
granted.   During  the  second  quarter  of  2003,  the  Company  issued  30,000 non-qualified  options to outside advisory board members which has been recorded as compensation  expense during the  three-months  ended June 30, 2003 valued at
$94,701,  using  the  Black-Scholes  option-pricing  model  with  the  following assumptions: volatility of 100%, a risk-free rate of 4%, zero dividend payments, and a life of ten years. The Company also issued 1,448,037  incentive options to employees,  officers and directors valued at $4,571,026 using the  Black-Scholes option-pricing  model under the same  assumptions  described above. In the third quarter,  100,000 options valued at $308,414 were issued to a director under the
Company Plan.

As of December 31, 2003,  1,478,037 options with an exercise price of $3.48 were outstanding  as well as 100,000  options  with an exercise  price of $3.71.  The weighted  average price and contractual life of both issues were $3.26 and $3.71 and 8.59 and .61 years, respectively.

The following table presents the activity for stock options outstanding:

                                               Shares Outstanding
                                           --------------------------
         Range of Exercise Prices             Number        Price*        Life*
-----------------------------------------  ------------  ------------ ---------
      Outstanding - December 31, 2002                 -  $          -            -
      Issued                                  1,578,037          3.49         9.20
                                           ------------  ------------ ------------

     Outstanding - December 31, 2003          1,578,037  $       3.49         9.20
                                           ============  ============ ============

*Price and Life reflect the weighted  average  exercise price and weighted  average remaining contractual life, respectively.

Note 9 - Income and Other Taxes

The Company has incurred  losses since inception and, as a result of uncertainty surrounding the use of those net operating loss carry-forwards, no provision for income taxes has been recorded.

The Company has net  operating  loss  carry-forwards  for U.S.  tax  purposes of approximately  $18,500,000,  which expire between 2012 and 2023, if unused,  and have been fully reserved by a valuation allowance.

Taxes  payable are tax  liabilities  of its  Russian  subsidiary,  Goloil  (held through its wholly owned subsidiary Goltech). Tax payments made by Goloil to the
Russian  government  include profits taxes,  value-added taxes ("VAT"),  unified social taxes, transport taxes and property taxes.

The Company had no income tax liabilities for the years ended December 31, 2003.
ZAO Goloil has net operating loss carry-forwards,  which are available to offset future  taxable  income,  which  will  expire in 2013.  The  foreign  income tax carry-forwards  for  Russian  tax  purposes  are  limited to a maximum of 30% of taxable  income in any year.  As of December  31,  2003,  Goloil had $210,662 in deferred tax assets  ($105,331 net to Teton) and $34,906  ($17,453 net to Teton)
in deferred tax liabilities.  These amounts can be applied against future income taxes.

Note 10 - Commitments and Contingencies
---------------------------------------

Contingencies
-------------

Dispute with Current operator of Goloil

In September,  RussNeft acquired the shares held by Mediterranean Overseas Trust and InvestPetrol in Goloil and assumed responsibility for operating the License.
During the  fourth  quarter,  the  Company  subsequently  learned,  Goloil  sold substantially  less than its export quota into export  markets  where prices are substantially higher, instead selling the production into the domestic market.

Commencing  October 1, RussNeft began selling  Goloil's  production to a related party of RussNeft (RussTrade) for a fixed price of 2,400 rubles per ton (roughly
$11 per barrel),  a price  substantially  below the blended  market price Goloil formerly  received  selling  its  production  into the  export,  near abroad and domestic  markets.  As a consequence,  the Company  estimates its revenues after taxes for the quarter were reduced by  approximately  $1.44  million.  Moreover, since this pricing  arrangement  prevailed through the end of the fourth quarter and beyond, the Company has had to significantly reduce the present value of its reserves  effective  January 1, 2004.  In  addition,  RussNeft  has adjusted the amount of  production  payment  to be paid to  EnergoSoyuz-A  ("ESA") to a fixed amount per month which is less than the 50% of oil  produced  previously  agreed to, based on the current price.

Teton has strenuously objected to RussNeft's actions and is continuing to engage its management in discussions over the issue,  while retaining  counsel with the intention of vigorously  pursuing it rights under  previous  agreements and as a significant  minority  shareholder  in Goloil.  While  counsel  has  advised the
Company  that its  position  has merit,  the outcome of this  dispute  cannot be predicted at the current time.

Taxation
--------

The taxation system in Russia is evolving as the central  government  transforms itself from a command to a market-oriented  economy. There were many new Russian
Federation  and  Republic  taxes  and  royalty  laws  and  related   regulations
introduced  over the last few years.  Many of these were not clearly written and their application is subject to the  interpretation of the local tax inspectors,
Central Bank  officials and the Ministry of Finance.  Instances of  inconsistent interpretation  between local,  regional and federal tax authorities and between the Central Bank and Ministry of Finance are not unusual.  The current regime of penalties and interest related to reported and discovered  violations of Russian laws, decrees and related regulations are severe. Penalties include confiscation of the amounts at issue (for tax law violations),  as well as fines of up to 40%
of the unpaid taxes. Interest is assessable at rates of up to 0.1% per day. As a result,  penalties  and interest can result in amounts that are multiples of any unreported taxes.

The Company's  policy is to accrue  contingencies  in the  accounting  period in which a loss is deemed  probable and the amount is reasonably  determinable.  In this regard,  because of the  uncertainties  associated with the Russian tax and legal  systems,  the ultimate  taxes as well as penalties and interest,  if any, assessed may be in excess of the amounts paid to date as of December 31, 2003.

Management  believes  based upon its best estimates that the Company has paid or accrued  all taxes that are  applicable  for the current  and prior  years,  and compiled with all essential  provisions of laws and  regulations  of the Russian
Federation.

Environmental
-------------

The Company may be subject to loss  contingencies  pursuant to Russian  national and regional  environmental claims that may arise for the past operations of the related  fields,  which it  operates.  As Russian  laws and  regulations  evolve concerning environmental  assessments and cleanups, the Company may incur future costs,  the amount of which is currently  indeterminable  due to such factors as the current state of the Russian regulatory process, the ultimate  determination of responsible parties associated with these costs and the Russian  government's assessment  of  respective  parties'  ability to pay for those costs  related to environmental reclamation.

Political
---------

The Company's  operations and financial position will continue to be affected by
Russian political  developments including the application of existing and future legislation,  regulations and claims pertaining to production, imports, exports, oil and gas regulations and tax regulations.  The likelihood of such occurrences and their effect on the Company could have a significant impact on the Company's current activity and its overall ability to continue operations. Management does not believe that these contingencies, as related to its operations, are any more significant than those of similar enterprises in Russia.

Commitments
-----------

Mr. Howard Cooper, Chairman,  signed an agreement on May 1, 2002. The employment agreement is for a three-year  term,  whereby Mr. Cooper's salary is $13,333 per month. Under the terms of the agreement,  Mr. Cooper is entitled to 24 months of severance pay, payable in monthly  installments over 24 months, from the date of termination.  The Company may discontinue  the severance  payments if Mr. Cooper violates the confidentiality,  noncompetition,  or nonsolicitation provisions of his employment agreement.

Mr. Karl Arleth,  President and Chief Executive Officer,  signed an agreement on
May 1, 2003. The employment agreement is for a three-year term, with a salary of
$10,000 per month.  Under the terms of the agreement,  Mr. Arleth is entitled to
24 months  severance  pay in the event of change of  position  or control of the company.

Ms. Anya Cooper,  Secretary,  signed an agreement on May 1, 2002. The employment agreement is for a three-year  term,  whereby Ms.  Cooper's salary is $6,500 per month. Under the terms of the agreement,  Ms. Cooper is entitled to 12 months of severance pay, payable in monthly  installments  over 12 months from the date of termination.  The Company may discontinue  the severance  payments if Ms. Cooper violates the confidentiality provision of her employment agreement.

Note 11 - Supplemental Oil and Gas Disclosures
----------------------------------------------

The following is a summary of costs incurred in oil and gas producing activities:

Included below is the Company's investment and activity in oil and gas producing activities,  which  includes a  proportionate  share of ZAO Goloil's oil and gas properties, revenues, and costs.

                                                             For the Years Ended
                                                                 December 31,
                                                         --------------------
                                                              2003          2002
                                                         -----------------------

Property acquisition costs.............................   $     --     $     --

Construction in progress ..............................    1,700,696
Development costs .....................................    5,207,931    4,150,742
                                                          ----------   ----------

       Total ..........................................   $6,908,627   $4,150,742
                                                          ==========   ==========

The following  reflects the Company's  capitalized costs associated with oil and gas producing activities:

                                                             For the Years Ended
                                                                 December 31,
                                                        ----------------------------
                                                              2003          2002
                                                        ------------    ------------

Property acquisition costs ..........................   $    595,558    $    595,558
Construction in progress                                   1,700,696
Development costs ...................................     10,808,813       4,830,421
                                                        ------------    ------------
                                                          13,105,067       5,425,979
Accumulated depreciation, depletion, amortization and
 valuation allowances ...............................     (2,064,585)       (529,671)
                                                        ------------    ------------
Net capitalized costs ...............................   $ 11,040,482    $  4,896,308
                                                        ============    ============

Results of Operations from Oil and Gas Producing Activities
-----------------------------------------------------------

Results of operations from oil and gas producing  activities  (excluding general and administrative expense, and interest expense) are presented as follows:

                                                             For the Years Ended
                                                                 December 31,
                                                        ----------------------------
                                                              2003          2002
                                                        ------------    ------------

Oil and gas sales                                        $  11,437,802  $  6,923,320
Oil and gas production                                     (2,020,447)    (1,218,411)
Transportation and marketing                                 (807,266)      (611,956)
Export duties                                              (1,492,999)      (910,936)

Taxes other than income taxes                              (5,864,920)    (3,537,990)
Depletion, depreciation and amortization                   (1,534,914)      (451,930)
                                                         ------------     ------------

Results of operations from oil and gas producing
 activities                                              $   (282,744)  $    192,097
                                                         ============    ===========

Reserves (Unaudited) - Base Case
--------------------------------

Proved oil and gas reserves are the estimated  quantities of crude oil,  natural gas, and natural gas liquids which  geological and engineering  data demonstrate with  reasonable  certainty  to  be  recoverable  in  future  years  from  known reservoirs under existing economic and operating conditions.  Proved development oil and gas  reserves  are  those  reserves  expected  to be  recovered  through existing wells with existing equipment and operating  methods.  The reserve data is based on studies prepared by an independent engineer.  All proved reserves of oil and gas are located in Russia.

See Note 10 to the  financial  statements  for a full  discussion of the dispute with RussNeft.  As the outcome of this dispute cannot be predicted at this time, the Company has prepared two separate  proved oil reserve cases:  the "Base Case
SEC reserves and Cash Flow  Projections" and the "Alternate Case". The Base Case
assumes  that the  Company is not  successful  in it's  dispute  with  RussNeft, accordingly,  the price received for oil is set at 2,400 rubles per ton ($11 per barrel) and the  production  payment is deducted  assuming 19 million rubles per month ($645,000 per month less VAT). The Alternate Case assumes that the Company is  successful  in the  dispute  and that  RussNeft  and Goloil  would honor all pre-existing  agreements.  In the Base Case, future cash flows are substantially less than in the Alternate Case, however oil reserves  quantities are greater as a result  of  payout  being  delayed  and how the  production  payment  is being calculated.  Management has elected to report the lower, alternate case reserves as it's oil reserves.

                                                          For the Years Ended
                                                               December 31,
                                                       --------------------------
                                                           2003           2002
                                                       -----------    -----------

Proved reserves (bbls), beginning of period ........    13,264,000     40,174,000

Production .........................................      (632,000)      (471,000)

Extension of reservoir .............................          --        2,000,000

Revisions of previous estimates ....................    (4,370,000)   (28,439,000)
                                                       -----------    -----------

Proved reserves (bbls), end of period ..............     8,262,000     13,264,000
                                                       ===========    ===========

Proved developed reserves (bbls), beginning of period    4,567,000      5,493,000
                                                       ===========    ===========

Proved developed reserves (bbls), end of period ....     3,816,000      4,567,000
                                                       ===========    ===========

Standardized Measure of Discounted Future Net Cash Flows (Unaudited)
--------------------------------------------------------------------

SFAS No. 69 prescribes guidelines for computing a standardized measure of future net cash flows and changes therein relating to estimated  proved  reserves.  The
Company has followed these guidelines, which are briefly discussed below.

Future cash inflows and future  production and development  costs are determined by applying year-end prices and costs to the estimated quantities of oil and gas to be  produced.  Estimated  future  income  taxes are  computed  using  current statutory  income tax rates for those countries  where  production  occurs.  The resulting future net cash flows are reduced to present value amounts by applying a 10% annual discount factor.

The assumptions used to compute the standardized measure are those prescribed by the  Financial  Accounting  Standards  Board and,  as such,  do not  necessarily reflect the Company's  expectations for actual revenues to be derived from those reserves  nor their  present  worth.  The  limitations  inherent  in the reserve quantity estimation process, as discussed previously,  are equally applicable to the standardized  measure  computations  since these estimates are the basis for the valuation process.

The following  summarizes the Base Case standardized  measure and sets forth the
Company's future net cash flows relating to proved oil and gas reserves based on the  standardized  measure  prescribed  in  Statement  of  Financial  Accounting
Standards  No. 69 assuming  the Company is not  successful  in it's dispute with
RussNeft.

                                                                  For the Years Ended
                                                                      December 31,
                                                                  2003            2002
                                                             -------------    -------------

Future cash inflows ......................................   $ 114,992,000    $ 230,581,000

Future production costs ..................................     (80,812,000)    (151,167,000)

Future development costs .................................     (14,595,000)     (18,556,000)

Future income tax expense ................................      (7,360,000)     (16,365,000)
                                                             -------------    -------------

Future net cash flows (undiscounted) .....................      12,225,000       44,493,000
Annual  discount  of 10% for  estimated  timing  of cash
 flows ...................................................      (6,232,000)     (19,069,000)
                                                             -------------    -------------

Standardized measure of future net discounted cash flows     $   5,993,000    $  25,424,000
                                                             =============    =============

Changes in Standardized Measure Base Case (Unaudited)
-----------------------------------------------------

The following are the principal  sources of change in the  standardized  measure of discounted future net cash flows:

                                                          For the Years Ended
                                                             December 31,
                                                     ------------------------------
                                                          2003             2002
                                                     -------------    -------------

Standardized measure, beginning of period, .......   $  25,424,000    $  40,362,000
Net changes in prices and production costs .......     (11,483,000)     189,975,000
Future development costs .........................      (3,098,000)      22,344,000
Revisions of previous quantity estimates .........     (11,806,000     (274,605,000)
Extension of reservoir ...........................            --         19,867,000
Accretion of discount ............................       2,542,000        4,036,000
Changes in income taxes, net .....................       4,414,000       23,445,000
                                                     -------------    -------------

Standardized measure, end of period, 2003 and 2002   $   5,993,000    $  25,424,000
                                                     =============    =============

Reserves (Unaudited)  - Alternate Case
--------------------------------------

The following summary sets forth the Company's future net cash flows relating to proved oil and gas reserves  based on the  standardized  measure  prescribed  in
Statement of Financial Accounting Standards No. 69 and assuming that the Company is successful in resolving its dispute with RussNeft, the Alternate Case.

                                                                     For the Years Ended
                                                                         December 31,
                                                             -----------------------------------
                                                                  2003                  2002
                                                             -------------         -------------

Future cash inflows ......................................   $ 175,631,000         $ 230,581,000

Future production costs ..................................    (104,257,000)         (151,167,000)

Future development costs .................................     (14,595,000)          (18,556,000)

Future income tax expense ................................     (15,567,000)          (16,365,000)
                                                             -------------         -------------
Future net cash flows (undiscounted) .....................      41,212,000            44,493,000
Annual  discount  of 10% for  estimated  timing  of cash
 flows ...................................................     (17,560,000)          (19,069,000)
                                                             -------------         -------------

Standardized measure of future net discounted cash flows     $  23,652,000         $  25,424,000
                                                             =============         =============

Changes in Standardized Measure (Unaudited)
-------------------------------------------

The following are the principal  sources of change in the  standardized  measure of discounted future net cash flows:

                                                                For the Years Ended
                                                                   December 31,
                                                          ------------------------------
                                                              2003               2002
                                                          -------------    -------------
Standardized measure, beginning of period, December 31,
 2002 and 2001 ........................................   $  25,424,000       40,362,000
Net changes in prices and production costs ............      50,949,000      189,975,000
Future development costs ..............................      (3,098,000)      22,344,000
Revisions of previous quantity estimates ..............     (52,623,000)    (274,605,000)
Extension of reservoir ................................            --         19,867,000
Accretion of discount .................................       2,542,000        4,036,000
Changes in income taxes, net ..........................         458,000       23,445,000
                                                          -------------    -------------

Standardized measure, end of period, 2003 and 2002 ....   $  23,652,000    $  25,424,000
                                                          =============    =============

Note 12 - Fourth Quarter Adjustments

The following significant adjustments were recorded by the Company during the fourth quarter of 2003:

Depletion, amortization and amortization .............   $  919,744
Exploration expenses .................................      275,416
Imputed preferred stock dividends for
 inducements and beneficial conversion charges .......    2,762,137
                                                         ----------
Total impact on loss applicable to common stockholders   $3,957,297
                                                         ==========

As described in Note 10 to these financial statements,  the operations of Goloil have had some  significant  management  changes that have affected the operating results of Goloil during the fourth quarter. The effects of these changes can be seen  in the  accompanying  table  reflecting  the  fourth  quarter  results  of operations.

                                     Fourth Quarter
                                          2003
                                    ------------------
                                    ------------------
Sales, Barrels                                150,938
Average Daily Sales, Barrels                    1,654
Average Selling Price, $/barrel                $15.45
Revenues                                   $2,332,464

Costs of Sales and Expenses, excl.
DD&A
 Production Costs                             563,590
 Transportation & Marketing                     6,061
 Taxes other than Income taxes              1,700,920
 Export Duties                                     -
                                                   -

Results from Goloil Operations,
before DD&A                                    61,889
 Less General & Administrative
Expense, Goloil                               188,229
                                              -------
Goloil operating (loss) income
before DD&A                                 (126,340)

Depreciation, Depletion &                     919,744
                                              -------
Amortization, Goloil

Operating loss, Goloil                    (1,046,084)

General & Administrative Expense,
Teton                                       1,244,063
                                            ---------

Operating Loss, Teton                    $(2,290,147)
                                         ============

                                        APPENDIX A-3

                 UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION AS OF
                                       MARCH 31, 2004

          Unaudited Pro Forma Condensed Financial Information as of March 31, 2004

Introduction

The following unaudited pro forma condensed  financial  information gives effect to the sale of Teton Petroleum Company's (the "Company") entire interest (35.30%
of the outstanding ordinary shares of stock) in the Siberian-Texan  Closed Joint
Stock Company Goloil  ("Goloil").  These pro forma  statements are presented for illustrative  purposes only. The pro forma  adjustments are based upon available information and assumptions that the Company believes to be reasonable.

The  unaudited  pro  forma  condensed  balance  sheet as of March  31,  2004 was prepared  by using  the  historical  cost  consolidated  balance  sheet  for the
Company, giving effect to the repayment of all loans outstanding and the related sale of our entire equity interest of Goloil (35.30% of the outstanding  shares)
as if closing had occurred on March 31, 2004.

The unaudited pro forma  condensed  statement of operations for the three months ended March 31, 2004 and for the year ended  December 31, 2003 were  prepared by using the  historical  consolidated  statement of operations for the Company and then reclassifying the operations of Goloil as discontinued  operations and then recording the gain on sale assuming the sale had occurred on March 31, 2004 as a component of discontinued operations.

These pro forma condensed financial  statements do not purport to represent what the results of  operations or financial  position of the Company would  actually have been if the  repayment  of  outstanding  loans and the related  sale of the
Company's  interest in Goloil had occurred on the dates referred to above nor do they purport to project the results of operations  or financial  position of the
Company for any future period or as of any date, respectively.

                             Teton Petroleum Company
                             Pro Forma Balance Sheet
                               As of March 31, 2004

                                    Historical  Pro forma adjustments   Pro forma
                                               -------------------------
                                      Amounts      Loan      Sale of   After Sale
                                                Repayment   investment
                                       (1)         (2)         (3)
                                   ------------------------------------------------
Assets
Current assets:
  Cash                               $7,856,899  $5,101,422  $7,664,640  $20,622,961
  Proportionate share of Goloil
accounts receivable                      16,538           -     (16,538)           -
  Proportionate share of Goloil
VAT receivable and other receivables  1,756,637           -  (1,755,109)       1,528

  Proportionate share of Goloil
inventory                               622,981           -    (622,981)           -

  Prepaid expenses and other assets      72,271           -           -       72,271
                                   ------------------------------------------------

         Total current assets        10,325,326   5,101,422   5,270,012   20,696,760
                                   ------------------------------------------------

Non-current assets:
  Oil and gas properties, net
(successful efforts)                  8,564,084  (5,101,422) (3,462,662)           -
  Co-generation plant construction
in progress                           1,758,620           - (1,758,620)            -

  Fixed assets, net                     484,642           -   (458,274)       26,368
                                   ------------------------------------------------

          Total non-current assets   10,807,346  (5,101,422) (5,679,556)      26,368
                                   ------------------------------------------------

Total assets                        $21,132,672  $        -    (409,544) $20,723,128
                                   ================================================

Liabilities and Stockholders' Equity
Current liabilities:
  Accounts payable and accrued
liabilities                          $  732,261      $    -   $       -  $  732,261
  Proportionate share of Goloil
accounts payable and
    accrued liabilities               4,059,089           -  (4,059,089)          -
  Current portion of proportionate
     share of notes payable owed
to affiliate                          8,219,652           -  (8,219,652)          -
                                   ------------------------------------------------
Total current
 liabilities                         13,011,002           - (12,278,741)    732,261

Non-current liabilities
  Asset retirement obligation           129,500           -    (129,500)          -
                                   ------------------------------------------------

              Total liabilities      13,140,502           - (12,408,241)     732,261
                                   ------------------------------------------------

Commitments and contingencies
Stockholders' equity:
  Series A convertible preferred
stock                                       270           -           -         270
  Common stock                            9,101           -           -       9,101
  Additional paid-in capital         37,548,890           -           -  37,548,890
  Unamortized preferred stock
dividends                                     -           -           -           -
  Accumulated deficit               (30,179,691)          -  12,612,297 (17,567,394)
  Foreign currency translation
adjustment                              613,600           -   (613,600)           -
                                   ------------------------------------------------
 Total
stockholders' equity                  7,992,170           -  11,998,697  19,990,867
                                   ------------------------------------------------

Total liabilities and
stockholders' equity                $21,132,672      $    -    (409,544) $20,723,128
                                   ================================================

                           Teton Petroleum Company
                     Pro Forma Statements of Operations
                  For the three months ended March 31, 2004

                                  Historical Pro forma adjustments Pro Forma
                                             -----------------------
                                  Amounts (1) Eliminate  Record    After Sale
                                              Goloil (4)  Gain (3)
                                  --------------------------------------------

Sales                              $2,962,500  $(2,962,500)  $       -  $        -
                                  -------------------------------------------------
Cost of sales and expenses:
  Oil and gas production              622,277     (622,277)          -           -
  Transportation and marketing              -           -            -           -
  Taxes other than income taxes     1,973,275   (1,973,275)          -           -
  Exploration                         154,776     (154,776)          -           -
  General and
administrative-Goloil                 184,086     (184,086)          -           -
  General and administrative-Teton  2,102,638           -            -    2,102,638
  Depreciation, depletion and
amortization                          409,670     (407,851)          -        1,819
                                  -------------------------------------------------
Total cost of sales
 and expenses                       5,446,722   (3,342,265)          -    2,104,457
                                  -------------------------------------------------

Income (loss) from operations      (2,484,222)     379,765           -   (2,104,457)
                                  -------------------------------------------------

Other income (expense)
  Other income                         17,640           -            -       17,640
  Interest expense                    (55,531)      55,531           -           -
  Financing charges                         -                        -           -
                                  -------------------------------------------------
Total other income
 (expense)                           (37,891)      55,531            -       17,640
                                  -------------------------------------------------

Net income (loss) from continuing
operations, before taxes           (2,522,113)     435,296           -   (2,086,817)

Foreign income tax                          -           -            -           -
                                  -------------------------------------------------

Income (loss) from continuing
operations                         (2,522,113)     435,296           -   (2,086,817)

Imputed preferred stock dividends
 for inducements and
 beneficial conversion charges       (521,482)                             (521,482)

Preferred stock dividend              (31,488)           -           -      (31,488)
                                  -------------------------------------------------
  Net income (loss) from
continuing operations
applicable to common stock         (3,075,083)     435,296           -   (2,639,787)

Discontinued operations, net of
tax                                         -     (435,296)  12,612,297  12,177,001

Net income (loss) applicable to
common stock                       (3,075,083)          -    12,612,297   9,537,214

Other comprehensive income, net
of tax effect of exchange rates     (285,156)           -      (613,600)   (898,756)
                                  -------------------------------------------------

Comprehensive income (loss)       $(3,360,239)   $      -   $11,998,697   8,638,458
                                  =================================================

 Basic and diluted weighted
average common shares outstanding   8,747,165           -            -    8,747,165
                                  =================================================

Basic and diluted income (loss)
per common share
for continuing operations         $     (0.35)                           $    (0.30)
                                  ============                           ===========

Basic and diluted income (loss)
per common share
for discontinued operations       $         -                            $     1.39
                                  ============                           ===========

Basic and diluted income (loss)
per common share                  $     (0.35)                           $     1.09
                                  ============                           ===========

                      Teton Petroleum Company
                 Pro Forma Statements of Operations
                For the year ended December 31, 2003

                                Historical   Pro forma
                                           adjustments   Pro Forma
                                          ----------------
                                Amounts      Eliminate   After Sale
                                   (1)      Goloil (4)
                                ---------------------------------------

Sales                          $11,437,802  $(11,437,802)             -
                                ---------------------------------------
Cost of sales and expenses
  Oil and gas production         2,020,447    (2,020,447)             -
  Transportation and marketing     807,266      (807,266)             -
  Taxes other than income taxes  5,864,920    (5,864,920)             -
  Export duties                  1,492,999    (1,492,999)             -
  General and
administrative-Goloil              837,134      (837,134)             -
  General and
administrative-Teton             3,919,746             -      3,919,746
  Depreciation, depletion and
amortization                     1,582,513    (1,581,468)         1,045
                                ---------------------------------------
Total cost of sales
 and expenses                   16,525,025   (12,604,234)     3,920,791
                                ---------------------------------------

Income (loss) from operations   (5,087,223)    1,166,432     (3,920,791)
                                ---------------------------------------

Other income (expense)
  Other income                      17,445             -         17,445
  Gain on sale of Goloil                 -             -              -
  Interest expense                (347,740)      347,740              -
  Financing charges               (132,818)                    (132,818)
                                ---------------------------------------
Total other income
 (expense)                        (463,113)      347,740       (115,373)
                                ---------------------------------------

Net income (loss) from
continuing operations, before
taxes                           (5,550,336)    1,514,172     (4,036,164)
Foreign income tax                 (84,508)       84,508              -
                                ---------------------------------------
Income (loss) from continuing
operations                      (5,634,844)    1,598,680     (4,036,164)

Imputed preferred stock
dividends for inducements and
  beneficial conversion charges
                                (2,780,693)            -     (2,780,693)
                                ---------------------------------------
Net income (loss)
 from continuing operations
 applicable to common shares     8,415,537)    1,598,680     (6,816,857)
Discontinued operations, net of
tax                                      -    (1,598,680)    (1,598,680)

Net income (loss) applicable to
common shares                   (8,415,537)            -     (8,415,537)

Other comprehensive income, net
of tax
   Effect of exchange rates       (168,256)            -       (168,256)
                                ---------------------------------------

Comprehensive income (loss)     (8,583,793)            -     (8,583,793)
                                =======================================

Basic and diluted weighted
average common
  shares outstanding             6,840,303     6,840,303      6,840,303
                                =======================================

Basic and diluted income (loss)
per common share
for continuing operations            (1.23)                       (1.00)
                                ===========                   =========

Basic and diluted income (loss)
per common share
for discontinued operations              -                        (0.23)
                                ===========                   =========

Basic and diluted income (loss)
per common share                $    (1.23)                   $   (1.23)
                                ===========                   ==========

           Notes to Unaudited Pro Forma Balance Sheet and Statement of Operations

1.   Reflects the historical financial statement balances,  as of March 31, 2004 and for the  three  months  ended  March  31,  2004 and for the year  ended
     December 31, 2003 as filed by the Company on Forms 10-Q and 10-KSB.

2.   To reflect the repayment of all outstanding  loans and accrued  interest as of March 31, 2004.

     Because these loans are reflected as part of the Company's  investment  and will only be repaid through the future  production or sale of the Company's oil and gas properties,  the repayment has been reflected as a reduction of the carrying value of oil and gas properties.

3.   To record the disposal of Goloil  assuming  the sale  occurred on March 31,
     2004  reflecting the  elimination of all assets and  liabilities of Goloil, the proceeds  received  from the sale of the Company's  equity  interest in
     Goloil and to record the related gain from disposal.

The proceeds and gain from disposal are determined as follows:

   Sale price for Goloil shares               $8,960,229
   Less direct transaction expenses:
         Commission                             (750,000)
         Legal and accounting                   (250,000)
                                                ---------
   Net proceeds before taxes                   7,960,229

   Estimated alternative minimum taxes          (181,000)
   due

   Net proceeds after taxes                   $7,779,229

   Investment in net assets of Goloil:
         Net assets before loan repayment      $ 881,954
         Repayment of outstanding loans       (5,101,422)
                                              -----------
   Net assets (deficit) of Goloil             (4,219,468)

   Gain on disposal of subsidiary           $ 11,998,697
   Plus reclassifications of translation         613,600
                                                 -------
   gain on disposal
   Gain on disposal net of taxes            $ 12,612,297

   Net proceeds after taxes                   $7,779,229
   Elimination of Goloil cash at March          (114,589)
   31, 2004
   Net pro forma adjustment to cash
   balances at March 31, 2004                 $7,664,640
                                              ==========

4.   To reclassify the results of Goloil as discontinued operations for the year ended December 31, 2003.

                                         APPENDIX B

                         2004 NON-EMPLOYEE STOCK COMPENSATION PLAN

1.    PURPOSE

The purpose of the Teton Petroleum Company 2004 Non-Employee  Stock Compensation
Plan (the "Plan") is to promote the  interests of Teton  Petroleum  Company (the
"Company")  and its  stockholders  by allowing the Company to attract and retain consultants,  professionals,  and service  providers who provide services to the
Company  ("Eligible  Persons")  in  connection  with,  among other  things,  the
Company's obligations as a publicly held reporting company. The Plan is expected
to  contribute  to  the  attainment  of  these   objectives  by  increasing  the
proprietary  interest of the Eligible  Persons in the growth and  performance of the Company  through the grant to such  persons of shares of Common  Stock,  par value $0.001 per share  ("Shares"),  of the Company,  the grant to such Eligible
Persons of Shares  which are  restricted  as  provided in Section 5 of this Plan
("Restricted Shares").

2.    ADMINISTRATION

The Plan  shall be  administered  by the  Company's  Board of  Directors  or the
Compensation Committee (collectively referred to as the "Board"). Subject to the provisions of the Plan,  the Board shall be authorized to interpret the Plan; to establish, amend and rescind any rules and regulations relating to the Plan; and
to make all determinations  necessary or advisable for the administration of the
Plan.  The  determinations  of the Board in the  administration  of the Plan, as described  herein,  shall be final and  conclusive.  Each of the Chief Executive
Officer or the Chief Financial Officer and the Secretary of the Company shall be authorized to implement  the Plan in accordance  with its terms and to take such actions of a ministerial  nature as shall be necessary to effectuate  the intent and purposes of the Plan. The validity,  construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware.

3.    ELIGIBILITY

The class of individuals  eligible to receive  Restricted  Shares (the "Awards")
under the Plan, shall be persons who are not employees,  affiliates,  Directors, officers,  or  associates  of the  Company or any of its  affiliates  ("Eligible
Persons").  Any holder of an Award granted under the Plan shall  hereinafter  be referred to as a "Participant,"  an "Awardee," or collectively as "Participants"
or "Awardees."

4.    SHARES SUBJECT TO THE PLAN

     (a) Subject to adjustment  as provided in Section 6, the maximum  number of
Shares that may be delivered to  Participants  under the Plan shall be 1,000,000
Shares;  provided,  however,  that the maximum  number of Shares of Common Stock with  respect to which Awards may be granted to any  participant  in any year is
500,000 Shares.  The Shares to be delivered under the Plan may consist of either
Shares authorized and reserved for the Plan or Shares  subsequently  acquired by the Company as treasury Shares, including Shares purchased in the open market or in private transactions.

     (b) In the  event  that  prior  to the date the  Plan  shall  terminate  in accordance with Section 10, any Award granted under the Plan expires unexercised or unvested or is terminated,  surrendered or cancelled  without the delivery of
Shares,  or any Restricted  Shares are forfeited  back to the Company,  then the
Shares subject to such Award may be made  available for subsequent  Awards under the terms of the Plan.

5.    GRANT, TERMS AND CONDITIONS OF RESTRICTED SHARES

     (a) The Board may from time to time grant Restricted  Shares under the Plan to Eligible Persons, subject to such restrictions, conditions and other terms as the Board may determine.  At the time a grant of Restricted  Shares is made, the
Board shall  determine  the  duration of the period  (the  "Restricted  Period")
during which, and the conditions  under which, the Restricted  Shares shall vest and no longer be subject to  forfeiture  to the  Company.  The Board may, in its discretion,  at the  time a  grant  of  Restricted  Shares  is  made,  prescribe restrictions  in  addition  to or other than the  expiration  of the  Restricted
Period.

     (b) The Restricted  Shares granted under this Plan shall have the following terms and conditions:

          (i) Nontransferability of Restricted Shares. Restricted Shares may not
     be assigned,  alienated,  pledged, attached, sold or otherwise transferred, encumbered or disposed of during the applicable  Restricted Period or prior to the satisfaction of any other restrictions  prescribed by the Board with
     respect  to  such  Restricted   Shares.   Notwithstanding   the  foregoing,
     Restricted  Shares may be  transferred  pursuant  to a  qualified  domestic relations  order, as defined in Section 414(p) of the Internal Revenue Code of 1986, as amended, or any successor provision.

          (ii) Termination of Service as Eligible Person.  Any Restricted Shares
     granted to a  Participant  pursuant to this Plan shall be  forfeited if the
     Participant  terminates  service as a  consultant  to the  Company  for any reason  other than death or total  disability  prior to the  expiration  or termination of the applicable Restricted Period and the satisfaction of any
     other  conditions   applicable  to  such  Restricted   Shares.   Upon  such
     forfeiture, the Chief Executive Officer, the Chief Financial Officer or the
     Secretary  of the  Company  shall  cause  the  Restricted  Shares  that are forfeited  to the  Company to be either  cancelled  or retained as treasury
     Shares.  If a  Participant  shall die while serving as a consultant or if a
     Participant's  service as a consultant to the Company ceases as a result of
     the  Participant's   becoming  totally   disabled,   all  restrictions  and
     conditions  applicable  to the  Restricted  Shares held by the  Participant shall immediately lapse.

          (iii) Change of Control.  Upon the  occurrence of a Change of Control, all restrictions and conditions applicable to the Restricted Shares held by
     Participants  shall  immediately  lapse.  "Change in Control"  shall mean a merger or  consolidation  in which  securities  possessing  more than fifty percent  (50%)  of  the  total  combined  voting  power  of  the  Company's outstanding  securities are  transferred  to a person or persons  different from  the  persons  holding  those  securities  immediately  prior  to such transaction,  or  the  sale,  transfer  or  other  disposition  of  all  or substantially all of the Company's assets to a non-Affiliate of the Company
     (other than a sale to the Open-Joint Stock Oil and Gas Company RussNeft).

          (iv) Award Agreement.  Each grant of Restricted Shares under this Plan shall be evidenced by an agreement with the Company which shall contain the terms and  conditions  of the  Restricted  Shares  and shall  otherwise  be consistent with the provisions of this Plan.

     (c) If the Board deems it necessary or appropriate,  the Company may issue, in the name of each Participant to whom Restricted Shares have been granted, one or more stock  certificates  representing the total number of Restricted  Shares granted  to the  Participant;  provided  that such  stock  certificates  bear an appropriate  legend  or other  restriction  on  transfer.  The  Chief  Executive
Officer,  the Chief Financial Officer or the Secretary of the Company shall hold such stock certificates,  properly endorsed for transfer,  for the Participant's benefit until such time as the  Restricted  Shares are forfeited to the Company, or the applicable  Restricted Period expires and any other conditions applicable to the Restricted Shares are satisfied.

     (d)  Holders  of  Restricted  Shares  shall not have the right to vote such
Restricted  Shares or the right to receive any  dividends  with  respect to such
Restricted  Shares.  All  distributions,  if any, received by a Participant with respect  to  Restricted  Shares  as a  result  of  any  split-up,  distribution, combination of shares, or other similar transaction  affecting the Shares, shall be subject to the restrictions of this Section 5.

     (e) Upon the expiration or termination of the applicable  Restricted Period and the  satisfaction  of any other  conditions  prescribed  by the  Board,  the restrictions  applicable  to the  Restricted  Shares  shall  lapse  and a  stock certificate  for or other  appropriate  documentation  evidencing  the number of
Restricted  Shares with respect to which the  restrictions  have lapsed shall be delivered, free of all such restrictions, to the Eligible Person or the Eligible
Person's beneficiary or estate, as the case may be.

6.    ADJUSTMENT AND CHANGES IN SHARES

If,  after  the  Effective  Date,  there is a Share  dividend  or  Share  split, recapitalization  (including  payment  of an  extraordinary  dividend),  merger, consolidation,  combination,  spin-off,  distribution of assets to stockholders, exchange of shares, or other similar corporate change affecting the Shares,  the
Board shall  appropriately  adjust the aggregate  number of Shares available for
Awards under the Plan or subject to outstanding  Awards,  and any other factors, limits or terms affecting any outstanding or subsequently issuable Awards as may be appropriate.

7.    PLAN AMENDMENT AND TERMINATION

The Plan shall  automatically  terminate on the tenth  anniversary of the Plan's
Effective  Date. The Board may terminate,  suspend or amend the Plan at any time without stockholder  approval except to the extent that stockholder  approval is required to satisfy applicable  requirements imposed by (a) Rule 16b-3 under the
Exchange  Act,  or any  successor  rule or  regulation;  or (b) the rules of any exchange on or through  which the Shares are then listed or traded.  If the Plan is terminated,  the terms of the Plan,  notwithstanding such termination,  shall continue to apply to Awards granted prior to such termination.

8.    APPLICABLE LAW AND REGISTRATION

The  grant  of  Awards  and the  issuance  of  Shares  shall be  subject  to all
applicable  laws,   rules  and  regulations,   and  to  such  approvals  of  any
governmental  agencies or  exchanges  as may be  required.  Notwithstanding  the foregoing,  no Shares  shall be issued  under the Plan  unless  the  Company  is satisfied that such issuance will be in compliance with  applicable  federal and state securities laws.  Shares issued under the Plan may be subject to such stop transfer orders and other restrictions as the Board may deem advisable under the rules,  regulations  and  other  requirements  of the  Securities  and  Exchange
Commission,  any  exchange  on or through  which the  Shares are then  listed or traded, or any applicable federal or state securities law. The Board may cause a legend or legends to be placed on any certificates issued under the Plan to make appropriate  reference  to  restrictions  within the scope of this  Section 8 or other provisions of the Plan.

9.    TAX CONSEQUENCES

The 2004 Non Employee Compensation Plan is not qualified under Section 401(a) of the Code.

Stock  awarded  to an  Awardee  may be  subject  to any  number of  restrictions
(including  deferred  vesting,  limitations  on transfer,  and  forfeit-ability)
imposed by the Board. In general,  the receipt of stock with  restrictions  will not result in the  recognition  of income by an  Awardee  until such time as the shares are either not forfeitable or are freely transferable.

10.   EFFECTIVE DATE AND DURATION OF PLAN

The Plan shall  become  effective on the date of the adoption of the Plan by the
Board and the  Shareholders  ("Effective  Date").  Subject to the  provisions of
Section 7, the Plan shall continue until the tenth  anniversary of the Effective
Date unless the Plan is terminated  by  exhaustion  of the Shares  available for issuance under the Plan.

                                         APPENDIX C

                                  AUDIT COMMITTEE CHARTER

Organization

This charter governs the operations of the audit committee.  The committee shall review and reassess the charter at least annually and obtain the approval of the
Board. The committee shall be appointed by the Board and shall comprise at least two  Directors,  each of whom is  independent  of  management  and the  Company.
Members  of the  committee  shall  be  considered  independent  if they  have no relationship  that may interfere  with the exercise of their  independence  from management and the Company. All committee members shall be financially literate, or shall become  financially  literate within a reasonable  period of time after appointment  to the committee  and at least one member shall have  accounting or related financial management expertise.

Statement of Policy

The audit  committee shall provide  assistance to the Board in fulfilling  their oversight  responsibility  to  the  stockholders,  potential  stockholders,  the investment community,  and others relating to the Company's financial statements and the financial  reporting  process,  the systems of internal  accounting  and financial  controls,  the annual  independent  audit of the Company's  financial statements,  and the legal  compliance  and ethics  programs as  established  by management and the board. In so doing, it is the responsibility of the committee to  maintain  free and open  communication  between the  committee,  independent auditors and management of the Company.  In discharging  its oversight role, the committee is empowered to  investigate  any matter brought to its attention with full access to all books, records,  facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

Responsibilities and Processes

The primary  responsibility  of the audit  committee is to oversee the Company's financial  reporting  process on behalf of the board and  report the  results of their  activities  to the board.  Management  is  responsible  for preparing the
Company's financial statements, and the independent auditors are responsible for
auditing  those  financial  statements.   The  committee  in  carrying  out  its
responsibilities believes its policies and procedures should remain flexible, in order to best react to changing  conditions  and  circumstances.  The  committee should  take the  appropriate  actions to set the overall  corporate  "tone" for
quality  financial  reporting,   sound  business  risk  practices,  and  ethical
behavior.

The following shall be the principal  recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide  with  the  understanding  that  the  committee  may  supplement  them  as appropriate.

o    The committee  shall have a clear  understanding  with  management  and the
     independent   auditors  that  the   independent   auditors  are  ultimately
     accountable to the board and the audit committee, as representatives of the
     Company's stockholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate,  replace the independent auditors.  The committee shall discuss with the auditors their independence from  management  and the Company  and the matters  included in the written disclosures  required by the Independence  Standards Board.  Annually,  the
     committee  shall  review and  recommend  to the board the  selection of the
     Company's independent auditors, subject to stockholders' approval.

o    The committee shall discuss with the independent auditors the overall scope and plans for their  respective  audits  including the adequacy of staffing and compensation. Also, the committee shall discuss with management and the independent  auditors the adequacy and  effectiveness of the accounting and financial  controls,  including the Company's  system to monitor and manage business  risk, and legal and ethical  compliance  programs.  Further,  the committee shall meet separately  with the  independent  auditors,  with and without management present, to discuss the results of their examinations.

o    The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly
     Report on Form 10-Q.  Also, the committee  shall discuss the results of the quarterly  review and any other matters  required to be communicated to the committee by the  independent  auditors under generally  accepted  auditing standards.  The chair of the committee  may represent the entire  committee for the purposes of this review.

o    The committee shall review with management and the independent auditors the financial  statements to be included in the Company's Annual Report on Form
     10-K (or the annual  report to  stockholders  if  distributed  prior to the filing of Form 10-K),  including their judgment about the quality, not just acceptability,  of accounting principles, the reasonableness of significant judgments,  and the clarity of the disclosures in the financial statements.
     Also,  the committee  shall discuss the results of the annual audit and any other  matters  required  to  be  communicated  to  the  committee  by  the independent auditors under generally accepted auditing standards.

                                         APPENDIX D

                               COMPENSATION COMMITTEE CHARTER

1. PURPOSE

The Executive  Compensation  Committee  ("Committee")  shall assist the Board of
Directors  in  the  discharge  of  its  responsibilities  with  respect  to  the compensation of the Corporation's  outside Directors,  executive  officers,  and other key employees, and for such purpose shall review compensation arrangements for the  Corporation's  executive  officers and administer all employee  benefit plans, including any equity incentive plan adopted by the Corporation.

The  Committee  is  authorized  to  approve  the  compensation  payable  to  the
Corporation's   executive   officers  and  other  key  employees,   approve  all
perquisites,  equity incentive awards, and special cash payments made or paid to the  Corporation's  executive  officers  and other key  employees,  and  approve severance  packages with cash and/or  equity  components  for the  Corporation's executive officers and other key employees.

2. COMPOSITION OF THE EXECUTIVE COMPENSATION COMMITTEE

The Committee shall consist of not less than two Directors each of whom shall be
an  independent   director  under  American  Stock  Exchange   ("AMEX")  listing
standards,  a "nonemployee director" within the meaning of Rule 16b-3 issued the
Securities and Exchange Commission ("SEC"), and an "outside director" within the meaning of  Section  162(m) of the  Internal  Revenue  Code,  as  amended.  Each appointed Committee member shall be subject to annual  reconfirmation and may be removed by the Board at any time.

3. RESPONSIBILITIES AND DUTIES

In carrying out the purpose and  authorities  set forth in Section 1 above,  the
Committee shall:

     A. Executive Officer  Compensation.  Review and approve the corporate goals and objectives relevant to the compensation of the Corporation's Chief Executive
Officer ("CEO") and other executive officers, evaluate the officers' performance in light of those goals and objectives, and set the officers' compensation level based on this evaluation;

     B. Significant Officer Contracts. Review and approve significant employment agreements, arrangements, or transactions with executive officers, including any arrangements having any compensatory effect or purpose;

     C. Director  Compensation.  Review and  recommend to the Board  appropriate
director   compensation   programs   for   service   as   Directors,   committee
chairmanships,   and  committee   members,   consistent   with  any   applicable
requirements of the listing standards for independent Directors;

     D. Compensation  Policies and Performance  Review.  Periodically assess the
Corporation's  policies  applicable to the Corporation's  executive officers and
Directors,  including the  relationship  of corporate  performance  to executive compensation;

     E. Equity Plan Awards.  Approve stock option grants and other  equity-based or  incentive  awards under any stock  option or equity  incentive  compensation
plans  adopted  by  the   Corporation,   and  otherwise   assist  the  Board  in
administering awards under these plans;

     F. Evaluate Stock and Incentive Plans. Evaluate and make recommendations to the Board  concerning any stock option or equity  incentive  compensation  plans proposed for or adopted by the Corporation and make recommendations to the Board with respect to incentive compensation plans and equity-based plans;

     G. Retention of Compensation Consultants and Other Professionals. Have full authority to hire independent  compensation  consultants and other professionals
to  assist  in  the  design,   formulation,   analysis  and   implementation  of
compensation  programs for the  Corporation's  executive  officers and other key employees;

     H. Committee  Report in Proxy  Statement.  Assist in the preparation of and approve a report of the  Committee  for  inclusion  in the  Corporation's  proxy statement for each annual meeting of  stockholders  in accordance with the rules of the SEC and any requirements of the AMEX;

     I. Review.  Periodically  review the operation of all of the  Corporation's
employee  benefit  plans,  though  day-to-day   administration  of  such  plans,
including  the  preparation  and  filing  of  all  government  reports  and  the preparation and delivery of all required employee materials and  communications, shall be performed by Corporation management;

     J. Access to Executives.  Have full access to the Corporation's  executives as necessary to carry out its responsibilities;

     K. Other  Activities.  Perform any other  activities  consistent wit h this
Charter,  the  Corporation's  By-laws and  governing law as the Committee or the
Board deems necessary or appropriate;

     L.  Review  Charter.  Review the  Committee  Charter  from time to time for adequacy and recommend any changes to the Board; and

     M.  Report to Board.  Report to the Board of  Directors  on the major items covered at each Committee meeting.

4. EXECUTIVE COMPENSATION COMMITTEE MEETINGS

The  Committee  shall meet with the CEO at or near the start of each fiscal year to discuss  the goals and  incentive  compensation  programs to be in effect for such fiscal  year and the  performance  targets  triggering  payout  under those programs.  The Committee  shall,  by duly authorized  resolution,  establish the incentive  compensation  programs  to be in effect for the  fiscal  year for the
Corporation's executive officers and other participants, including the financial objectives to be attained and the  procedures  for  determining  the  individual awards payable under those programs. At or near the end of each fiscal year, the
Committee  shall  meet to review  performance  under  those  programs  and award bonuses  thereunder.  At that time the  Committee  shall also adjust base salary levels in effect for the Corporation's executive officers and review the overall performance of the Corporation's employee benefit plans.

The  Committee  shall  also  meet as and when  necessary  to act upon any  other matters  within its  jurisdiction  under this  Charter.  A majority of the total number of members of the  Committee  shall  constitute a quorum at all Committee meetings.  A majority of the members of the Committee  acting shall be empowered to act on behalf of the Committee.

Minutes shall be kept of each meeting of the Committee.

                                         APPENDIX E

                            CODE OF BUSINESS CONDUCT AND ETHICS

Treat  in an  Ethical  Manner  Those  to Whom  Teton  Petroleum  Company  has an
Obligation

The officers, Directors and employees of Teton Petroleum Company (the "Company")
are  committed  to  honesty,  just  management,  fairness,  providing a safe and healthy  environment  free  from the fear of  retribution,  and  respecting  the dignity  due  everyone.  For the  communities  in  which we live and work we are committed  to  observe  sound  environmental  business  practices  and to act as concerned and responsible neighbors, reflecting all aspects of good citizenship.

For our  stockholders  we are  committed  to pursuing  sound growth and earnings objectives and to exercising prudence in the use of our assets and resources.

For our  suppliers  and partners we are  committed to fair  competition  and the sense of responsibility required of a good customer and teammate.

Promote a Positive Work Environment

All employees want and deserve a workplace where they feel respected, satisfied, and appreciated.  We respect cultural diversity and will not tolerate harassment or  discrimination of any kind -- especially  involving race,  color,  religion, gender, age, national origin, disability, and veteran or marital status.

Providing an  environment  that supports  honesty,  integrity,  respect,  trust, responsibility, and citizenship permits us the opportunity to achieve excellence in our workplace.  While  everyone who works for the Company must  contribute to the  creation  and  maintenance  of  such an  environment,  our  executives  and
management  personnel  assume  special   responsibility  for  fostering  a  work
environment  that is free from the fear of  retribution  and will  bring out the best in all of us.

Supervisors must be careful in words and conduct to avoid placing, or seeming to place, pressure on subordinates that could cause them to deviate from acceptable ethical behavior.

Protect Yourself, Your Fellow Employees, and the World We Live In

We are  committed to providing a drug-free,  safe and healthy work  environment, and to observing  environmentally sound business practices. We will strive, at a minimum,  to do no harm and where possible,  to make the communities in which we work a better  place to live.  Each of us is  responsible  for  compliance  with environmental, health and safety laws and regulations.

Keep Accurate and Complete Records

We must maintain accurate and complete Company records. Transactions between the
Company  and  outside   individuals  and  organizations  must  be  promptly  and
accurately entered in our books in accordance with generally accepted accounting
practices  and   principles.   No  one  should   rationalize  or  even  consider
misrepresenting  facts or falsifying  records. It will not be tolerated and will result in disciplinary action.

Obey the Law

We will  conduct  our  business  in  accordance  with  all  applicable  laws and regulations.  Compliance  with the law  does not  comprise  our  entire  ethical responsibility.  Rather,  it is a minimum,  absolutely  essential  condition for performance of our duties. In conducting business, we shall:

     A.   STRICTLY ADHERE TO ALL ANTITRUST LAWS

          Officer, Directors and employees must strictly adhere to all antitrust laws. Such laws exist in the United States and in many other countries where the Company may conduct business.  These laws prohibit practices in restraint of trade such as price fixing and boycotting suppliers or customers.  They also bar pricing  intended to run a competitor out of business;  disparaging,  misrepresenting,  or harassing a  competitor;
          stealing trade secrets; bribery; and kickbacks.

     B.   STRICTLY COMPLY WITH ALL SECURITIES LAWS

          In our role as a publicly  owned  company,  we must always be alert to and comply with the security laws and regulations of the United States and other countries.

Do Not Engage In Speculative or Insider Trading

Federal law and Company  policy  prohibits  officers,  Directors and  employees, directly or indirectly  through  their  families or others,  from  purchasing or
selling   company  stock  while  in  the  possession  of  material,   non-public
information  concerning the Company. This same prohibition applies to trading in the stock of other publicly held companies on the basis of material,  non-public information.  To avoid even the appearance of  impropriety,  Company policy also prohibits  officers,  Directors and employees  from trading  options on the open market in Company stock under any circumstances.

Material,  non-public  information is any information  that could  reasonably be expected to affect the price of a stock. If an officer,  director or employee is considering  buying  or  selling a stock  because  of  inside  information  they possess,  they  should  assume that such  information  is  material.  It is also important  for the  officer,  director  or  employee to keep in mind that if any trade they make becomes the subject of an investigation  by the government,  the trade will be viewed after-the-fact with the benefit of hindsight.

Consequently, officers, Directors and employees should always carefully consider how their trades would look from this perspective.

Two simple  rules can help protect you in this area:  (1) Do not use  non-public information for personal gain. (2) Do not pass along such information to someone else who has no need to know.

This  guidance also applies to the  securities of other  companies for which you receive information in the course of your employment at the Company.

Be Timely and Accurate in All Public Reports

As a public company,  the Company must be fair and accurate in all reports filed with the United States Securities and Exchange Commission.  Officers,  Directors
and management of the Company are  responsible for ensuring that all reports are filed in a timely manner and that they fairly  present the  financial  condition and operating results of the Company.

Securities  laws are  vigorously  enforced.  Violations  may  result  in  severe penalties  including forced sales of parts of the business and significant fines against the Company.  There may also be sanctions against  individual  employees including substantial fines and prison sentences.

The principal  executive officer and principal financial Officer will certify to the accuracy of reports filed with the SEC in accordance with the Sarbanes-Oxley
Act of 2002.  Officers and  Directors  who  knowingly  or  willingly  make false certifications may be subject to criminal penalties or sanctions including fines and imprisonment.

Avoid Conflicts of Interest

Our officers,  Directors and employees have an obligation to give their complete loyalty to the best interests of the Company.  They should avoid any action that may involve,  or may appear to involve, a conflict of interest with the Company.
Officers,  Directors  and  employees  should  not  have any  financial  or other business  relationships  with  suppliers,  customers or  competitors  that might impair, or even appear to impair, the independence of any judgment they may need to make on behalf of the Company.

Here are Some Ways a Conflict of Interest Could Arise:

     o    Employment by a competitor, or potential competitor, regardless of the nature of the employment, while employed by the Company.

     o    Acceptance  of gifts,  payment,  or services  from those seeking to do business with the Company.

     o    Placement of business  with a firm owned or  controlled by an officer, director or employee or his/her family.

     o    Ownership  of,  or  substantial  interest  in,  a  company  that  is a competitor, client or supplier.

     o    Acting as a consultant to the Company, customer, client or supplier.

     o    Seeking the  services or advice of an  accountant  or attorney who has provided services to the Company.

Officers,  Directors and employees are under a continuing obligation to disclose any  situation  that  presents  the  possibility  of a conflict or  disparity of interest between the officer,  director or employee and the Company.  Disclosure of any potential  conflict is the key to remaining in full  compliance with this policy.

Compete Ethically and Fairly for Business Opportunities

We must comply with the laws and regulations  that pertain to the acquisition of goods and  services.  We will  compete  fairly and  ethically  for all  business opportunities.  In  circumstances  where  there is  reason to  believe  that the release or receipt of non-public information is unauthorized,  do not attempt to obtain and do not accept such information from any source.

If you are  involved  in  Company  transactions,  you must be  certain  that all statements, communications, and representations are accurate and truthful.

Avoid Illegal and Questionable Gifts or Favors

The sale and  marketing of our products and services  should always be free from even the perception that favorable treatment was sought,  received,  or given in exchange  for the  furnishing  or  receipt  of  business  courtesies.  Officers,
Directors  and  employees of the Company  will neither give nor accept  business courtesies that  constitute,  or could be reasonably  perceived as constituting, unfair business inducements or that would violate law, regulation or policies of the  Company,  or could  cause  embarrassment  to or reflect  negatively  on the
Company's reputation.

Maintain the Integrity of Consultants, Agents, and Representatives

Business  integrity is a key standard for the  selection  and retention of those who represent the Company. Agents,  representatives and consultants must certify their willingness to comply with the Company's  policies and procedures and must never be retained to  circumvent  our values and  principles.  Paying  bribes or kickbacks, engaging in industrial espionage, obtaining the proprietary data of a third party without  authority,  or gaining inside  information or influence are just a few examples of what could give us an unfair  competitive  advantage  and could result in violations of law.

Protect Proprietary Information

Proprietary  Company  information  may not be disclosed to anyone without proper authorization. Keep proprietary documents protected and secure. In the course of normal business activities,  suppliers,  customers and competitors may sometimes divulge to you information that is proprietary to their business.  Respect these confidences.

Obtain and Use Company Assets Wisely

Personal use of Company  property  must always be in accordance  with  corporate policy.  Proper  use  of  Company  property,  information  resources,  material, facilities and equipment is your  responsibility.  Use and maintain these assets with the utmost care and respect,  guarding  against waste and abuse,  and never borrow or remove Company property without management's permission.

Follow the Law and Use Common Sense in Political Contributions and Activities

The Company  encourages its employees to become involved in civic affairs and to participate in the political process.  Employees must understand,  however, that their involvement and participation must be on an individual basis, on their own time and at their own  expense.  In the United  States,  federal  law  prohibits corporations  from donating  corporate  funds,  goods, or services,  directly or indirectly,  to candidates for federal offices -- this includes  employees' work time. Local and state laws also govern political contributions and activities as they apply to their respective jurisdictions.

Board Committees

The Company shall establish an Audit Committee empowered to enforce this Code of
Ethics.  The Audit  Committee  will  report to the Board at least once each year regarding  the  general  effectiveness  of the  Company's  Code of  Ethics,  the
Company's controls and reporting procedures and the Company's business conduct.

Disciplinary Measures

The Company shall  consistently  enforce its Code of Ethics and Business Conduct through  appropriate  means  of  discipline.  Violations  of the  Code  shall be promptly reported to the Audit Committee.  Pursuant to procedures adopted by it, the Audit Committee shall determine whether violations of the Code have occurred and, if so, shall  determine the  disciplinary  measures to be taken against any employee or agent of the Company who has so violated the Code.

The disciplinary  measures,  which may be invoked at the discretion of the Audit
Committee,  include,  but are  not  limited  to,  counseling,  oral  or  written reprimands, warnings, probation or suspension without pay, demotions, reductions in salary, termination of employment and restitution.

Persons  subject to  disciplinary  measures  shall  include,  in addition to the violator,  others involved in the wrongdoing such as (i) persons who fail to use reasonable care to detect a violation,  (ii) persons who if requested to divulge information  withhold  material  information  regarding a  violation,  and (iii)
supervisors  who  approve  or condone  the  violations  or attempt to  retaliate against employees or agents for reporting violations or violators.

                                         APPENDIX F

                         GOVERNANCE & NOMINATING COMMITTEE CHARTER

ORGANIZATION AND FUNCTIONING

There  shall be a  committee  of the  Board to be  known as the  Governance  and
Nominating Committee (the "Committee").

1. Composition, Meetings, and Quorum
------------------------------------

The  Committee  shall  be  comprised  of at least  two  Directors  who  shall be appointed  initially by the Board and thereafter by the Board after  considering the recommendation of the Committee.  The Committee shall only include Directors who  satisfy  the  independence  requirements  of the  Securities  and  Exchange
Commission  and AMEX.  The Board shall  designate one member of the Committee as its  Chairman.  Members of the  Committee  shall serve until their  resignation, retirement, removal by the Board or until their successors are appointed.

The  Committee  shall  meet at least two times per each year with  authority  to convene additional meetings as circumstances  require.  The meetings may be held by teleconference with the same authority as in-person  meetings.  A majority of the members of the  Committee  shall  constitute  a quorum of the  Committee.  A majority of the members in attendance  shall decide any question  brought before any meeting of the Committee.  Voting or approval of matters may occur either in person, or via teleconference, facsimile, or electronic mail.

2. Reporting
------------

The Secretary  shall keep minutes of its  proceedings.  The minutes of a meeting shall be approved by the Committee at its next  meeting,  shall be available for review by the entire  Board,  and shall be filed as  permanent  records with the
Secretary of the Company.

At each meeting of the Board following a meeting of the Committee,  the Chairman of the Committee shall report to the full Board on the matters considered at the last meeting of the Committee.

The Committee shall prepare and,  through its Chair,  submit periodic reports of the  Committee's  work and findings to the Board;  the  Committee  shall include recommendations for Board actions when appropriate.

3. Authority
------------

The Committee  shall have the authority to retain special  legal,  accounting or other consultants to advise the Committee. The Committee may request any officer or employee of the Company or any outside  counsel or  consultants  to meet with any members of the Committee.

4. Staff
--------

The Corporate  Secretary,  Assistant  Secretary,  or his or her assistant  shall provide the Committee such staff support as it may require.

STATEMENT OF PURPOSE

The  Committee's   goal  is  to  provide   guidance  to  and  oversight  of  the
Corporation's  governance  and to assure that the  composition,  practices,  and operation of the Board contribute to value creation and effective representation of Teton Corporation's stockholders.

SPECIFIC DUTIES AND RESPONSIBILITIES

The Committee has the following  specific duties,  in addition to any additional similar  matters which may be referred to the Committee from time to time by the full Board or the Chairman or which the Committee raises on its own initiative:

1. Recommend Nominees for Election as Directors
-----------------------------------------------

The Committee  shall  recommend to the Board the Director  nominees for the next annual meeting of  stockholders  and persons to fill vacancies in the Board that occur between meetings of stockholders. In carrying out this responsibility, the
Committee shall:

(a)  Establish  qualifications,  desired background,  and selection criteria for members of the Board in accordance with relevant law and AMEX rules.
(b)  Consider nominees submitted to the Board by stockholders; and
(c)  Prior to  recommending a nominee for election,  determine that the election of the nominee as a Director  would  effectively  further the  policies set forth in the Governance Guidelines.

The Committee  shall have the sole  authority to retain and terminate any search firm used to  identify  director  candidates  and shall have sole  authority  to approve such search firm's fees and other retention  terms.  The Committee shall also have  authority to obtain advice and  assistance  from internal or external legal, accounting or other advisors.

2. Recommend Appointments to Board Committees
---------------------------------------------

The Committee shall annually evaluate and make recommendations to the full Board concerning  the number and  accountability  of Board  Committees,  and Committee assignments to the Board the Directors. The Committee shall consider the desired qualifications  for  membership  on  each  Committee,  the  availability  of the
Director to meet the time  commitment  required for membership on the particular committee and the extent to which there should be a policy of periodic  rotation of Committee members.

3. Monitor and Evaluate Governance Guidelines and Committee Charter
-------------------------------------------------------------------

The  Committee  shall review and reassess the adequacy of this Charter  annually and  recommend  any proposed  changes to the Board for  approval.  The Committee shall annually review the Governance Guidelines for the purposes of: Determining whether the Guidelines are being effectively adhered to and implemented;  Ensure that the Guidelines are  appropriate  for the Company and comply with applicable laws, regulations and listing standards;  and Recommending any desirable changes in the  Guidelines  to the Board.  The  Committee  shall  monitor  and  evaluate annually how effectively the Board and the Company have implemented the policies and principles of the governance  guidelines.  In addition,  the Committee shall consider  any other  corporate  governance  issues that may arise,  from time to time, and develop appropriate recommendations to the Board.

BOARD OF DIRECTORS

Guidelines for Selection of Director Nominees

To discharge its duties in identifying and evaluating Directors for selection to the  Board  and  its  committees,  the  Committee  shall  evaluate  the  overall composition of the Board as well as the qualifications of each candidate. In its evaluation  process,  the  Committee  shall  take  into  account  the  following guidelines:

Criteria:
--------

1. Decisions for nominating candidates shall be based on merit,  qualifications, performance,  competency,  and the corporation's business needs and shall comply with the corporation's anti-discrimination policies and federal, state and local laws.

2. A majority of the entire Board shall be composed of independent Directors, as defined by the Securities and Exchange Commission and AMEX.

3.  The  composition  of the  entire  Board  shall be taken  into  account  when evaluating  individual  Directors,  including:  the diversity of experience  and background represented on the Board; the need for financial, business, academic, public and other expertise on the Board and its  committees;  and the desire for
Directors  working   cooperatively  to  represent  the  best  interests  of  the corporation, its stockholders and employees.

4.  Candidates  shall be  individuals of the highest  professional  and personal ethics and values and who  possess  significant  experience  or skills that will benefit the corporation and assist in discharging their duties as Directors.

5.  Candidates  shall be free of conflicts of interest that would interfere with their  ability to  discharge  their  duties as a director  or would  violate any applicable law or regulation.

6. Candidates shall be willing and able to devote sufficient time to effectively carry out their duties; their service on other boards of public companies should be limited to a reasonable number.

7.  Candidates  shall have the desire to represent and evaluate the interests of the corporation as a whole.

8. In conducting this assessment, the Committee considers diversity, age, skill, and such other  factors as it deems  appropriate  given the current needs of the
Board and the  Company,  to  maintain a balance of  knowledge,  experience,  and capability.

9. Any other criteria as determined by the Committee.

[PRELIMINARY COPY]
PROXY                                                                         PROXY

                                  TETON PETROLEUM COMPANY

                    PROXY FOR ANNUAL MEETING TO BE HELD ON JULY __, 2004
                THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned  hereby appoints H. Howard Cooper,  as proxy,  with the power to appoint his substitute,  to represent and to vote all the shares of Common Stock of Teton  Petroleum  Company (the  "Company"),  which the  undersigned  would be entitled to vote, at the Company's  Annual Meeting of Stockholders to be held on
July  __,  2004  and at any  adjournments  thereof,  subject  to the  directions indicated on the reverse side hereof.

In their discretion,  the proxy is authorized to vote upon any other matter that may properly come before the meeting or any adjournments thereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE  SPECIFICATIONS  MADE, BUT IF NO
CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES
AND FOR THE PROPOSALS LISTED ON THE REVERSE SIDE.

IMPORTANT--This proxy must be signed and dated on the reverse side.

THIS IS YOUR PROXY
YOUR VOTE IS IMPORTANT!

Dear Stockholder:

We cordially  invite you to attend the Annual Meeting of  Stockholders  of Teton
Petroleum  Company  to be held at The  Pinnacle  Club,  located at 555 17th St.,
Suite 3700, Denver, Colorado 80202 on July __, 2004 at 9:30 AM (local time).

Please read the Proxy Statement which describes the proposals and presents other important information,  and complete, sign and return your proxy promptly in the enclosed envelope.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL

1. Election of Directors   --      For      Withhold
      Nominees:
---------------

      H. Howard Cooper              [_]      [_]
      Thomas F. Conroy              [_]      [_]
      Karl F. Arleth                [_]      [_]
      James F. Woodcock             [_]      [_]
      John T. Connor, Jr.           [_]      [_]

(Except nominee(s) written above)

                                                For       Against        Abstain
2. To consider and act upon a proposal          [_]       [_]            [_]
to ratify the Board's selection of Ehrhardt
Keefe Steiner & Hottman PC as the
Company's independent auditors
for the fiscal year ending December 31, 2004

3. To approve the sale of the Company's         [_]       [_]            [_]
indirect equity interest in the Siberian-Texan Joint
Stock Company Goloil ("Goloil"), which
constitutes substantially all of the Company's
assets within the meaning of Section 271 of
the Delaware General Corporation Law,
to the Open-Joint Stock Oil and Gas
Company RussNeft ("RussNeft"), the owner
of the remaining interests in Goloil;
all as set forth in the Share Sale and Purchase Contract
dated April 20, 2004, between Goltech Petroleum LLC,
our wholly owned subsidiary and 35.30% owner of
Goloil, and RussNeft.

4. To approve the issuance of common stock      [_]       [_]            [_]
or securities convertible into or exercisable for
common stock (which may be issuable, exercisable
or convertible below the then current market value
of the common stock) which could result in an increase
in outstanding shares of common stock of 20% or more.

5. To approve the 2004 Non-Employee Stock       [_]       [_]            [_]
Compensation Plan

6. To transact such other business              [_]       [_]            [_]
as may properly come before the Annual Meeting
and any adjournment or postponement thereof.

Dated:________________, 2004

Signature
--------------------------------------------------------------------------------

Name (printed)
--------------------------------------------------------------------------------

Title
--------------------------------------------------------------------------------
Important: Please sign exactly as name appears on this proxy. When signing as attorney, executor, trustee, guardian, corporate officer, etc., please indicate full title.
--------------------------------------------------------------------------------
FOLD AND DETACH HERE

                               VOTE BY TELEPHONE OR INTERNET
                                QUICK *** EASY *** IMMEDIATE

TETON PETROLEUM COMPANY

o    You can now vote your shares  electronically  through  the  Internet or the telephone.
o    This eliminates the need to return the proxy card.
o    Your  electronic  vote  authorizes the named proxies to vote your shares in the same  manner as if you marked,  signed,  dated and  returned  the proxy card.

TO VOTE YOUR PROXY BY INTERNET
www.

Have your  proxy card in hand when you  access  the above  website.  You will be prompted to enter the company number,  proxy number and account number to create an electronic ballot. Follow the prompts to vote your shares.

TO VOTE YOUR PROXY BY MAIL

Mark,  sign and date your  proxy  card  above,  detach  it and  return it in the postage-paid envelope provided.

TO VOTE YOUR PROXY BY PHONE
1-800-XXX-XXXX

Use any  touch-tone  telephone to vote your proxy.  Have your proxy card in hand when you call.  You will be prompted to enter the company  number,  proxy number and account number. Follow the voting instructions to vote your shares.

                PLEASE DO NOT RETURN THE ABOVE CARD IF VOTING ELECTRONICALLY